EXECUTION VERSION

CREDIT AGREEMENT

Dated as of January 15, 2004

among

PLUM CREEK TIMBERLANDS, L.P.,

as the Borrower,

BANK OF AMERICA, N.A.,
as Administrative Agent, Swing Line Lender and L/C Issuer,

THE BANK OF TOKYO-MITSUBISHI, LTD., SEATTLE BRANCH,
as Syndication Agent,

NORTHWEST FARM CREDIT SERVICES, PCA,
THE BANK OF NOVA SCOTIA,
SUNTRUST BANK

and

COOPERATIEVE CENTRALE RAIFFEISEN-BOERENLEENBANK B.A.,
“RABOBANK INTERNATIONAL”, NEW YORK BRANCH,
as Documentation Agents,

and

THE OTHER LENDERS PARTY HERETO

BANC OF AMERICA SECURITIES LLC,
as
Sole Lead Arranger and Sole Book Manager

SCHEDULES
Schedule 1.01(A)	Existing Letters of Credit
Schedule 1.01(B)	Corporate Investment Policy
Schedule 2.01	Commitments and Pro Rata Shares
Schedule 5.07	Plans
Schedule 5.12	Environmental Matters
Schedule 5.18	Subsidiaries and Other Equity Investments
Schedule 5.22	Changes, Etc.
Schedule 7.01	Permitted Liens
Schedule 7.04	Permitted Investments
Schedule 10.02	Administrative Agent's Office, Certain Addresses for Notices

EXHIBITS
Exhibit A	Form of Committed Loan Notice
Exhibit B	Form of Swing Line Loan Notice
Exhibit C	Form of Legal Opinion of Counsel for the Borrower
Exhibit D	Form of Compliance Certificate
Exhibit E	Form of Assignment and Assumption Agreement
Exhibit F	Form of Note

CREDIT AGREEMENT

        This CREDIT AGREEMENT (this “Agreement”) is dated and entered into as of January 15, 2004, among PLUM CREEK TIMBERLANDS, L.P., a Delaware limited partnership (the “Borrower”), each lender from time to time party hereto (collectively, the “Lenders” and individually, a “Lender”), and BANK OF AMERICA, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer.

        WHEREAS, the Borrower has requested that the Lenders provide a revolving credit facility, and the Lenders are willing to do so on the terms and conditions set forth herein.

        NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:

ARTICLE I.
DEFINITIONS AND ACCOUNTING TERMS

        1.01 Defined Terms.

        As used in this Agreement, the following terms shall have the meanings set forth below:

        “Administrative Agent” means Bank of America in its capacity as administrative agent under any of the Loan Documents, or any successor administrative agent.

        “Administrative Agent’s Office” means the Administrative Agent’s address and, as appropriate, account as set forth on Schedule 10.02, or such other address or account as the Administrative Agent may from time to time notify the Borrower and the Lenders.

        “Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.

        “Affiliate” means, with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified. “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto. Without limiting the generality of the foregoing, a Person shall be deemed to be Controlled by another Person if such other Person possesses, directly or indirectly, power to vote five percent (5%) or more of the securities having ordinary voting power for the election of directors, managing general partners or the equivalent. Notwithstanding the foregoing, no Lender shall be deemed an “Affiliate” of the Borrower or of any Subsidiary of the Borrower.

        “Agent-Related Persons” means the Administrative Agent, together with its Affiliates (including, in the case of Bank of America in its capacity as the Administrative Agent, the Arranger), and the officers, directors, employees, agents and attorneys-in-fact of such Persons and Affiliates.

        “Aggregate Commitments” means the Commitments of all the Lenders.

      “Agreement” means this Credit Agreement.

        “Applicable Rate” means the percentage per annum specified below opposite the Pricing Leverage Ratio (which ratio shall be calculated on a rolling four quarter basis for the relevant fiscal quarter and in reliance on the financial reports received by the Administrative Agent pursuant to Sections 6.01(a), the most recent financial reports received by the Administrative Agent pursuant to Section 6.01(c) and the most recent Compliance Certificate received by the Administrative Agent pursuant to Section 6.02(b)).

PRICING LEVEL	PRICING LEVERAGE RATIO AT END OF FISCAL QUARTER	APPLICABLE RATE
		Eurodollar Rate	Base Rate

Pricing Level 1	Greater than or equal to 4.25	1.275%	0.275%

Pricing Level 2	Less than 4.25 but greater than or equal to 3.50	1.000%	0.000%

Pricing Level 3	Less than 3.50 but greater than or equal to 2.75	0.800%	0.000%

Pricing Level 4	Less than 2.75 but greater than or equal to 2.00	0.700%	0.000%

Pricing Level 5	Less than 2.00	0.600%	0.000%

        Any increase or decrease in the Applicable Rate resulting from a change in the Pricing Leverage Ratio shall become effective as of the fifth Business Day immediately following the date a Compliance Certificate is delivered pursuant to Section 6.02(b); provided, however that, if a Compliance Certificate is not delivered when due in accordance with Section 6.02(b), then Pricing Level 1 shall become effective and apply as of the first Business Day after the date on which such Compliance Certificate was required to have been delivered; provided, further, however, if such Compliance Certificate is subsequently delivered and such Compliance Certificate shows a decrease in the Applicable Rate resulting from a change in the Pricing Leverage Ratio, which thereby results in a pricing level lower than Pricing Level 1, then the Pricing Level indicated by such Compliance Certificate shall become effective and apply as of the fifth Business Day after the delivery of such Compliance Certificate. The Applicable Rate in effect from the Closing Date through March 31, 2004 shall be determined based upon Pricing Level 2.

        “Approved Fund” has the meaning specified in Section 10.07(g).

        “Arranger” means Banc of America Securities LLC, in its capacity as sole lead arranger and sole book manager.

        “Asset Sales” means any sale or disposition of Properties (other than inventory in the Ordinary Course of Business) of the Borrower, any of its Subsidiaries or any other Person in which the Borrower holds an equity or other ownership interest, by the Borrower, such Subsidiary or such other Person.

        “Assignment and Assumption Agreement” means an Assignment and Assumption Agreement substantially in the form of Exhibit E.

        “Attorney Costs” means and includes all fees, expenses and disbursements of any law firm or other external counsel and, without duplication, if in the case of any particular matter where a law firm or other external counsel is not retained with respect to such particular matter, the allocated cost of internal legal services and all expenses and disbursements of internal counsel.

        “Auto-Renewal Letter of Credit” has the meaning specified in Section 2.03(b)(iii).

        “Audited Financial Statements” means the audited consolidated balance sheet of the Borrower and its Subsidiaries for the fiscal year ended December 31, 2002, and the related consolidated statements of income or operations, shareholders’ equity and cash flows for such fiscal year of the Borrower and its Subsidiaries, including the notes thereto.

        “Available Cash” means, with respect to any calendar quarter, (i) the sum of:

(a) the Borrower’s net income (or net loss) (excluding gain on the sale of any Capital Asset) for such quarter,

(b) the amount of depletion, depreciation, amortization and other noncash charges utilized in determining net income of the Borrower for such quarter,

(c) the amount of any reduction in reserves of the Borrower of the types referred to in clause (ii)(d) below,

(d) proceeds received by the Borrower from the sale of Designated Acres,

    (e)        any Cash from Capital Transactions received by the Borrower during such quarter in specific contemplation that such Cash from Capital Transactions will be used to refund or refinance any payment of Indebtedness of the type specified in clause (ii)(a) below which was made in either of the two immediately preceding quarters,

    (f)        other Cash from Capital Transactions received by the Borrower during the relevant quarter up to an aggregate amount equal to $157,000,000 for all calendar quarters, commencing with the calendar quarter that ended December 31, 2003, less the aggregate amounts of such $157,000,000 utilized in the calculation of Available Cash for the previous calendar quarters; and

    (g)        without duplication in respect of clauses (i)(e) and (i)(f) above, in the event of any Asset Sale, an amount equal to that portion of the Net Proceeds received from such sale that was applied to the repayment of the Qualified Debt in accordance with Section 2.05(b)(ii) or Section 7.02(i) but not to exceed an amount equal to 50% of the Net Proceeds received from such sale; provided, that, the cumulative increase to Available Cash pursuant to this clause (i)(g) (after giving effect to any current increase in respect thereof) with respect to any Asset Sale shall not exceed, in any event, an amount equal to the Net Proceeds from such Asset Sale less the cumulative amount of such Net Proceeds applied to the repayment of Qualified Debt and to the purchase of productive assets in accordance with Section 2.05(b)(ii) or Section 7.02(i);

        less (ii) the sum of:

    (a)        all payments of principal on Indebtedness made by the Borrower in such quarter (excluding any payments of principal on Indebtedness made with Cash from Capital Transactions received by the Borrower during such quarter or, to the extent such Cash from Capital Transactions remains available, received by the Borrower during the four immediately preceding quarters),

    (b)        capital expenditures made by the Borrower during such quarter (excluding any capital expenditures for such quarter made with Cash from Capital Transactions received by the Borrower during such quarter or, to the extent such Cash from Capital Transactions remains available, received by the Borrower during the four immediately preceding quarters, and capital expenditures which the General Partner reasonably anticipates will be financed with Cash from Capital Transactions within 90 days from the end of such quarter),

    (c)        the amount of any capital expenditures made by the Borrower in a prior quarter which was anticipated would be financed from Cash from Capital Transactions but which have not been financed from such source within 90 days from the end of such quarter,

    (d)        the amount of any reserves of the Borrower established during such quarter which are necessary or appropriate (1) to provide funds for the future payment of items of the types specified in clauses (ii)(a) and (ii)(b) above, (2) to provide additional working capital, (3) to provide funds for cash distributions with respect to any one or more of the next four quarters, or (4) to provide funds for the future payment of interest in an amount equal to the interest to be accrued in the next quarter,

(e) the amount of any noncash items of income utilized in determining net income of the Borrower for such quarter,

    (f)        the amount of any Investments in the form of cash or cash equivalents (other than guarantees, contingent liabilities or endorsements, except to the extent payments are actually made under such guarantees, contingent liabilities or endorsements) made by the Borrower during such quarter pursuant to Section 7.04(a), (h) or (i) (or, in the case of any Subsidiary, Investments in the form of cash or cash equivalents (other than guarantees, contingent liabilities or endorsements, except to the extent payments are actually made under such guarantees, contingent liabilities or endorsements) of similar type) to the extent not included in capital expenditures or payments on principal on Indebtedness made by the Borrower during such quarter (excluding any such Investments for such quarter made with Cash from Capital Transactions received by the Borrower during such quarter or, to the extent such Cash from Capital Transactions remains available, received by the Borrower during the four immediately preceding quarters, and Investments which the General Partner reasonably anticipates will be financed with Cash from Capital Transactions within 90 days from the end of such quarter), and

    (g)        the amount of any Investments (other than guarantees, contingent liabilities or endorsements, except to the extent payments are actually made under such guarantees, contingent liabilities or endorsements) made by the Borrower in a prior quarter pursuant to Section 7.04(a), (h) or (i) (or in the case of any Subsidiary, Investments (other than guarantees, contingent liabilities or endorsements, except to the extent payments are actually made under such guarantees, contingent liabilities or endorsements) of similar type) to the extent not included in capital expenditures made by the Borrower during such quarter which was anticipated would be financed from Cash from Capital Transactions but which have not been financed from such source within 90 days from the end of such quarter.

        Notwithstanding the foregoing, “Available Cash” shall not take into account any reductions in reserves or disbursements made or reserves established after commencement of the dissolution and liquidation of the Borrower. In determining “Available Cash,” (i) all items under clauses (i)(a), (b), (c), (d), (e), (f) and (g) above and all items under clauses (ii)(a), (b), (c), (d), (e), (f) and (g) above shall be (A) calculated on a consolidated basis with any Subsidiary of the Borrower whose income is accounted for on a consolidated basis with the Borrower and (B) calculated on a consolidated basis with any other Person in which the Borrower directly or indirectly holds an equity or other ownership interest, and, in accordance therewith, “Available Cash” shall include a percentage of each such item of each such Subsidiary or such other Person equal to the Borrower’s percentage ownership interest in such Subsidiary or such other Person; provided, however, that the items under clauses (i)(a), (b), (c), (d), (e), (f) and (g) above shall only be included in Available Cash to the extent that the General Partner determines such amount to be legally available for dividends or distributions to the Borrower of a Subsidiary by such Subsidiary or such other Person; (ii) the amount of net income and the amount of depletion, depreciation, amortization and other noncash charges utilized in determining net income shall be determined, with respect to the Borrower, by the General Partner in accordance with generally accepted accounting principals and, with respect to any Subsidiary or other Person in which the Borrower directly or indirectly holds an equity or other ownership interest, by its Board of Directors (or by such other body or person which has the ultimate management authority of such Subsidiary or such other Person) in accordance with generally accepted accounting principles; (iii) the net income of any Subsidiary or other Person in which the Borrower directly or indirectly holds an equity or other ownership interest shall be determined on an after-tax basis; (iv) the amount of any reductions in, or additions to, reserves for purposes of clauses (i)(c) and (ii)(d) above shall be determined, with respect to the Borrower, by the General Partner in its reasonable good faith judgment and, with respect to any Subsidiary or other Person in which the Borrower directly or indirectly holds an equity or other ownership interest, by its Board of Directors (or by such other body or person which has the ultimate management authority of such Subsidiary or such Person) in its reasonable good faith judgment; and (v) any determination of whether any capital expenditures or Investments are financed, or anticipated to be financed, with Cash from Capital Transactions for purposes of clause (ii)(b) or (ii)(f) above shall be made, with respect to the Borrower, by the General Partner in its reasonable good faith judgment and, with respect to any Subsidiary or other Person in which the Borrower directly or indirectly holds an equity or other ownership interest, by its Board of Directors (or by such other body or person which has the ultimate management authority of such Subsidiary or such Person) in its reasonable good faith judgment.

        Subject to the immediately succeeding sentence, any increase to Available Cash pursuant to clause (i)(g) above shall be made in the calendar quarter in which Qualified Debt is repaid in accordance with such clause (irrespective of the calendar quarter in which the Asset Sale occurred). Notwithstanding the foregoing, the item under clause (i)(g) above shall only be included in the calculation of Available Cash if (A) the Borrower has delivered to the Administrative Agent a Compliance Certificate in the form of Exhibit D for the calendar quarter in which the payment of Qualified Debt in accordance with clause (i)(g) above is made, and (B) the Pricing Leverage Ratio as the last day of such calendar quarter is less than 5.0 to 1.0.

        “Availability Period” means the period from and including the Closing Date to the earliest of (a) the Maturity Date, (b) the date of termination of the Aggregate Commitments pursuant to Section 2.06, and (c) the date of termination of the commitment of each Lender to make Loans and of the obligation of the of the L/C Issuer to make L/C Credit Extensions pursuant to Section 8.02.

        “Bank of America” means Bank of America, N.A., and its successors.

        “Bankruptcy Code” means the Federal Bankruptcy Reform Act of 1978 (11 U.S.C. § 101, et seq.).

        “Base Rate” means for any day a fluctuating rate per annum equal to the higher of (a) the Federal Funds Rate plus 1/2 of 1% and (b) the rate of interest in effect for such day as publicly announced from time to time by Bank of America as its “prime rate.” The “prime rate” is a rate set by Bank of America based upon various factors including Bank of America’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in such rate announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change.

        “Base Rate Committed Loan” means a Committed Loan that is a Base Rate Loan.

        “Base Rate Loan” means a Loan that bears interest based on the Base Rate.

        “Borrower” has the meaning specified in the introductory paragraph hereto.

        “Borrower’s Knowledge” or “Knowledge of the Borrower” means the actual knowledge of any person holding any of the following offices as of the date of determination: (a) President, Chief Executive Officer, any Executive Vice President, Chief Financial Officer, General Counsel, Secretary, Vice President-Human Resources, and Environmental Engineer, and any successor to those offices, such persons being the principal persons employed by the Borrower ultimately responsible for environmental operations and compliance, ERISA and legal matters relating to the Borrower or (b) the Treasurer or any other person having the primary responsibility for the day-to-day administration of, and dealings with the Administrative Agent and the Lenders in connection with, this Agreement.

        “Borrowing” means a Committed Borrowing or a Swing Line Borrowing, as the context may require.

        “Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, the State where the Administrative Agent’s Office is located or the State of New York and, if such day relates to any Eurodollar Rate Loan, means any such day on which dealings in Dollar deposits are conducted by and between banks in the London interbank eurodollar market.

        “Capital Asset” means any asset on the Borrower’s or any Subsidiary’s balance sheet, as the case may be, other than inventory, accounts receivable or any other current asset and assets disposed of in connection with normal retirements or replacements.

        “Capital Expenditure Tranche” has the meaning specified in Section 2.14.

        “Capital Expenditure Tranche Loan” means a Loan allocated by the Borrower to the Capital Expenditure Tranche as provided in Section 2.14.

        “Capital Lease” has the meaning specified in the definition of “Capital Lease Obligations”.

        “Capital Lease Obligations” means all monetary obligations of the Borrower or any of its Subsidiaries under any leasing or similar arrangement which, in accordance with GAAP, is classified as a capital lease (“Capital Lease”).

        “Capital Stock” means any and all shares, interests, participations, units or other equivalents (however designated) of capital stock of a corporation, and any and all equivalent ownership interests in a Person other than a corporation.

        “Capital Transaction” means (a) borrowings and sales of debt securities (other than for working capital purposes and other than for items purchased on open account in the ordinary course of business) by the Borrower, (b) sales of equity interests by the REIT the proceeds of which are contributed to the Borrower, and (c) sales or other voluntary or involuntary dispositions of any assets of the Borrower (other than (i) sales or other dispositions of inventory in the ordinary course of business, (ii) sales or other dispositions of other current assets including receivables and accounts and (iii) sales or other dispositions of assets as a part of normal retirements or replacements), in each case prior to the commencement of the dissolution and liquidation of the Borrower, provided that in determining Cash from Capital Transactions, clauses (a), (b) and (c) above shall include, with respect to each Subsidiary of the Borrower whose income is accounted for on a consolidated basis with the Borrower, a percentage of each such item of such Subsidiary equal to the Borrower’s percentage ownership interest in such Subsidiary.

        “Cash Collateralize” has the meaning specified in Section 2.03(g).

        “Cash from Capital Transactions” means at any date, such amounts of cash as are determined by the General Partner to be cash made available to the Borrower from or by reason of a Capital Transaction.

        “CERCLA” has the meaning specified in the definition of “Environmental Laws”.

        “Change of Control” means, with respect to any Person, an event or series of events by which:

    (a)        any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act, but excluding any employee benefit plan of such person or its subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a person or group shall be deemed to have “beneficial ownership” of all Capital Stock that such person or group has the right to acquire (such right, an “option right”), whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of 30% or more of the Capital Stock of such Person entitled to vote for members of the board of directors or equivalent governing body of such Person on a partially-diluted basis (i.e., taking into account all such securities that such person or group has the right to acquire pursuant to any option right); or

    (b)        during any period of 12 consecutive months, a majority of the members of the board of directors or other equivalent governing body of such Person cease to be composed of individuals (i) who were members of that board or equivalent governing body on the first day of such period, (ii) whose election or nomination to that board or equivalent governing body was approved by individuals referred to in clause (i) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body or (iii) whose election or nomination to that board or other equivalent governing body was approved by individuals referred to in clauses (i) and (ii) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body.

        “Closing Date” means January 15, 2004.

        “Code” means the Internal Revenue Code of 1986.

        “Commitment” means, as to each Lender, its obligation to (a) make Committed Loans to the Borrower pursuant to Section 2.01, (b) purchase participations in L/C Obligations, and (c) purchase participations in Swing Line Loans, in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Lender’s name on Schedule 2.01 or in the Assignment and Assumption Agreement pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement.

        “Committed Borrowing” means a borrowing consisting of simultaneous Committed Loans of the same Type and, in the case of Eurodollar Rate Loans, having the same Interest Period made by each of the Lenders pursuant to Section 2.01.

        “Committed Loan” has the meaning specified in Section 2.01.

        “Committed Loan Notice” means a notice of (a) a Committed Borrowing, (b) a conversion of Committed Loans from one Type to the other, or (c) a continuation of Eurodollar Rate Loans, pursuant to Section 2.02(a), which, if in writing, shall be substantially in the form of Exhibit A.

        “Compensation Period” has the meaning specified in Section 2.12(c)(ii).

        “Compliance Certificate” means a certificate substantially in the form of Exhibit D.

        “Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, undertaking, contract, indenture, mortgage, deed of trust or other instrument, document or agreement to which such Person is a party or by which it or any of its property is bound.

        “Control” has the meaning specified in the definition of “Affiliate”.

        “Controlled Group” means the Borrower and all Persons (whether or not incorporated) under common control or treated as a single employer with the Borrower pursuant to Section 414(b), (c), (m) or (o) of the Code.

        “Credit Extension” means each of the following: (a) a Borrowing; and (b) an L/C Credit Extension.

        “Cunit” means 100 cubic feet of wood.

        “Debtor Relief Laws” means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

        “Debt Proceeds” means the proceeds of Indebtedness permitted by Section 7.05(i), net of customary expenses payable to Persons that are not Affiliates of the Borrower.

        “Default” means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would be an Event of Default.

        “Default Rate” means an interest rate equal to (a) the Base Rate plus (b) the Applicable Rate, if any, applicable to Base Rate Loans plus (c) 2% per annum; provided, however, that with respect to a Eurodollar Rate Loan, the Default Rate shall be an interest rate equal to the interest rate (including any Applicable Rate) otherwise applicable to such Loan plus 2% per annum, in each case to the fullest extent permitted by applicable Laws.

        “Defaulting Lender” means any Lender that (a) has failed to fund any portion of the Committed Loans, participations in L/C Obligations or participations in Swing Line Loans required to be funded by it hereunder within one Business Day of the date required to be funded by it hereunder, (b) has otherwise failed to pay over to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder within one Business Day of the date when due, unless the subject of a good faith dispute, or (c) has been deemed insolvent or become the subject of a bankruptcy or insolvency proceeding.

        “Designated Acres” means up to an aggregate of 815,367 acres, as such number of acres may be adjusted as hereafter provided, owned by the Borrower which (based on the good faith determination of the Responsible Representatives that such acres have at the time such determination is made a higher value as recreational, residential, grazing or agricultural property than for timber production) may be reasonably designated by the General Partner at the time of the sale thereof as constituting Designated Acres. The maximum number of Designated Acres as set forth above shall be adjusted from time to time as follows: (a) upon any acquisition of Timberlands made after September 30, 2003, the maximum number of Designated Acres shall be increased by an amount equal to five percent (5%) of the aggregate acreage of Timberlands so acquired, and (b) upon any disposition or sale of Timberlands (other than a sale of Designated Acres) made after September 30, 2003, the maximum number of Designated Acres shall be decreased by an amount equal to five percent (5%) of the aggregate acreage of Timberlands so disposed or sold; provided, however, in no event may the number of Designated Acres be decreased below the number of Designated Acres previously sold as Designated Acres.

        “Designated Immaterial Subsidiary” means any entity which would otherwise be a Restricted Subsidiary and which at any time is designated by the Borrower as a Designated Immaterial Subsidiary, provided that no such designation of any entity as a Designated Immaterial Subsidiary shall be effective unless (a) at the time of such designation, such entity does not own any shares of stock or Indebtedness of any Restricted Subsidiary which is not simultaneously being designated as a Designated Immaterial Subsidiary, (b) immediately after giving effect to such designation, (i) the Borrower could incur at least $1 of additional Funded Debt pursuant to Section 7.05(i), and (ii) no condition or event shall exist which constitutes an Event of Default or Material Default, and (c) the Borrower is permitted to make the Investment in such entity resulting from such designation pursuant to, and within the limitations specified in, Section 7.04(i), treating the aggregate book value (including equity in retained earnings) of the Investments of the Borrower and its Subsidiaries in such entity immediately prior to such designation as the cost of such Investment, and provided, further, that if at any time all Designated Immaterial Subsidiaries on a consolidated basis would be a “significant subsidiary” (assuming the Borrower is the registrant) within the meaning of Regulation S-X (17 C.F.R. Part 210) the Borrower shall designate one or more Designated Immaterial Subsidiaries which are directly owned by the Borrower and its Restricted Subsidiaries as Restricted Subsidiaries such that the condition in this proviso is no longer applicable and the entities so designated shall no longer be Designated Immaterial Subsidiaries. Any entity which has been designated a Designated Immaterial Subsidiary shall not thereafter become a Restricted Subsidiary except pursuant to a designation required by the last proviso in the preceding sentence, and any Designated Immaterial Subsidiary which has been designated a Restricted Subsidiary pursuant to the last proviso of the preceding sentence shall not thereafter be redesignated as a Designated Immaterial Subsidiary.

        “Dollar” and “$” mean lawful money of the United States.

        “EBITDA” means, for any period, for the Borrower and its Subsidiaries on a consolidated basis, determined in accordance with GAAP, the sum of (a) the net income (or net loss) for such period, plus (b) all amounts treated as expenses for depreciation, depletion and interest and the amortization of intangibles of any kind to the extent included in the determination of such net income (or loss), plus (c) the cost basis for Designated Acres disposed of during such period to the extent such aggregate cost basis, when added to the net income for such period arising from the sale of Designated Acres, does not exceed $200,000,000 for the four quarters then ending, plus (d) all accrued taxes on or measured by income to the extent included in the determination of such net income (or loss), plus or minus, as applicable, (e) in connection with any Timber previously acquired within such period, an amount equal to a good faith estimate of such additional amounts as would be included in clauses (a), (b), (c), or (d) above had such Timber been owned by the Borrower or one of its Subsidiaries for the entirety of such period, as certified (in a certificate containing such detail as the Administrative Agent or the Required Lenders may reasonably request) by a Responsible Officer based upon such Responsible Officer’s good faith estimates of applicable revenues and expenses arising from such Timber and assuming aggregate timber harvests in an amount that does not require application of the proceeds thereof to the purchase of Timber or the repayment of Qualified Debt under Section 7.03; provided, however, that net income (or loss) shall be computed for purposes of computing EBITDA without giving effect to extraordinary losses or extraordinary gains.

        “Eligible Assignee” has the meaning specified in Section 10.07(g).

        “Environmental Claims” means all claims, however asserted, by any Governmental Authority or other Person alleging potential liability or responsibility for violation of any Environmental Law, or for release or injury to the environment or threat to public health, personal injury (including sickness, disease or death), property damage, natural resources damage, or otherwise alleging liability or responsibility for damages (punitive or otherwise), cleanup, removal, remedial or response costs, restitution, civil or criminal penalties, injunctive relief, or other type of relief, resulting from or based upon (a) the presence, placement, discharge, emission or release (including intentional and unintentional, negligent and non-negligent, sudden or non-sudden, accidental or non-accidental placement, spills, leaks, discharges, emissions or releases) of any Hazardous Material at, in, or from Property, whether or not owned by such person, or (b) any other circumstances forming the basis of any violation, or alleged violation, of any Environmental Law.

        “Environmental Laws” means all federal, state or local laws, statutes, common law duties, rules, regulations, ordinances and codes, together with all administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authorities, in each case relating to environmental, health, safety, land use, conservation, and timber harvesting matters; including, but not limited to, the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (“CERCLA”), the Clean Air Act, the Federal Water Pollution Control Act of 1972, the Solid Waste Disposal Act, the Federal Resource Conservation and Recovery Act, the Toxic Substances Control Act, the Emergency Planning and Community Right-to-Know Act.

        “Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Borrower, any other Loan Party or any of their respective Subsidiaries directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

        “Environmental Permits” has the meaning specified in Section 5.12(b).

        “ERISA” means the Employee Retirement Income Security Act of 1974.

        “ERISA Affiliate” means any trade or business (whether or not incorporated) under common control with the Borrower within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).

        “ERISA Event” means (a) a Reportable Event with respect to a Qualified Plan or a Multiemployer Plan; (b) a withdrawal by the Borrower or any ERISA Affiliate from a Qualified Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by the Borrower or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate, the treatment of a Plan amendment as a termination under Section 4041 or 4041A of ERISA or the commencement of proceedings by the PBGC to terminate a Qualified Plan or Multiemployer Plan; (e) a failure by the Borrower or any ERISA Affiliate to make required contributions to a Qualified Plan or Multiemployer Plan; (f) an event or condition which might reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Qualified Plan or Multiemployer Plan; (g) the imposition of any liability under Title IV of ERISA, other than PBGC premiums due but not delinquent under Section 4007 of ERISA, upon the Borrower or any ERISA Affiliate; (h) an application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code with respect to any Plan; (i) a non-exempt prohibited transaction occurs with respect to any Plan for which the Borrower may be directly or indirectly liable; or (j) a violation of the applicable requirements of Section 404 or 405 of ERISA or the exclusive benefit rule under Section 401(a) of the Code by any fiduciary or disqualified person with respect to any Plan for which the Borrower may be directly or indirectly liable.

        “Eurocurrency Liabilities” has the meaning specified in the definition of “Eurodollar Rate”.

        “Eurodollar Base Rate” has the meaning specified in the definition of “Eurodollar Rate”.

        “Eurodollar Rate” means for any Interest Period with respect to any Eurodollar Rate Loan, a rate per annum determined by the Administrative Agent pursuant to the following formula:

Eurodollar Rate =	Eurodollar Base Rate
1.00 - Eurodollar Reserve Percentage

        Where,

        “Eurodollar Base Rate” means, for such Interest Period:

    (a)        the rate per annum equal to the rate determined by the Administrative Agent to be the offered rate that appears on the page of the Telerate screen (or any successor thereto) that displays an average British Bankers Association Interest Settlement Rate for deposits in Dollars (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period, determined as of approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period, or

    (b)        if the rate referenced in the preceding clause (a) does not appear on such page or service or such page or service shall cease to be available, the rate per annum equal to the rate determined by the Administrative Agent to be the offered rate on such other page or other service that displays an average British Bankers Association Interest Settlement Rate for deposits in Dollars (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period, determined as of approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period, or

    (c)        if the rates referenced in the preceding clauses (a) and (b) are not available, the rate per annum determined by the Administrative Agent as the rate of interest at which deposits in Dollars for delivery on the first day of such Interest Period in same day funds in the approximate amount of the Eurodollar Rate Loan being made, continued or converted by Bank of America and with a term equivalent to such Interest Period would be offered by Bank of America’s London branch to major banks in the London interbank eurodollar market at their request at approximately 4:00 p.m. (London time) two Business Days prior to the first day of such Interest Period;

        and where,

“Eurodollar Reserve Percentage” means, for any day during any Interest Period, the reserve percentage (expressed as a decimal, carried out to five decimal places) in effect on such day, whether or not applicable to any Lender, under regulations issued from time to time by the FRB for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) with respect to Eurocurrency funding (currently referred to as “Eurocurrency Liabilities”). The Eurodollar Rate for each outstanding Eurodollar Rate Loan shall be adjusted automatically as of the effective date of any change in the Eurodollar Reserve Percentage.

        “Eurodollar Rate Loan” means a Committed Loan that bears interest at a rate based on the Eurodollar Rate.

        “Eurodollar Reserve Percentage” has the meaning specified in the definition of “Eurodollar Rate”.

        “Event of Default” has the meaning specified in Section 8.01.

        “Exchange Act” means the Securities Exchange Act of 1934.

        “Existing Credit Agreement” means the Credit Agreement, dated as of October 3, 2001, among the Borrower, Bank of America, N.A., as issuing bank, swingline bank and administrative agent, First Union National Bank and The Bank of Tokyo-Mitsubishi, Ltd., Portland Branch, as syndication agents, SunTrust Bank, ScotiaBanc Inc., and Northwest Farm Credit Services, PCA, as documentation agents, and the other financial institutions party thereto, as the same may be amended, amended and restated, supplemented or modified.

        “Existing Letters of Credit” means those letters of credit identified on Schedule1.01(A).

        “Facilities Operating Subsidiaries” means, collectively, Plum Creek Marketing, Inc., a Delaware corporation, Holding, and the New Subsidiaries, and a “Facilities Operating Subsidiary” means any one of them.

        “Facilities Subsidiary” means, collectively, Plum Creek Manufacturing, L.P., a Delaware limited partnership, Plum Creek Marketing, Inc., a Delaware corporation, Holding, the New Subsidiaries, and any other Subsidiary of Plum Creek Manufacturing, L.P. satisfying the requirements of clause (ii) of the definition of Wholly-Owned Subsidiary.

        “Facilities Subsidiary’s Facility” means any credit facility pursuant to which Plum Creek Manufacturing, L.P. may incur Indebtedness for purposes of making capital improvements, additions to, or expansions of, property, plant and equipment of the Facilities Subsidiary or its Subsidiaries which are Restricted Subsidiaries.

        “Facilities Subsidiary’s Revolving Credit Facility” means any credit facility pursuant to which Plum Creek Manufacturing, L.P. or any of its Subsidiaries which is a Restricted Subsidiary may obtain revolving credit, take-down credit, the issuance of standby and payment letters of credit and backup for the issuance of commercial paper.

        “Facility Fee Rate” means the percentage per annum specified below opposite the Pricing Leverage Ratio (which ratio shall be calculated on a rolling four quarter basis for the relevant fiscal quarter and in reliance on the financial reports received by the Administrative Agent pursuant to Sections 6.01(a), the most recent financial reports received by the Administrative Agent pursuant to Section 6.01(c) and the most recent Compliance Certificate received by the Administrative Agent pursuant to Section 6.02(b)).

PRICING LEVEL	PRICING LEVERAGE RATIO AT END OF FISCAL QUARTER	FACILITY FEE RATE

Pricing Level 1	Greater than or equal to 4.25	0.350%

Pricing Level 2	Less than 4.25 but greater than or equal to 3.50	0.250%

Pricing Level 3	Less than 3.50 but greater than or equal to 2.75	0.200%

Pricing Level 4	Less than 2.75 but greater than or equal to 2.00	0.175%

Pricing Level 5	Less than 2.00	0.150%

        Any increase or decrease in the Facility Fee Rate resulting from a change in the Pricing Leverage Ratio shall become effective as of the fifth Business Day immediately following the date a Compliance Certificate is delivered pursuant to Section 6.02(b); provided, however that, if a Compliance Certificate is not delivered when due in accordance with Section 6.02(b), then Pricing Level 1 shall become effective and apply as of the first Business Day after the date on which such Compliance Certificate was required to have been delivered; provided, further, however, if such Compliance Certificate is subsequently delivered and such Compliance Certificate shows a decrease in the Facility Fee Rate resulting from a change in the Pricing Leverage Ratio, which thereby results in a pricing level lower than Pricing Level 1, then the Pricing Level indicated by such Compliance Certificate shall become effective and apply as of the fifth Business Day after the delivery of such Compliance Certificate. The Facility Fee Rate in effect from the Closing Date through March 31, 2004 shall be determined based upon Pricing Level 2.

        “Federal Funds Rate” means, for any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) charged to Bank of America on such day on such transactions as determined by the Administrative Agent.

        “Fee Letter” means the letter agreement, dated November 7, 2003, among the Borrower, the Administrative Agent and the Arranger.

        “Foreign Lender” has the meaning specified in Section 10.15(a)(i).

        “FRB” means the Board of Governors of the Federal Reserve System of the United States.

        “Fund” has the meaning specified in Section 10.07(g).

        “Funded Debt” means, without duplication, any Indebtedness, whether current or long-term, for borrowed money (including Obligations hereunder) and which Indebtedness bears interest.

        “GAAP” means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or such other principles as may be approved by a significant segment of the accounting profession in the United States, that are applicable to the circumstances as of the date of determination, consistently applied.

        “General Partner” means Plum Creek Timber I, L.L.C., a limited liability company organized and existing under the laws of the State of Delaware, and any successor managing general partner of the Borrower.

        “Georgia-Pacific” means Georgia-Pacific Corporation, a Georgia corporation.

        “Governmental Authority” means any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, administrative tribunal, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

        “Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to, or which may form the basis of liability under, any Environmental Law.

        “Harvesting Carryover Amount” has the meaning specified in Section 7.03.

        “Holding” means Plum Creek Manufacturing Holding Company, Inc., a Delaware corporation.

        “Honor Date” has the meaning specified in Section 2.03(c)(i).

        “ICC” has the meaning set forth in Section 2.03(h).

        “Indebtedness” of any Person means, as of any date of determination, without duplication, (a) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services, (b) all amounts owed by such Person to banks or other Persons in respect of reimbursement obligations under letters of credit, surety bonds, banker’s acceptances and other similar instruments guaranteeing payment or other performance of obligations by such Person, (c) all indebtedness for borrowed money or for the deferred purchase price of property or services secured by any Lien on any property owned by such Person, to the extent attributable to such Person’s interest in such property, even though such Person has not assumed or become liable for the payment thereof, (d) lease obligations of such Person which, in accordance with GAAP, should be capitalized, (e) Synthetic Lease Obligations, (f) obligations payable out of the proceeds of production from property of such Person, even though such Person has not assumed or become liable for the payment thereof, (g) the Swap Termination Value with respect to Swap Contracts, and (h) any obligations of any other Person of the type described in the above clauses (a) through (g), inclusive, which are guaranteed or in effect guaranteed by such Person through any agreement (contingent or otherwise) to purchase, repurchase or otherwise acquire such obligation or any security therefor, or to provide funds for the payment or discharge of such obligation (whether in the form of loans, advances, stock purchases, capital contributions or otherwise), or to maintain the solvency or any balance sheet or other financial condition of the obligor of such obligation, or to make payment for any property, securities, products, materials or supplies or for any transportation or services regardless of the non-delivery or nonfurnishing thereof, in any such case if the purpose or intent of such agreement is to provide assurance that such obligation will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such obligation will be protected against loss in respect thereof or to otherwise assure or hold harmless the holder of any primary obligation against loss in respect thereof. The amount of any obligations of the type described in clause (h) of this definition shall be deemed equal to the stated or determinable amount of the primary obligation in respect of which such obligation is made or, if not stated or if not determinable, the maximum reasonably anticipated liability in respect thereof.

        “Indemnified Liabilities” has the meaning set forth in Section 10.05.

        “Indemnitees” has the meaning set forth in Section 10.05.

        “Independent Auditor” has the meaning specified in Section 6.01(a).

        “Ineligible Securities” has the meaning specified in Section 7.07(b).

        “Information” has the meaning specified in Section 10.08(b).

        “Insolvency Proceeding” means (a) any case, action or proceeding before any court or other Governmental Authority relating to bankruptcy, reorganization, insolvency, liquidation, receivership, dissolution, winding-up or relief of debtors, or (b) any general assignment for the benefit of creditors, composition, marshalling of assets for creditors, or other, similar arrangement in respect of its creditors generally or any substantial portion of its creditors; in each case with respect to clauses (a) and (b) above undertaken under U.S. Federal, State or foreign law, including the Bankruptcy Code.

        “Interest Coverage Ratio” means, as measured quarterly on the last day of each fiscal quarter for the four fiscal quarter period then ending, the ratio of

(i) EBITDA

to

    (ii)        the consolidated interest expense (including capitalized interest) of the Borrower and its Subsidiaries for the four fiscal quarter period then ending calculated in accordance with GAAP, plus interest expense that would have been payable during such four fiscal quarters had any Indebtedness incurred during such period for the purpose of acquiring Timber and related assets been incurred at the beginning of such period, based upon the interest rate applicable to such Indebtedness at the end of such period.

        “Interest Payment Date” means, (a) as to any Loan other than a Base Rate Loan, the last day of each Interest Period applicable to such Loan and the Maturity Date; provided, however, that if any Interest Period for a Eurodollar Rate Loan exceeds three months, the respective dates that fall every three months after the beginning of such Interest Period shall also be Interest Payment Dates; and (b) as to any Base Rate Loan (including a Swing Line Loan), the last Business Day of each March, June, September and December and the Maturity Date.

        “Interest Period” means, as to each Eurodollar Rate Loan, the period commencing on the date such Eurodollar Rate Loan is disbursed or converted to or continued as a Eurodollar Rate Loan and ending on the date that is one week or one, two, three or six months thereafter, as selected by the Borrower in its Committed Loan Notice; provided that:

    (i)        any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;

    (ii)        any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

(iii) no Interest Period shall extend beyond the Maturity Date.

        “Investment Policy” means the Corporate Investment Policy of the Borrower, as it existed on April 5, 1993 and as attached hereto as Schedule 1.01(B) (without giving effect to any later amendments thereto).

        “Investments” has the meaning specified in Section 7.04.

        “Joint Venture” means a partnership, joint venture or other similar legal arrangement (whether created pursuant to contract or conducted through a separate legal entity) now or hereafter formed by the Borrower or any of its Restricted Subsidiaries with another Person in order to conduct a common venture or enterprise with such Person.

        “IRS” means the United States Internal Revenue Service.

        “Laws” means, collectively, all international, foreign, Federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.

        “L/C Advance” means, with respect to each Lender, such Lender’s funding of its participation in any L/C Borrowing in accordance with its Pro Rata Share.

        “L/C Borrowing” means an extension of credit resulting from a drawing under any Letter of Credit which has not been reimbursed on the date when made or refinanced as a Committed Borrowing.

        “L/C Credit Extension” means, with respect to any Letter of Credit, the issuance thereof or extension of the expiry date thereof, or the renewal or increase of the amount thereof.

        “L/C Issuer” means Bank of America in its capacity as issuer of Letters of Credit hereunder, or any successor issuer of Letters of Credit hereunder.

        “L/C Obligations” means, as at any date of determination, the aggregate undrawn amount of all outstanding Letters of Credit plus the aggregate of all Unreimbursed Amounts, including all L/C Borrowings.

        “L/C-Related Documents” means the Letters of Credit, the Letter of Credit Applications, and any other document relating to any Letter of Credit, including the L/C Issuer’s standard form documents for letter of credit issuances.

        “Lender” has the meaning specified in the introductory paragraph hereto and, as the context requires, includes the L/C Issuer and the Swing Line Lender.

        “Lending Office” means, as to any Lender, the office or offices of such Lender described as such in such Lender’s Administrative Questionnaire, or such other office or offices as a Lender may from time to time notify the Borrower and the Administrative Agent.

        “Letter of Credit” means any letter of credit issued hereunder and shall include the Existing Letters of Credit. A Letter of Credit shall be a standby letter of credit.

        “Letter of Credit Application” means an application and agreement for the issuance or amendment of a Letter of Credit in the form from time to time in use by the L/C Issuer.

        “Letter of Credit Expiration Date” means the day that is seven days prior to the Maturity Date then in effect (or, if such day is not a Business Day, the next preceding Business Day).

        “Letter of Credit Rate” means the percentage per annum specified below opposite the Pricing Leverage Ratio (which ratio shall be calculated on a rolling four quarter basis for the relevant fiscal quarter and in reliance on the financial reports received by the Administrative Agent pursuant to Sections 6.01(a), the most recent financial reports received by the Administrative Agent pursuant to Section 6.01(c) and the most recent Compliance Certificate received by the Administrative Agent pursuant to Section 6.02(b)).

PRICING LEVEL	PRICING LEVERAGE RATIO AT END OF FISCAL QUARTER	LETTER OF CREDIT RATE

Pricing Level 1	Greater than or equal to 4.25	1.275%

Pricing Level 2	Less than 4.25 but greater than or equal to 3.50	1.000%

Pricing Level 3	Less than 3.50 but greater than or equal to 2.75	0.800%

Pricing Level 4	Less than 2.75 but greater than or equal to 2.00	0.700%

Pricing Level 5	Less than 2.00	0.600%

        Any increase or decrease in the Letter of Credit Rate resulting from a change in the Pricing Leverage Ratio shall become effective as of the fifth Business Day immediately following the date a Compliance Certificate is delivered pursuant to Section 6.02(b); provided, however that, if a Compliance Certificate is not delivered when due in accordance with Section 6.02(b), then Pricing Level 1 shall become effective and apply as of the first Business Day after the date on which such Compliance Certificate was required to have been delivered; provided, further, however, if such Compliance Certificate is subsequently delivered and such Compliance Certificate shows a decrease in the Letter of Credit Rate resulting from a change in the Pricing Leverage Ratio, which thereby results in a pricing level lower than Pricing Level 1, then the Pricing Level indicated by such Compliance Certificate shall become effective and apply as of the fifth Business Day after the delivery of such Compliance Certificate. The Letter of Credit Rate in effect from the Closing Date through March 31, 2004 shall be determined based upon Pricing Level 2.

        “Letter of Credit Sublimit” means an amount equal to fifty million Dollars ($50,000,000). The Letter of Credit Sublimit is part of, and not in addition to, the Aggregate Commitments.

        “Lien” means any mortgage, pledge, security interest, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), preference, priority or charge of any kind or nature whatsoever, or any preferential arrangement of any kind or nature whatsoever in respect of or affecting any Property (including any conditional sale or other title retention agreement, and any financing lease having substantially the same economic effect as any of the foregoing), but not including the interest of a lessor under an Operating Lease.

        “Loan” means an extension of credit by a Lender to the Borrower under Article II in the form of a Committed Loan or a Swing Line Loan.

        “Loan Documents” means, collectively, this Agreement, the Subsidiary Assumption Agreements, each Note, the L/C Related Documents, and all other documents delivered to the Administrative Agent in connection herewith and therewith, and the Fee Letter.

        “Loan Parties” means, collectively, the Borrower and each of the Borrower’s Subsidiaries which is a party to any Loan Document; and each, a “Loan Party”.

        “Manufacturing Entities” has the meaning specified in Section 7.14.

        “Margin Stock” means “margin stock” as such term is defined in Regulation T, U or X of the FRB.

        “Material Adverse Effect” means (a) a material adverse change in, or a material adverse effect upon, any of the operations, business, properties, condition (financial or otherwise) or prospects of the Borrower or the Borrower and its Subsidiaries taken as a whole; (b) a material impairment of the ability of the Borrower or any other Loan Party to perform under any Loan Document and avoid any Event of Default; or (c) a material adverse effect upon the legality, validity, binding effect or enforceability of any Loan Document.

        “Material Default” means any continuing Default as to which a written notice of such Default (which notice has not been rescinded) shall have been received by the Borrower, the General Partner or the REIT from the Administrative Agent or any Lender, or any continuing Event of Default.

        “Maturity Date” means January 15, 2009.

        “Maximum Leverage Ratio” has the meaning specified in Section 7.19.

        “Maximum Pro Forma Annual Interest Charges” means, as of any date, the highest total amount payable during any period of four consecutive fiscal quarters, commencing with the fiscal quarter in which such date occurs and ending with the fiscal quarter in which the Maturity Date occurs, by the Borrower and its Restricted Subsidiaries on a consolidated basis, after eliminating all intercompany transactions, in respect of interest charges ((a) including amortization of debt discount and expense and imputed interest on Capital Lease Obligations and on other obligations included in Indebtedness which do not have stated interest, (b) assuming, in the case of fluctuating interest rates which cannot be determined in advance, that the rate in effect on such date will remain in effect throughout such period, and (c) treating the principal amount of all Indebtedness outstanding as of such date under a revolving credit or similar agreement as maturing and becoming due and payable on the scheduled maturity date thereof, without regard to any provision permitting such maturity date to be extended) on all Indebtedness of the Borrower and its Restricted Subsidiaries outstanding on such date (excluding the Mortgage Note Guarantee and the guarantees of the Facilities Subsidiary’s Facility and the Facilities Subsidiary’s Revolving Credit Facility but including, to the extent not already included, all other Indebtedness outstanding on such date which is guaranteed or in effect guaranteed by the Borrower or any Restricted Subsidiaries), after giving effect to any Indebtedness proposed to be created on such date and to the concurrent retirement of any other Indebtedness.

        “Maximum Rate” has the meaning specified in Section 10.10.

        “MCCF” means one thousand Cunits.

        “Measurement Period” has the meaning specified in the definition of “Pro Forma Free Cash Flow”.

        “Member” has the meaning specified in the Tax Matters Agreement.

        “Merger” means, collectively, the merger of each Spinco with and into the REIT as provided in the Merger Agreement.

        “Merger Agreement” means the Agreement and Plan of Merger dated as of July 18, 2000, among Georgia-Pacific, each of the Spincos, and the REIT, as amended by Amendment No. 1 to Agreement and Plan of Merger, dated as of June 12, 2001.

        “Mortgage Note Agreement” means the Mortgage Note Agreement, dated as of May 31, 1989, providing for the issuance and sale by Plum Creek Manufacturing, L.P. of its 11 1/8% First Mortgage Notes to the purchasers listed in the schedule of purchasers attached thereto, as amended by (a) the Mortgage Note Agreement Amendment, Consent and Waiver dated as of January 1, 1991, (b) the letter agreement dated April 22, 1993, (c) the Mortgage Note Agreement Amendment dated as of September 1, 1993, (d) the Mortgage Note Agreement Amendment dated as of May 20, 1994, (e) the Amendment to Mortgage Note Agreement dated as of June 15, 1995, (f) the Mortgage Note Agreements Amendment dated as of May 31, 1996, (g) the Mortgage Note Agreements Amendment dated as of April 15, 1997, (h) the Mortgage Note Agreements Amendment dated as of January 15, 1999, (i) the Mortgage Note Agreements Amendment dated as of October 5, 2001, and (j) the Mortgage Note Agreements Amendment dated as of December 19, 2002.

        “Mortgage Note Guarantee” means the guarantee in paragraph 7 of the Mortgage Note Agreement.

        “Mortgage Notes” means the 11 1/8% First Mortgage Notes of the Plum Creek Manufacturing, L.P. issued and sold pursuant to the Mortgage Note Agreement.

        “Multiemployer Plan” means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which the Borrower or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding five plan years, has made or been obligated to make contributions.

        “Net Proceeds” means proceeds in cash as and when received by the Person making a sale or dispostion of Property, net of: (a) the direct costs relating to such sale excluding amounts payable to the Borrower, any Affiliate of the Borrower or any other Person in which the Borrower holds an equity or other ownership interest, (b) sale, use or other transaction taxes paid or payable as a result thereof, and (c) amounts required to be applied to repay principal, interest and prepayment premiums and penalties on Indebtedness secured by a Lien on the asset which is the subject of such disposition.

        “New Subsidiaries” means, collectively, Plum Creek Northwest Lumber, Inc., a Delaware corporation, Plum Creek Northwest Plywood, Inc., a Delaware corporation, Plum Creek MDF, Inc., a Delaware corporation, and Plum Creek Southern Lumber, Inc., a Delaware corporation, and “New Subsidiary” means any one of them.

        “1989 Notes” means the senior promissory notes in the aggregate principal amount of $165,000,000 issued and sold pursuant to the 1989 Senior Note Agreement.

        “1989 Senior Note Agreement” means the Senior Note Agreement dated as of May 31, 1989, providing for the issuance and sale by the Borrower of the 1989 Notes to the purchasers listed in the schedule of purchasers attached thereto, as amended by (a) the Senior Note Agreement Amendment, Consent and Waiver dated as of January 1, 1991, (b) the letter agreement dated April 22, 1993, (c) the Senior Note Agreement Amendment dated as of September 1, 1993, (d) the Senior Note Agreement Amendment dated as of May 20, 1994, (e) the Senior Note Agreements Amendment dated as of May 31, 1996, (f) the Senior Note Agreements Amendment dated as of April 15, 1997, (g) the Senior Note Agreements Amendment dated as of January 15, 1999, (h) the Senior Note Agreement Amendment dated as of October 5, 2001, and (i) the Senior Note Agreement Amendment dated as of December 19, 2002.

        “1994 Notes” means the 8.73% Senior Notes due August 1, 2009 in the aggregate principal amount of $150,000,000 issued and sold pursuant to the 1994 Senior Note Agreement.

        “1994 Senior Note Agreement” means the Senior Note Agreement dated as of August 1, 1994 providing for the issuance and sale by the Borrower of the 1994 Notes to the purchasers listed in the schedule of purchasers attached thereto, as amended by (a) the Senior Note Agreement Amendment dated as of October 15, 1995, (b) the Senior Note Agreements Amendment dated as of May 31, 1996, (c) the Senior Note Agreements Amendment dated as of April 15, 1997, (d) the Senior Note Agreements Amendment dated as of January 15, 1999, (e) the Senior Note Agreement Amendment dated as of October 5, 2001, and (f) the Senior Note Agreement Amendment dated as of December 19, 2002.

        “1996 Notes” means the senior promissory notes in the aggregate principal amount of $200,000,000 issued and sold pursuant to the 1996 Senior Note Agreement.

        “1996 Senior Note Agreement” means the Senior Note Agreement dated as of November 13, 1996, providing for the issuance and sale by the Borrower of the 1996 Notes to the purchasers listed in the schedule of purchasers attached thereto, as amended by (a) the Senior Note Agreements Amendment dated as of January 15, 1999, (b) the Senior Note Agreement Amendment dated as of October 5, 2001, and (c) the Senior Note Agreement Amendment dated as of December 19, 2002.

        “1998 Notes” means the senior promissory notes in the aggregate principal amount of $171,375,000 issued and sold pursuant to the 1998 Senior Note Agreement.

        “1998 Senior Note Agreement” means the Senior Note Agreement dated as of November 12, 1998, providing for the issuance and sale by the Borrower of the 1998 Notes to SDW Timber 1, L.L.C., as amended by (a) the Senior Note Agreement dated as of April 1, 1999, (b) the Senior Note Agreement Amendment dated as of October 5, 2001, and (c) the Senior Note Agreement Amendment dated as of December 19, 2002.

        “1999 Senior Note Agreement” means the Senior Note Agreement dated as of September 17, 1999, as amended, providing for the issuance and sale by the Borrower of the 2003 Shelf Notes.

        “Nonrenewal Notice Date” has the meaning specified in Section 2.03(b)(iii).

        “Note” means a promissory note made by the Borrower in favor of a Lender evidencing Loans made by such Lender, substantially in the form of Exhibit F.

        “Notice of Lien” means any “notice of lien” or similar document intended to be filed or recorded with any court, registry, recorder’s office, central filing office or other Governmental Authority for the purpose of evidencing, creating, perfecting or preserving the priority of a Lien securing obligations owing to a Governmental Authority.

        “Obligations” means all Loans, and other Indebtedness, advances, debts, liabilities, obligations, covenants and duties owing by the Borrower or any other Loan Party to any Lender, the Administrative Agent, the Arranger, the L/C Issuer, the Swing Line Lender, any Person identified on the facing page or signature pages of this Agreement as a “syndication agent” or “documentation agent”, or any other Person that arises under any Loan Document, whether or not for the payment of money, whether arising by reason of an extension of credit, loan, guaranty, indemnification or in any other manner, whether direct or indirect (including those acquired by assignment or assumption), absolute or contingent, due or to become due, now existing or hereafter arising and however acquired and including interest and fees that accrue after the commencement by or against any Loan Party or any Affiliate thereof of any Insolvency Proceeding naming such Person as the debtor in such Insolvency Proceeding, regardless of whether such interest and fees are allowed claims in such Insolvency Proceeding. The term “Obligations” also includes all interest, charges, expenses, fees, attorneys’ fees and disbursements and any other sums chargeable to the Borrower or any other Loan Party under or in connection with this Agreement or any other Loan Document.

        “Operating Lease” means, as applied to any Person, any lease of Property which is not a Capital Lease.

        “Ordinary Course of Business” means, in respect of any transaction involving the Borrower or any Subsidiary of the Borrower, the ordinary course of such Person’s business, as conducted by any such Person in accordance with past practice and undertaken by such Person in good faith and not for purposes of evading any covenant or restriction in any Loan Document.

        “Organization Documents” means, (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction), any certificate of determination or instrument relating to the rights of preferred shareholders of such corporation, any shareholder rights agreement, and all applicable resolutions of the board of directors (or any committee thereof) of such corporation; (b) with respect to any limited liability company, the certificate or articles of formation or organization, the operating agreement or comparable document, and all other documents evidencing the authority and validity of actions taken by the limited liability company.; and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity, and all applicable partnership, joint venture, trust or other form of business entity resolutions.

        “Outstanding Amount” means (a) with respect to Committed Loans and Swing Line Loans on any date, the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of Committed Loans and Swing Line Loans, as the case may be, occurring on such date; and (b) with respect to any L/C Obligations on any date, the amount of such L/C Obligations on such date after giving effect to any L/C Credit Extension occurring on such date and any other changes in the aggregate amount of the L/C Obligations as of such date, including as a result of any reimbursements of outstanding unpaid drawings under any Letters of Credit or any reductions in the maximum amount available for drawing under Letters of Credit taking effect on such date.

        “Other Senior Notes” means the Senior Notes other than the Mortgage Notes.

        “Other Taxes” has the meaning specified in Section 3.01(b).

        “Participant” has the meaning specified in Section 10.07(d).

        “Partnership Agreement” means the Agreement of Limited Partnership of the Borrower as in effect, as the same may, from time to time, be amended, modified or supplemented in accordance with the terms thereof.

        “Partner Entities” means, collectively, the REIT and the General Partner. “Patriot Act” has the meaning set forth in Section 10.18.

        “PBGC” means the Pension Benefit Guaranty Corporation.

        “Permitted Ancillary Business” means the ownership, development, management and sale or disposition of Property owned or previously owned by the Borrower or a Restricted Subsidiary that, based on the good faith determination of the Responsible Representatives at the time of determination, has a higher value as recreational, residential, grazing or agricultural property than for timber production.

        “Permitted Business” means any business engaged in by the Borrower or the Facilities Subsidiary on the Closing Date, pulp and paper manufacturing, acquiring, selling and managing timberlands and related assets for a fee for third Persons, and any business substantially similar or related to any such business.

        “Permitted Liens” has the meaning specified in Section 7.01.

        “Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

        “Plan” means an employee benefit plan (as defined in Section 3(3) of ERISA) which the Borrower or any ERISA Affiliate sponsors or maintains or to which the Borrower or any ERISA Affiliate makes, is making or is obligated to make contributions, and includes any Multiemployer Plan or Qualified Plan.

        “Plum Creek South Central” means Plum Creek South Central Timberlands, L.L.C., a Delaware limited liability company.

        “Plum Creek South Central Assumption Agreement” means the Amended and Restated Plum Creek South Central Timberlands, L.L.C. Assumption Agreement dated as of the date hereof and executed and delivered by Plum Creek South Central.

        “Plum Creek Southern” means Plum Creek Southern Timber, L.L.C., a Delaware limited liability company.

        “Plum Creek Southern Timber Assumption Agreement” means the Second Amended and Restated Plum Creek Southern Timber, L.L.C. Assumption Agreement dated as of the date hereof and executed and delivered by Plum Creek Southern.

        “Plum Creek Timber I” means Plum Creek Timber I, L.L.C., a limited liability company organized and existing under the laws of the State of Delaware.

        “Pricing Leverage Ratio” means, as measured quarterly on the last day of each fiscal quarter, the ratio of (a) an amount equal to (i) all Funded Debt of the Borrower and its Subsidiaries on a consolidated basis as of such day less (ii) the amount, if any, by which (A) the sum of the Borrower’s and its Subsidiaries’ cash balances and cash equivalents on a consolidated basis as of such date exceeds (B) $75,000,000 to (b) EBITDA for the period of four fiscal quarters ending on such day. The Pricing Leverage Ratio shall be computed without giving effect to any write-up or write-down of the Funded Debt, or corresponding adjustments to interest expense in connection with such write-up or write-down, required under GAAP by virtue of the Merger.

        “Principal Repayment Proviso” means that for any period of calculation, the aggregate amount of scheduled principal repayment on Indebtedness (x) shall not include voluntary prepayments of Indebtedness except to the extent such voluntary prepayments includes any amounts that would have been scheduled principal repayments during such period, and (y) shall not include the amount of any scheduled principal repayment to the extent the Borrower refinanced or rescheduled such scheduled repayments and the scheduled principal repayments due before the Maturity Date under the refinancing or rescheduling have been or will be included in the calculation of the aggregate amount of scheduled principal repayments for the periods in which they are due.

        “Pro Forma Free Cash Flow” as of any date means (i) net income of the Borrower and its Restricted Subsidiaries on a pro forma consolidated basis (excluding (a) gain on the sale of any Capital Asset, (b) noncash items of income, and (c) any distributions or other income received from, or equity of the Borrower or any Restricted Subsidiary in the earnings of, any entity which is not a Restricted Subsidiary) for the period of four consecutive fiscal quarters immediately prior to such date (such period of four consecutive fiscal quarters being the “Measurement Period”), determined in accordance with GAAP plus depreciation, depletion, amortization and other noncash charges, interest expense on Indebtedness and provision for income taxes and up to $200,000,000 in net cash proceeds received during the Measurement Period by the Borrower and its Restricted Subsidiaries from the sale of Designated Acres, minus (ii) capital expenditures made by the Borrower and its Restricted Subsidiaries during the Measurement Period, to maintain their respective operations; provided, however, if (A) the Borrower or a Restricted Subsidiary is acquiring a Restricted Subsidiary or assets and (B) Pro Forma Free Cash Flow is being determined in connection therewith, such Restricted Subsidiary shall be considered to have been a Restricted Subsidiary during the entire Measurement Period and such assets shall be considered to have been owned by the Borrower during the entire Measurement Period if net income attributable to such Restricted Subsidiary or such assets (as the case may be) for the entire Measurement Period is readily determinable and confirmed pursuant to an audit or a certification prepared in good faith by the Borrower’s chief financial officer; further provided, however, that portion of Pro Forma Free Cash Flow allocable to such Restricted Subsidiary or assets shall be reduced on a pro rata basis to the extent Timber has been harvested by such Restricted Subsidiary or from such assets during the Measurement Period at a rate greater than the rate at which the Borrower has harvested Timber from its Timberlands during the Measurement Period, as certified in good faith by the chief financial officer of the Borrower; and finally provided, however, if Pro Forma Free Cash Flow is being determined for any Measurement Period and a Restricted Subsidiary or assets have been sold or otherwise disposed of at any time during such Measurement Period by the Borrower or any Restricted Subsidiary, such Restricted Subsidiary shall not be considered to have been a Restricted Subsidiary during any part of such Measurement Period and such assets shall not be considered to have been owned by the Borrower during any part of such Measurement Period, and the net income that otherwise would have been attributable to such Restricted Subsidiary or asset during such Measurement Period shall be certified in good faith by the chief financial officer of the Borrower.

        “Property” means any estate or interest in any kind of property or asset, whether real, personal or mixed, and whether tangible or intangible.

        “Pro Rata Share” means, with respect to each Lender at any time, a fraction (expressed as a percentage, carried out to the ninth decimal place), the numerator of which is the amount of the Commitment of such Lender at such time and the denominator of which is the amount of the Aggregate Commitments at such time; provided that if the commitment of each Lender to make Loans and the obligation of the L/C Issuer to make L/C Credit Extensions have been terminated pursuant to Section 8.02, then the Pro Rata Share of each Lender shall be determined based on the Pro Rata Share of such Lender immediately prior to such termination and after giving effect to any subsequent assignments made pursuant to the terms hereof. The initial Pro Rata Share of each Lender is set forth opposite the name of such Lender on Schedule 2.01 or in the Assignment and Assumption Agreement pursuant to which such Lender becomes a party hereto, as applicable.

        “Qualified Debt” means, as to the Borrower, as of any date of determination, without duplication, all outstanding indebtedness of the Borrower for borrowed money, including Indebtedness represented by the Senior Notes and this Agreement (including L/C Borrowings and Loans used to repay L/C Borrowings, but excluding L/C Obligations with respect to undrawn Letters of Credit).

        “Qualified Plan” means a pension plan (as defined in Section 3(2) of ERISA) intended to be tax-qualified under Section 401(a) of the Code and which any ERISA Affiliate sponsors, maintains, or to which it makes, is making or is obligated to make contributions, or in the case of a multiple employer plan (as described in Section 4064(a) of ERISA) has made contributions at any time during the immediately preceding period covering at least five (5) plan years, but excluding any Multiemployer Plan.

        “Register” has the meaning set forth in Section 10.07(c).

        “REIT” means Plum Creek Timber Company, Inc., a Delaware corporation.

        “REIT Contribution Agreements” means, collectively, (a) the Assignment and Contribution and Assumption Agreement, dated as of October 6, 2001, among the REIT, the General Partner and the Borrower; (b) the Assignment and Contribution and Assumption Agreement, dated as of October 6, 2001, among the REIT, the General Partner, the Borrower and Plum Creek South Central; (c) the Assignment and Contribution and Assumption Agreement, dated as of October 6, 2001, among the REIT, the General Partner, the Borrower and Plum Creek Southern; and (d) the Assignment and Contribution and Assumption Agreement, dated as of October 6, 2001, among the REIT, the General Partner, the Borrower, Plum Creek II, L.L.C, Plum Creek Manufacturing, L.P., and Holding.

        “Reportable Event” means, as to any Plan, (a) any of the events set forth in Section 4043(c) of ERISA or the regulations thereunder, other than any such event for which the 30-day notice requirement under ERISA has been waived in regulations issued by the PBGC, (b) a withdrawal from a Plan described in Section 4063 of ERISA, or (c) a cessation of operations described in Section 4062(e) of ERISA.

        “Request for Credit Extension” means (a) with respect to a Borrowing, conversion or continuation of Committed Loans, a Committed Loan Notice, (b) with respect to an L/C Credit Extension, a Letter of Credit Application, and (c) with respect to a Swing Line Loan, a Swing Line Loan Notice.

        “Required Lenders” means, as of any date of determination, Lenders having more than 50% of the Aggregate Commitments or, if the commitment of each Lender to make Loans and the obligation of the L/C Issuer to make L/C Credit Extensions have been terminated pursuant to Section 8.02, Lenders holding in the aggregate more than 50% of the Total Outstandings (with the aggregate amount of each Lender’s risk participation and funded participation in L/C Obligations and Swing Line Loans being deemed “held” by such Lender for purposes of this definition); provided that the Commitment of, and the portion of the Total Outstandings held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders.

        “Requirement of Law” means, as to any Person, any Law applicable to or binding upon the Person or any of its property or to which the Person or any of its property is subject.

        “Responsible Officer” means the chief executive officer, the president or any vice president of the REIT acting in its capacity as the sole member of the General Partner, as general partner of the Borrower, or any other officer thereof having substantially the same authority and responsibility; or, with respect to compliance with financial covenants, the chief financial officer or the treasurer of the REIT acting in its capacity as the sole member of the General Partner, as general partner of the Borrower, or any other officer having substantially the same authority and responsibility.

        “Responsible Representatives” means (a) in the case of any transaction in which the value of any assets disposed of or received have a value of less than $25,000,000 or in which payments made are less than $25,000,000, the chief executive officer, chief financial officer or chief operating officer of the REIT acting in its capacity as the sole member of the General Partner, as general partner of the Borrower, and (b) in the case of any other transaction, the Board of Directors of the REIT acting in its capacity as the sole member of the General Partner, as general partner of the Borrower.

        “Restricted Payment” means (a) any dividend or other distribution (whether in cash, securities or other property), direct or indirect, on account of any shares of any class of stock of or other ownership or equity interests in the Borrower, now or hereafter outstanding, except a dividend payable solely in shares of stock of or ownership or equity interests in the Borrower, and (b) any redemption, retirement, purchase or other acquisition, direct or indirect, of any shares of any class of stock of or other ownership or equity interests in the Borrower, now or hereafter outstanding, or of any warrants, rights or options to acquire any such shares or interests, except to the extent that the consideration therefor consists of shares of stock of or other ownership or equity interests in the Borrower.

        “Restricted Subsidiary” means any Wholly-Owned Subsidiary other than any Designated Immaterial Subsidiary.

        “Revolving Facility Tranche” has the meaning specified in Section 2.14.

        “Revolving Facility Tranche Loan” means a Loan allocated by the Borrower to the Revolving Facility Tranche as provided in Section 2.14.

        “SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

        “Section 20 Subsidiary” has the meaning specified in Section 7.07(b).

        “Senior Notes” means, collectively, the 2003 Shelf Notes, the 2003 Notes, the 2001 Notes, the 1998 Notes, the 1996 Notes, the 1994 Notes, the 1989 Notes, and the Mortgage Notes.

        “Senior Notes Agreements” means, collectively, the 2003 Senior Note Agreement, the 2001 Senior Note Agreement, the 1999 Senior Note Agreement, the 1998 Senior Note Agreement, the 1996 Senior Note Agreement, the 1994 Senior Note Agreement, the 1989 Senior Note Agreement, and the Mortgage Note Agreement.

        “Series D Notes” means those 8.05% Senior Notes due November 13, 2016, Series D, in the original aggregate principal amount of $25,000,000 issued and sold pursuant to the 1996 Senior Note Agreement.

        “Solvent” means, as to any Person at any time, that (a) (i) in the case of a Person that is not a partnership, the fair value of the Property of such Person is greater than the amount of such Person’s liabilities (including disputed, contingent and unliquidated liabilities), and (ii) in the case of a Person that is a partnership, the sum of (A) the fair value of the Property of such Person plus (B) the sum of the excess of the fair value of each general partner’s non-partnership Property over such partner’s non-partnership debts (together, the “Applicable Property”) is greater than the amount of such Person’s liabilities (including disputed, contingent and unliquidated liabilities), as such value for purposes of both clauses (i) and (ii) is established and liabilities evaluated for purposes of Section 101(31) of the Bankruptcy Code and, in the alternative, for purposes of the Uniform Fraudulent Transfer Act; (b) the present fair saleable value of the Property of such Person (or, in the case of a partnership, the Applicable Property for such Person) is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured; (c) such Person is able to realize upon its Property and pay its debts and other liabilities (including disputed, contingent and unliquidated liabilities) as they mature in the normal course of business; (d) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay as such debts and liabilities mature; and (e) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person’s Property would constitute unreasonably small capital.

        “Specified Taxes” means any tax liabilities specified in Section 4(a)(ii) of the Tax Matters Agreement.

        “Spinco Assets” means all of the assets and properties of the Spincos, which assets and properties the REIT acquired as a result of the Merger.

        “Spincos” has the meaning specified in the Merger Agreement; and each a “Spinco”.

        “Standing Inventory” has the meaning specified in Section 7.03.

        “Subsidiary” of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of the Borrower.

        “Subsidiary Assumption Agreements” means, collectively, the Plum Creek Southern Timber Assumption Agreement and the Plum Creek South Central Assumption Agreement.

        “Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.

        “Swap Termination Value” means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a) the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined by the Borrower (or, for purposes of Section 8.01(e), by the Required Lenders) based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include a Lender or any Affiliate of a Lender).

        “Swing Line” means the revolving credit facility made available by the Swing Line Lender pursuant to Section 2.04.

        “Swing Line Borrowing” means a borrowing of a Swing Line Loan pursuant to Section 2.04.

        “Swing Line Clean-Up Day” has the meaning specified in Section 2.05(b)(v).

        “Swing Line Lender” means Bank of America in its capacity as provider of Swing Line Loans, or any successor swing line lender hereunder.

        “Swing Line Loan” has the meaning specified in Section 2.04(a).

        “Swing Line Loan Notice” means a notice of a Swing Line Borrowing pursuant to Section 2.04(b), which, if in writing, shall be substantially in the form of Exhibit B.

        “Swing Line Sublimit” means an amount equal to the lesser of (a) twenty-five million Dollars ($25,000,000) and (b) the Aggregate Commitments. The Swing Line Sublimit is part of, and not in addition to, the Aggregate Commitments.

        “Synthetic Lease Obligations” means the monetary obligation of a Person under (a) a so-called synthetic, off-balance sheet or tax retention lease, or (b) an agreement for the use or possession of property creating obligations that do not appear on the balance sheet of such Person but which, upon the insolvency or bankruptcy of such Person, would be characterized as the indebtedness of such Person (without regard to accounting treatment).

        “Tangible Assets” means assets that are considered to be tangible under GAAP.

        “Tax Authority” has the meaning specified in the Tax Matters Agreement.

        “Tax Claim” has the meaning specified in the Tax Matters Agreement.

        “Taxes” has the meaning specified in Section 3.01(a).

        “Tax Matters Agreement” means the Tax Matters Agreement, dated as of June 12, 2001, among Georgia-Pacific, the REIT and the Spincos.

        “Tax Opinion Insurance Policy” means the “Insurance Binder” (as such term is defined in the Merger Agreement).

        “Timber” means standing trees not yet harvested.

        “Timberlands” means the timberlands owned by the Borrower as of the Closing Date and any timberlands acquired by the Borrower or any Subsidiary after the Closing Date.

        “Timber Proceeds” has the meaning specified in Section 7.14.

        “Timber Properties” has the meaning specified in Section 7.14.

        “Total Outstandings” means the aggregate Outstanding Amount of all Loans and all L/C Obligations.

        “Transferee” has the meaning specified in Section 10.08(a).

        “2001 Notes” means the senior promissory notes in the aggregate principal amount of $500,000,000 issued and sold pursuant to the 2001 Senior Note Agreement.

        “2001 Senior Note Agreement” means the Senior Note Agreement, dated as of October 9, 2001, providing for the issuance and sale by the Borrower of the 2001 Notes.

        “2003 Notes” means the senior promissory notes in the aggregate principal amount of $300,000,000 issued and sold pursuant to the 2003 Senior Note Agreement.

        “2003 Senior Note Agreement” means the Senior Note Agreement, dated as of January 22, 2003, providing for the issuance and sale by the Borrower of the 2003 Notes.

        “2003 Shelf Notes” means the senior promissory notes in the aggregate principal amount of $25,000,000 issued and sold pursuant to the 1999 Senior Note Agreement in calendar year 2003.

        “Type” means, with respect to a Committed Loan, its character as a Base Rate Loan or a Eurodollar Rate Loan.

        “UCC” means the Uniform Commercial Code as in effect from time to time in the relevant jurisdiction.

        “UCP” has the meaning set forth in Section 2.03(h).

        “Unfunded Pension Liabilities” means the excess of a Plan’s benefit liabilities under Section 4001(a)(16) of ERISA, over the current value of that Plan’s assets, determined in accordance with the assumptions used by the Plan’s actuaries for funding the Plan pursuant to Section 412 of the Code for the applicable plan year.

        “United States” and “U.S.” each means the United States of America.

        “Unreimbursed Amount” has the meaning set forth in Section 2.03(c)(i).

        “Voting Stock” means, with respect to any corporation or other entity, any shares of capital stock or other ownership interests of such corporation or entity whose holders are entitled under ordinary circumstances to vote for the election of directors of such corporation or to manage any such other entity (irrespective of whether at the time stock or ownership interests of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

        “Wholly-Owned Subsidiary” means any Subsidiary organized under the laws of any state of the United States which conducts the major portion of its business in the United States and (i) in the case of any Subsidiary, all of the stock or other ownership interests of which are owned by the Borrower either directly or through Wholly-Owned Subsidiaries (other than Plum Creek Manufacturing, L.P. or one or any of its Subsidiaries) and (ii) at such time as the Mortgage Notes shall have been paid in full and retired, (x) Plum Creek Manufacturing, L.P. provided that all the stock and other ownership interests thereof are owned by the Borrower either directly or indirectly through Wholly-Owned Subsidiaries (other than a Subsidiary of Plum Creek Manufacturing, L.P.), (y) Holding provided that (1) Holding shall engage in no business except the ownership of its Subsidiaries and (2) all the outstanding stock and ownership interests thereof are owned by the Borrower either directly or indirectly through Plum Creek Manufacturing, L.P., and (z) any other Subsidiary of Plum Creek Manufacturing, L.P., provided that all the outstanding stock and ownership interests thereof are owned by the Borrower (either directly or indirectly through Wholly-Owned Subsidiaries of the type described in clause (i) above).

        1.02 Other Interpretive Provisions.

        With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:

(a) The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.

    (b)              (i) The words “herein,” “hereto,”“hereof” and “hereunder” and words of similar import when used in any Loan Document shall refer to such Loan Document as a whole and not to any particular provision thereof.

(ii) Article, Section, Exhibit and Schedule references are to the Loan Document in which such reference appears.

(iii) The term “including” is by way of example and not limitation.

    (iv)       The term “documents” includes any and all instruments, documents, agreements, certificates, notices, reports, financial statements and other writings, however evidenced, whether in physical or electronic form.

    (c)       In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including;” the words “to” and “until” each mean “to but excluding;” and the word “through” means “to and including.”

(d) Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.

        1.03 Accounting Terms.

    (a)       All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP applied on a consistent basis, as in effect from time to time, applied in a manner consistent with that used in preparing the Audited Financial Statements, except as otherwise specifically prescribed herein.

    (b)       If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either the Borrower or the Required Lenders shall so request, the Administrative Agent, the Lenders and the Borrower shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Lenders); providedthat, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) the Borrower shall provide to the Administrative Agent and the Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP.

(c) References herein to “fiscal year” and “fiscal quarter” refer to such fiscal periods of the Borrower.

    (d)       In preparing the financial statements, computations, and reports provided for herein, the Facilities Subsidiary and its Subsidiaries shall be considered as consolidated subsidiary entities of the Borrower (and not accounted for on the equity method of accounting or as an investment) notwithstanding that the Voting Stock thereof shall not be owned by the Borrower, either directly or indirectly, and without regard to whether they would be considered as such subsidiary entities under GAAP.

        1.04 Rounding.

        Any financial ratios required to be maintained by the Borrower pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).

        1.05 References to Agreements and Laws.

        Unless otherwise expressly provided herein, (a) references to Organization Documents, agreements (including the Loan Documents) and other contractual instruments shall be deemed to include all subsequent amendments, restatements, extensions, supplements and other modifications thereto, but only to the extent that such amendments, restatements, extensions, supplements and other modifications are not prohibited by any Loan Document; and (b) references to any Law shall include all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting such Law.

        1.06 Times of Day.

        Unless otherwise specified, all references herein to times of day shall be references to San Francisco, California time (daylight or standard, as applicable).

        1.07 Letter of Credit Amounts.

        Unless otherwise specified, all references herein to the amount of a Letter of Credit at any time shall be deemed to mean the maximum face amount of such Letter of Credit after giving effect to all increases thereof contemplated by such Letter of Credit or the Letter of Credit Application therefor, whether or not such maximum face amount is in effect at such time.

ARTICLE II.
THE COMMITMENTS AND CREDIT EXTENSIONS

        2.01 Committed Loans.

        Subject to the terms and conditions set forth herein, each Lender severally agrees to make loans (each such loan, a “Committed Loan”) to the Borrower from time to time, on any Business Day during the Availability Period, in an aggregate amount not to exceed at any time outstanding the amount of such Lender’s Commitment; provided, however, that after giving effect to any Committed Borrowing, (i) the Total Outstandings shall not exceed the Aggregate Commitments, and (ii) the aggregate Outstanding Amount of the Committed Loans of any Lender, plus such Lender’s Pro Rata Share of the Outstanding Amount of all L/C Obligations, plus such Lender’s Pro Rata Share of the Outstanding Amount of all Swing Line Loans shall not exceed such Lender’s Commitment. Within the limits of each Lender’s Commitment, and subject to the other terms and conditions hereof, the Borrower may borrow under this Section 2.01, prepay under Section 2.05, and reborrow under this Section 2.01. Committed Loans may be Base Rate Loans or Eurodollar Rate Loans, as further provided herein.

        2.02 Borrowings, Conversions and Continuations of Committed Loans.

    (a)            Each Committed Borrowing, each conversion of Committed Loans from one Type to the other, and each continuation of Eurodollar Rate Loans shall be made upon the Borrower’s irrevocable notice to the Administrative Agent, which may be given by telephone. Each such notice must be received by the Administrative Agent not later than 9:00 a.m. (i) three Business Days prior to the requested date of any Borrowing of, conversion to or continuation of Eurodollar Rate Loans, and (ii) on the requested date of any Borrowing of Base Rate Committed Loans or of any conversion of Eurodollar Rate Loans to Base Rate Committed Loans. Each telephonic notice by the Borrower pursuant to this Section 2.02(b) must be confirmed promptly by delivery to the Administrative Agent of a written Committed Loan Notice, appropriately completed and signed by a Responsible Officer. Each Borrowing of, conversion to or continuation of Eurodollar Rate Loans shall be in a principal amount of $5,000,000 except in the case of Eurodollar Rate Loans with a proposed Interest Period of one week, in which case the aggregate minimum principal amount shall be twenty million Dollars ($20,000,000) or, in either case, any whole multiple of five hundred thousand Dollars ($500,000) in excess thereof. Except as provided in Sections 2.03(c) and 2.04(c), each Borrowing of or conversion to Base Rate Committed Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof. Each Committed Loan Notice (whether telephonic or written) shall specify (i) whether the Borrower is requesting a Committed Borrowing, a conversion of Committed Loans from one Type to the other, or a continuation of Eurodollar Rate Loans, (ii) the requested date of the Borrowing, conversion or continuation, as the case may be (which shall be a Business Day), (iii) the principal amount of Committed Loans to be borrowed, converted or continued, (iv) the Type of Committed Loans to be borrowed or to which existing Committed Loans are to be converted, (v) if applicable, the duration of the Interest Period with respect thereto, and (vi) with respect to any Borrowing of Committed Loans after the date the Borrower gives the notice regarding allocation of such Committed Loans pursuant to Section 2.14, whether the Borrowing shall be allocated to the Revolving Facility Tranche or the Capital Expenditure Tranche. If the Borrower fails to specify a Type of Committed Loan in a Committed Loan Notice or if the Borrower fails to give a timely notice requesting a conversion or continuation, then the applicable Committed Loans shall be made as, or converted to, Base Rate Loans. Any such automatic conversion to Base Rate Loans shall be effective as of the last day of the Interest Period then in effect with respect to the applicable Eurodollar Rate Loans. If the Borrower requests a Borrowing of Eurodollar Rate Loans in any such Committed Loan Notice, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of three months. If upon the expiration of any Interest Period applicable to Eurodollar Rate Loans, the Borrower has failed to select timely a new Interest Period to be applicable to such Eurodollar Rate Loans or if any Default or Event of Default shall then exist, the Borrower shall be deemed to have elected to convert such Eurodollar Rate Loans into Base Rate Loans effective as of the expiration date of such current Interest Period.

    (b)            Following receipt of a Committed Loan Notice, the Administrative Agent shall promptly notify each Lender of the amount of its Pro Rata Share of the applicable Committed Loans, and if no timely notice of a conversion or continuation is provided by the Borrower, the Administrative Agent shall notify each Lender of the details of any automatic conversion to Base Rate Loans described in the preceding subsection. In the case of a Committed Borrowing, each Lender shall make the amount of its Committed Loan available to the Administrative Agent in immediately available funds at the Administrative Agent’s Office not later than 12:00 noon on the Business Day specified in the applicable Committed Loan Notice. Upon satisfaction of the applicable conditions set forth in Section 4.02 (and, if such Borrowing is the initial Credit Extension, Section 4.01), the Administrative Agent shall make all funds so received available to the Borrower in like funds as received by the Administrative Agent either by (i) crediting the account of the Borrower on the books of Bank of America with the amount of such funds or (ii) wire transfer of such funds, in each case in accordance with instructions provided to (and reasonably acceptable to) the Administrative Agent by the Borrower; provided, however, that if, on the date the Committed Loan Notice with respect to such Borrowing is given by the Borrower, there are Swing Line Loans or L/C Borrowings outstanding, then the proceeds of such Borrowing shall be applied, first, to the payment in full of any such L/C Borrowings, second, to the payment in full of any such Swing Line Loans, and third, to the Borrower as provided above.

(c) Except as otherwise provided herein, a Eurodollar Rate Loan may be continued or converted only on the last day of an Interest Period for such Eurodollar Rate Loan. During the existence of a Default, no Loans may be requested as, converted to or continued as Eurodollar Rate Loans without the consent of the Required Lenders.

(d) The Administrative Agent shall promptly notify the Borrower and the Lenders of the interest rate applicable to any Interest Period for Eurodollar Rate Loans upon determination of such interest rate. The determination of the Eurodollar Rate by the Administrative Agent shall be conclusive in the absence of manifest error. At any time that Base Rate Loans are outstanding, the Administrative Agent shall notify the Borrower and the Lenders of any change in Bank of America’s prime rate used in determining the Base Rate promptly following the public announcement of such change.

(e) After giving effect to all Committed Borrowings, all conversions of Committed Loans from one Type to the other, and all continuations of Committed Loans as the same Type, there shall not be more than eight Interest Periods in effect with respect to Committed Loans.

        2.03 Letters of Credit.

(a) The Letter of Credit Commitment.

    (i)       Subject to the terms and conditions set forth herein, (A) the L/C Issuer agrees, in reliance upon the agreements of the other Lenders set forth in this Section 2.03, (1) from time to time on any Business Day during the period from the Closing Date until the Letter of Credit Expiration Date, to issue Letters of Credit for the account of the Borrower (it being understood that such Letter of Credit may be for the benefit of any of the Borrower’s Subsidiaries), and to amend or renew Letters of Credit previously issued by it, in accordance with subsection (b) below, and (2) to honor drafts under the Letters of Credit; and (B) the Lenders severally agree to participate in Letters of Credit issued for the account of the Borrower; provided that the L/C Issuer shall not be obligated to make any L/C Credit Extension with respect to any Letter of Credit, and no Lender shall be obligated to participate in any Letter of Credit if as of the date of such L/C Credit Extension, (x) the Total Outstandings would exceed the Aggregate Commitments, (y) the aggregate Outstanding Amount of the Committed Loans of any Lender, plus such Lender’s Pro Rata Share of the Outstanding Amount of all L/C Obligations, plus such Lender’s Pro Rata Share of the Outstanding Amount of all Swing Line Loans would exceed such Lender’s Commitment, or (z) the Outstanding Amount of the L/C Obligations would exceed the Letter of Credit Sublimit. Within the foregoing limits, and subject to the terms and conditions hereof, the Borrower’s ability to obtain Letters of Credit shall be fully revolving, and accordingly the Borrower may, during the foregoing period, obtain Letters of Credit to replace Letters of Credit that have expired or that have been drawn upon and reimbursed. All Existing Letters of Credit shall be deemed to have been issued pursuant hereto, and from and after the Closing Date shall be subject to and governed by the terms and conditions hereof.

(ii) The L/C Issuer shall be under no obligation to issue any Letter of Credit if:

    (A)       any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain the L/C Issuer from issuing such Letter of Credit, or any Law applicable to the L/C Issuer or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over the L/C Issuer shall prohibit, or request that the L/C Issuer refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon the L/C Issuer with respect to such Letter of Credit any restriction, reserve or capital requirement (for which the L/C Issuer is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon the L/C Issuer any unreimbursed loss, cost or expense which was not applicable on the Closing Date and which the L/C Issuer in good faith deems material to it;

    (B)       subject to Section 2.03(b)(iii), the expiry date of such requested Letter of Credit would occur more than twelve months after the date of issuance or last renewal, unless the Required Lenders have approved such expiry date;

(C) the expiry date of such requested Letter of Credit would occur after the Letter of Credit Expiration Date, unless all the Lenders have approved such expiry date;

(D) the issuance of such Letter of Credit would violate one or more policies of the L/C Issuer; or

(E) such Letter of Credit is in an initial amount less than $100,000 or is to be denominated in a currency other than Dollars.

    (iii)       The L/C Issuer shall be under no obligation to amend any Letter of Credit if (A) the L/C Issuer would have no obligation at such time to issue such Letter of Credit in its amended form under the terms hereof, or (B) the beneficiary of such Letter of Credit does not accept the proposed amendment to such Letter of Credit.

(b) Procedures for Issuance and Amendment of Letters of Credit; Auto-Renewal Letters of Credit.

    (i)       Each Letter of Credit shall be issued or amended, as the case may be, upon the request of the Borrower delivered to the L/C Issuer (with a copy to the Administrative Agent) in the form of a Letter of Credit Application, appropriately completed and signed by a Responsible Officer. Such Letter of Credit Application must be received by the L/C Issuer and the Administrative Agent not later than 9:00 a.m. at least two Business Days (or such later date and time as the L/C Issuer may agree in a particular instance in its sole discretion) prior to the proposed issuance date or date of amendment, as the case may be. In the case of a request for an initial issuance of a Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to the L/C Issuer: (A) the proposed issuance date of the requested Letter of Credit (which shall be a Business Day); (B) the amount thereof; (C) the expiry date thereof; (D) the name and address of the beneficiary thereof; (E) the documents to be presented by such beneficiary in case of any drawing thereunder; (F) the full text of any certificate to be presented by such beneficiary in case of any drawing thereunder; and (G) such other matters as the L/C Issuer may require. In the case of a request for an amendment of any outstanding Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to the L/C Issuer (A) the Letter of Credit to be amended; (B) the proposed date of amendment thereof (which shall be a Business Day); (C) the nature of the proposed amendment; and (D) such other matters as the L/C Issuer may require.

    (ii)       Promptly after receipt of any Letter of Credit Application, the L/C Issuer will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has received a copy of such Letter of Credit Application from the Borrower and, if not, the L/C Issuer will provide the Administrative Agent with a copy thereof. Upon receipt by the L/C Issuer of confirmation from the Administrative Agent that the requested issuance or amendment is permitted in accordance with the terms hereof, then, subject to the terms and conditions hereof, the L/C Issuer shall, on the requested date, issue a Letter of Credit for the account of the Borrower or enter into the applicable amendment, as the case may be, in each case in accordance with the L/C Issuer’s usual and customary business practices. Immediately upon the issuance of each Letter of Credit, each Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the L/C Issuer a risk participation in such Letter of Credit in an amount equal to the product of such Lender’s Pro Rata Share times the amount of such Letter of Credit.

    (iii)       If the Borrower so requests in any applicable Letter of Credit Application, the L/C Issuer may, in its sole and absolute discretion, agree to issue a Letter of Credit that has automatic renewal provisions (each, an “Auto-Renewal Letter of Credit”); provided that any such Auto-Renewal Letter of Credit must permit the L/C Issuer to prevent any such renewal at least once in each twelve-month period (commencing with the date of issuance of such Letter of Credit) by giving prior notice to the beneficiary thereof not later than a day (the “Nonrenewal Notice Date”) in each such twelve-month period to be agreed upon at the time such Letter of Credit is issued. Unless otherwise directed by the L/C Issuer, the Borrower shall not be required to make a specific request to the L/C Issuer for any such renewal. Once an Auto-Renewal Letter of Credit has been issued, the Lenders shall be deemed to have authorized (but may not require) the L/C Issuer to permit the renewal of such Letter of Credit at any time to an expiry date not later than the Letter of Credit Expiration Date; provided, however, that the L/C Issuer shall not permit any such renewal if (A) the L/C Issuer has determined that it would have no obligation at such time to issue such Letter of Credit in its renewed form under the terms hereof (by reason of the provisions of Section 2.03(a)(ii) or otherwise), or (B) it has received notice (which may be by telephone or in writing) on or before the day that is two Business Days before the Nonrenewal Notice Date (1) from the Administrative Agent that the Required Lenders have elected not to permit such renewal or (2) from the Administrative Agent, any Lender or the Borrower that one or more of the applicable conditions specified in Section 4.02 is not then satisfied.

    (iv)       Promptly after its delivery of any Letter of Credit or any amendment to a Letter of Credit to an advising bank with respect thereto or to the beneficiary thereof, the L/C Issuer will also deliver to the Borrower and the Administrative Agent a true and complete copy of such Letter of Credit or amendment.

(c) Drawings and Reimbursements; Funding of Participations.

    (i)       Upon receipt from the beneficiary of any Letter of Credit of any notice of a drawing under such Letter of Credit, the L/C Issuer shall notify the Borrower and the Administrative Agent thereof. Not later than 10:00 a.m. on the date of any payment by the L/C Issuer under a Letter of Credit (each such date, an “Honor Date”), the Borrower shall reimburse the L/C Issuer through the Administrative Agent in an amount equal to the amount of such drawing. If the Borrower fails to so reimburse the L/C Issuer by such time, the Administrative Agent shall promptly notify each Lender of the Honor Date, the amount of the unreimbursed drawing (the “Unreimbursed Amount”), and the amount of such Lender’s Pro Rata Share thereof. In such event, the Borrower shall be deemed to have requested a Committed Borrowing of Base Rate Loans to be disbursed on the Honor Date in an amount equal to the Unreimbursed Amount, without regard to the minimum and multiples specified in Section 2.02 for the principal amount of Base Rate Loans, but subject to the amount of the unutilized portion of the Aggregate Commitments and the conditions set forth in Section 4.02 (other than the delivery of a Committed Loan Notice). Any notice given by the L/C Issuer or the Administrative Agent pursuant to this Section 2.03(c)(i) may be given by telephone if immediately confirmed in writing; provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.

    (ii)       Each Lender (including the Lender acting as L/C Issuer) shall upon any notice pursuant to Section 2.03(c)(i) make funds available to the Administrative Agent for the account of the L/C Issuer at the Administrative Agent’s Office in an amount equal to its Pro Rata Share of the Unreimbursed Amount not later than 12:00 noon on the Business Day specified in such notice by the Administrative Agent, whereupon, subject to the provisions of Section 2.03(c)(iii), each Lender that so makes funds available shall be deemed to have made a Base Rate Committed Loan to the Borrower in such amount. The Administrative Agent shall remit the funds so received to the L/C Issuer.

    (iii)       With respect to any Unreimbursed Amount that is not fully refinanced by a Committed Borrowing of Base Rate Loans because the conditions set forth in Section 4.02 cannot be satisfied or for any other reason, the Borrower shall be deemed to have incurred from the L/C Issuer an L/C Borrowing in the amount of the Unreimbursed Amount that is not so refinanced, which L/C Borrowing shall be due and payable on demand (together with interest) and shall bear interest at the Default Rate. In such event, each Lender’s payment to the Administrative Agent for the account of the L/C Issuer pursuant to Section 2.03(c)(ii) shall be deemed payment in respect of its participation in such L/C Borrowing and shall constitute an L/C Advance from such Lender in satisfaction of its participation obligation under this Section 2.03.

    (iv)       Until each Lender funds its Committed Loan or L/C Advance pursuant to this Section 2.03(c) to reimburse the L/C Issuer for any amount drawn under any Letter of Credit, interest in respect of such Lender’s Pro Rata Share of such amount shall be solely for the account of the L/C Issuer.

    (v)       Each Lender’s obligation to make Committed Loans or L/C Advances to reimburse the L/C Issuer for amounts drawn under Letters of Credit, as contemplated by this Section 2.03(c), shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any set-off, counterclaim, recoupment, defense or other right which such Lender may have against the L/C Issuer, the Borrower or any other Person for any reason whatsoever; (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each Lender’s obligation to make Committed Loans pursuant to this Section 2.03(c) is subject to the conditions set forth in Section 4.02 (other than delivery by the Borrower of a Committed Loan Notice). No such making of an L/C Advance shall relieve or otherwise impair the obligation of the Borrower to reimburse the L/C Issuer for the amount of any payment made by the L/C Issuer under any Letter of Credit, together with interest as provided herein.

    (vi)       If any Lender fails to make available to the Administrative Agent for the account of the L/C Issuer any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.03(c) by the time specified in Section 2.03(c)(ii), the L/C Issuer shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the L/C Issuer at a rate per annum equal to the Federal Funds Rate from time to time in effect. A certificate of the L/C Issuer submitted to any Lender (through the Administrative Agent) with respect to any amounts owing under this clause (vi) shall be conclusive absent manifest error.

(d) Repayment of Participations.

    (i)       At any time after the L/C Issuer has made a payment under any Letter of Credit and has received from any Lender such Lender’s L/C Advance in respect of such payment in accordance with Section 2.03(c), if the Administrative Agent receives for the account of the L/C Issuer any payment in respect of the related Unreimbursed Amount or interest thereon (whether directly from the Borrower or otherwise, including proceeds of Cash Collateral applied thereto by the Administrative Agent), the Administrative Agent will distribute to such Lender its Pro Rata Share thereof (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender’s L/C Advance was outstanding) in the same funds as those received by the Administrative Agent.

    (ii)       If any payment received by the Administrative Agent for the account of the L/C Issuer pursuant to Section 2.03(c)(i) is required to be returned under any of the circumstances described in Section 10.06 (including pursuant to any settlement entered into by the L/C Issuer in its discretion), each Lender shall pay to the Administrative Agent for the account of the L/C Issuer its Pro Rata Share thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned by such Lender, at a rate per annum equal to the Federal Funds Rate from time to time in effect.

    (e)       Obligations Absolute.The obligation of the Borrower to reimburse the L/C Issuer for each drawing under each Letter of Credit and to repay each L/C Borrowing shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including the following:

(i) any lack of validity or enforceability of such Letter of Credit, this Agreement, or any other agreement or instrument relating thereto;

    (ii)       the existence of any claim, counterclaim, set-off, defense or other right that the Borrower may have at any time against any beneficiary or any transferee of such Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), the L/C Issuer or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by such Letter of Credit or any agreement or instrument relating thereto, or any unrelated transaction;

    (iii)       any draft, demand, certificate or other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit;

    (iv)       any payment by the L/C Issuer under such Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit; or any payment made by the L/C Issuer under such Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including any arising in connection with any proceeding under any Debtor Relief Law; or

    (v)       any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Borrower.

        The Borrower shall promptly examine a copy of each Letter of Credit and each amendment thereto that is delivered to it and, in the event of any claim of noncompliance with the Borrower’s instructions or other irregularity, the Borrower will immediately notify the L/C Issuer. The Borrower shall be conclusively deemed to have waived any such claim against the L/C Issuer and its correspondents unless such notice is given as aforesaid.

    (f)       Role of L/C Issuer.Each Lender and the Borrower agree that, in paying any drawing under a Letter of Credit, the L/C Issuer shall not have any responsibility to obtain any document (other than any sight draft, certificates and documents expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document. None of the L/C Issuer, any Agent-Related Person nor any of the respective correspondents, participants or assignees of the L/C Issuer shall be liable to any Lender for (i) any action taken or omitted in connection herewith at the request or with the approval of the Lenders or the Required Lenders, as applicable; (ii) any action taken or omitted in the absence of gross negligence or willful misconduct; or (iii) the due execution, effectiveness, validity or enforceability of any document or instrument related to any Letter of Credit or Letter of Credit Application. The Borrower hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided, however, that this assumption is not intended to, and shall not, preclude the Borrower’s pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement. None of the L/C Issuer, any Agent-Related Person, nor any of the respective correspondents, participants or assignees of the L/C Issuer, shall be liable or responsible for any of the matters described in clauses (i) through (v) of Section 2.03(e); provided, however, that anything in such clauses to the contrary notwithstanding, the Borrower may have a claim against the L/C Issuer, and the L/C Issuer may be liable to the Borrower, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by the Borrower which the Borrower proves were caused by the L/C Issuer’s willful misconduct or gross negligence or the L/C Issuer’s willful failure to pay under any Letter of Credit after the presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of a Letter of Credit.In furtherance and not in limitation of the foregoing, the L/C Issuer may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary, and the L/C Issuer shall not be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason.

    (g)       Cash Collateral. Upon the request of the Administrative Agent, (i) if the L/C Issuer has honored any full or partial drawing request under any Letter of Credit and such drawing has resulted in an L/C Borrowing, or (ii) if, as of the Letter of Credit Expiration Date, any Letter of Credit may for any reason remain outstanding and partially or wholly undrawn, the Borrower shall immediately Cash Collateralize the then Outstanding Amount of all L/C Obligations (in an amount equal to such Outstanding Amount determined as of the date of such L/C Borrowing or the Letter of Credit Expiration Date, as the case may be). For purposes hereof, “Cash Collateralize” means to pledge and deposit with or deliver to the Administrative Agent, for the benefit of the L/C Issuer and the Lenders, as collateral for the L/C Obligations, cash or deposit account balances pursuant to documentation in form and substance satisfactory to the Administrative Agent and the L/C Issuer (which documents are hereby consented to by the Lenders). Derivatives of such term have corresponding meanings.The Borrower hereby grants to the Administrative Agent, for the benefit of the L/C Issuer and the Lenders, a security interest in all such cash, deposit accounts and all balances therein and all proceeds of the foregoing. Cash collateral shall be maintained in blocked, non-interest bearing deposit accounts at Bank of America.

    (h)       Applicability of ISP98 and UCP.When a Letter of Credit is issued (including any such agreement applicable to Existing Letters of Credit), the rules of the “International Standby Practices 1998” published by the Institute of International Banking Law & Practice (or such later version thereof as may be in effect at the time of issuance) shall apply to each Letter of Credit, unless the L/C Issuer and the Borrower agree that the rules of the Uniform Customs and Practice for Documentary Credits (“UCP”), as most recently published by the International Chamber of Commerce (the “ICC”) at the time of issuance (including the ICC decision published by the Commission on Banking Technique and Practice on April 6, 1998 regarding the European single currency (euro)) apply to such Letter of Credit, in which case the UCP shall apply to such Letter of Credit.

    (i)       Letter of Credit Fees. The Borrower shall pay to the Administrative Agent for the account of each Lender in accordance with its Pro Rata Share a Letter of Credit fee for each Letter of Credit equal to the Letter of Credit Rate times the daily maximum amount available to be drawn under such Letter of Credit (whether or not such maximum amount is then in effect under such Letter of Credit). Such letter of credit fees shall be computed on a quarterly basis in arrears. Such letter of credit fees shall be due and payable on the first Business Day after the end of each March, June, September and December, commencing with the first such date to occur after the Closing Date, on the Letter of Credit Expiration Date and thereafter on demand. If there is any change in the Letter of Credit Rate during any quarter, the daily maximum amount of each Letter of Credit shall be computed and multiplied by the Letter of Credit Rate separately for each period during such quarter that such Letter of Credit Rate was in effect.

(j) Fronting Fee and Documentary and Processing Charges Payable to L/C Issuer.

    (i)       The Borrower shall pay directly to the L/C Issuer for its own account a letter of credit fronting fee for each Letter of Credit equal to 0.125% per annum times the daily maximum amount available to be drawn under such Letter of Credit (whether or not such maximum amount is then in effect under such Letter of Credit). Such letter of credit fronting fees shall be computed on a quarterly basis in arrears. Such letter of credit fronting fees shall be due and payable on the first Business Day after the end of each March, June, September and December, commencing with the first such date to occur after the Closing Date, on the Letter of Credit Expiration Date and thereafter on demand.

    (ii)       In addition, the Borrower shall pay directly to the L/C Issuer for its own account the customary issuance, presentation, amendment and other processing fees, and other standard costs and charges, of the L/C Issuer relating to letters of credit as from time to time in effect. Such customary fees and standard costs and charges are due and payable on demand and are nonrefundable.

(k) Conflict with Letter of Credit Application. In the event of any conflict between the terms hereof and the terms of any Letter of Credit Application, the terms hereof shall control.

        2.04 Swing Line Loans.

    (a)       The Swing Line. Subject to the terms and conditions set forth herein, the Swing Line Lender agrees to make loans (each such loan, a “Swing Line Loan”) to the Borrower from time to time on any Business Day during the Availability Period in an aggregate amount not to exceed at any time outstanding the amount of the Swing Line Sublimit, notwithstanding the fact that such Swing Line Loans, when aggregated with the Pro Rata Share of the Outstanding Amount of Committed Loans and L/C Obligations of the Lender acting as Swing Line Lender, may exceed the amount of such Lender’s Commitment; provided, however, that after giving effect to any Swing Line Loan, (i) the Total Outstandings shall not exceed the Aggregate Commitments, and (ii) the aggregate Outstanding Amount of the Committed Loans of any Lender, plus such Lender’s Pro Rata Share of the Outstanding Amount of all L/C Obligations, plus such Lender’s Pro Rata Share of the Outstanding Amount of all Swing Line Loans shall not exceed such Lender’s Commitment. Within the foregoing limits, and subject to the other terms and conditions hereof, the Borrower may borrow under this Section 2.04, prepay under Section 2.05, and reborrow under this Section 2.04. Immediately upon the making of a Swing Line Loan, each Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Swing Line Lender a risk participation in such Swing Line Loan in an amount equal to the product of such Lender’s Pro Rata Share times the amount of such Swing Line Loan. No more than four Swing Line Loans may be outstanding at any one time.

    (b)       Borrowing Procedures. Each Swing Line Borrowing shall be made upon the Borrower’s irrevocable notice to the Swing Line Lender and the Administrative Agent, which may be given by telephone. Each such notice must be received by the Swing Line Lender and the Administrative Agent not later than 12:00 noon on the requested borrowing date, and shall specify (i) the amount to be borrowed, which shall be a minimum of two hundred fifty thousand Dollars ($250,000) or an integral multiple of one hundred thousand Dollars ($100,000) in excess thereof, unless otherwise agreed by the Swing Line Lender, (ii) the requested borrowing date, which shall be a Business Day, (iii) the interest period, and (iv) with respect to any requested Swing Line Loan after the date the Borrower gives the notice regarding allocation of Loans pursuant to Section 2.14, whether the requested Swing Line Loan shall be allocated to the Revolving Facility Tranche or the Capital Expenditure Tranche. Each such telephonic notice must be confirmed promptly by delivery to the Swing Line Lender and the Administrative Agent of a written Swing Line Loan Notice, appropriately completed and signed by a Responsible Officer. Promptly after receipt by the Swing Line Lender of any telephonic Swing Line Loan Notice, the Swing Line Lender will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has also received such Swing Line Loan Notice and, if not, the Swing Line Lender will notify the Administrative Agent (by telephone or in writing) of the contents thereof. Unless the Swing Line Lender has received notice (by telephone or in writing) from the Administrative Agent (including at the request of any Lender) prior to 2:00 p.m. on the date of the proposed Swing Line Borrowing (A) directing the Swing Line Lender not to make such Swing Line Loan as a result of the limitations set forth in the proviso to the first sentence of Section 2.04(a), or (B) that one or more of the applicable conditions specified in Article IV is not then satisfied, then, subject to the terms and conditions hereof, the Swing Line Lender will, not later than 3:00 p.m. on the borrowing date specified in such Swing Line Loan Notice, make the amount of its Swing Line Loan available to the Borrower by crediting the account of the Borrower on the books of the Swing Line Lender in immediately available funds.

(c) Refinancing of Swing Line Loans.

    (i)       (A) The Swing Line Lender at any time in its sole and absolute discretion may request, on behalf of the Borrower (which hereby irrevocably authorizes the Swing Line Lender to so request on its behalf), that each Lender make a Base Rate Committed Loan in an amount equal to such Lender’s Pro Rata Share of the amount of Swing Line Loans then outstanding. Such request shall be made in writing (which written request shall be deemed to be a Committed Loan Notice for purposes hereof) and in accordance with the requirements of Section 2.02, without regard to the minimum and multiples specified therein for the principal amount of Base Rate Committed Loans, but subject to the unutilized portion of the Aggregate Commitments and the conditions set forth in Section 4.02. The Swing Line Lender shall furnish the Borrower with a copy of the applicable Committed Loan Notice promptly after delivering such notice to the Administrative Agent. Each Lender shall make an amount equal to its Pro Rata Share of the amount specified in such Committed Loan Notice available to the Administrative Agent in immediately available funds for the account of the Swing Line Lender at the Administrative Agent’s Office not later than 12:00 noon on the day specified in such Committed Loan Notice, whereupon, subject to Section 2.04(c)(ii), each Lender that so makes funds available shall be deemed to have made a Base Rate Committed Loan to the Borrower in such amount. The Administrative Agent shall remit the funds so received to the Swing Line Lender.

    (B)       In addition to but without limiting the foregoing in Section 2.04(c)(i)(A), if any Swing Line Loans shall remain outstanding at 9:00 a.m. on the Business Day immediately prior to a Swing Line Clean-Up Day and by such time on such Business Day the Administrative Agent shall have received neither (1) a Committed Loan Notice delivered pursuant to Section 2.02(a) requesting that Committed Loans be made pursuant to Section 2.01 on the Swing Line Clean-Up Day in an amount at least equal to the aggregate principal amount of such Swing Line Loans nor (2) any other notice indicating the Borrower’s intent to repay such Swing Line Loans with funds obtained from other sources, then the Administrative Agent shall promptly notify the Swing Line Lender thereafter on such Business Day that it has not received any such notices specified in clauses (1) or (2) in respect thereof, and promptly after receipt of such notification, the Swing Line Lender shall be deemed to have made, and shall make, a request, on behalf of the Borrower (which hereby irrevocably authorizes such deemed request and the Swing Line Lender to so request on its behalf), that each Lender make a Base Rate Committed Loan in an amount equal to such Lender’s Pro Rata Share of the aggregate amount of such Swing Line Loans on such Swing Line Clean-Up Day. Such request shall be made in writing (which written request shall be deemed to be a Committed Loan Notice for purposes hereof) and in accordance with the requirements of Section 2.02, without regard to the minimum and multiples specified therein for the principal amount of Base Rate Committed Loans, but subject to the unutilized portion of the Aggregate Commitments and the conditions set forth in Section 4.02. The Swing Line Lender shall furnish the Borrower with a copy of the applicable Committed Loan Notice promptly after delivering such notice to the Administrative Agent. Each Lender shall make an amount equal to such Lender’s Pro Rata Share of the aggregate amount of such Swing Line Loans (as specified in the Committed Loan Notice) available to the Administrative Agent in immediately available funds for the account of the Swing Line Lender at the Administrative Agent’s Office not later than 12:00 noon on such Swing Line Clean-Up Day, whereupon, subject to Section 2.04(c)(ii), each Lender that so makes funds available shall be deemed to have made a Base Rate Committed Loan to the Borrower in such amount. The Administrative Agent shall remit the funds so received to the Swing Line Lender.

    (ii)       If for any reason any Swing Line Loan cannot be refinanced by such a Committed Borrowing in accordance with Section 2.04(c)(i), the request for Base Rate Committed Loans submitted by the Swing Line Lender as set forth herein shall be deemed to be a request by the Swing Line Lender that each of the Lenders fund its risk participation in the relevant Swing Line Loan and each Lender’s payment to the Administrative Agent for the account of the Swing Line Lender pursuant to Section 2.04(c)(i) shall be deemed payment in respect of such participation.

    (iii)       If any Lender fails to make available to the Administrative Agent for the account of the Swing Line Lender any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.04(c) by the time specified in Section 2.04(c)(i), the Swing Line Lender shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the Swing Line Lender at a rate per annum equal to the Federal Funds Rate from time to time in effect. A certificate of the Swing Line Lender submitted to any Lender (through the Administrative Agent) with respect to any amounts owing under this clause (iii) shall be conclusive absent manifest error.

    (iv)       Each Lender’s obligation to make Committed Loans or to purchase and fund risk participations in Swing Line Loans pursuant to this Section 2.04(c) shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any set-off, counterclaim, recoupment, defense or other right which such Lender may have against the Swing Line Lender, the Borrower or any other Person for any reason whatsoever, (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each Lender’s obligation to make Committed Loans pursuant to this Section 2.04(c) is subject to the conditions set forth in Section 4.02. No such funding of risk participations shall relieve or otherwise impair the obligation of the Borrower to repay Swing Line Loans, together with interest as provided herein.

(d) Repayment of Participations.

    (i)       At any time after any Lender has purchased and funded a risk participation in a Swing Line Loan, if the Swing Line Lender receives any payment on account of such Swing Line Loan, the Swing Line Lender will distribute to such Lender its Pro Rata Share of such payment (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender’s risk participation was funded) in the same funds as those received by the Swing Line Lender.

    (ii)       If any payment received by the Swing Line Lender in respect of principal or interest on any Swing Line Loan is required to be returned by the Swing Line Lender under any of the circumstances described in Section 10.06 (including pursuant to any settlement entered into by the Swing Line Lender in its discretion), each Lender shall pay to the Swing Line Lender its Pro Rata Share thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned, at a rate per annum equal to the Federal Funds Rate. The Administrative Agent will make such demand upon the request of the Swing Line Lender.

    (e)       Interest for Account of Swing Line Lender. The Swing Line Lender shall be responsible for invoicing the Borrower for interest on the Swing Line Loans. Until each Lender funds its Base Rate Committed Loan or risk participation pursuant to this Section 2.04 to refinance such Lender’s Pro Rata Share of any Swing Line Loan, interest in respect of such Pro Rata Share shall be solely for the account of the Swing Line Lender.

(f) Payments Directly to Swing Line Lender. The Borrower shall make all payments of principal and interest in respect of the Swing Line Loans directly to the Swing Line Lender.

        2.05 Prepayments.

(a) Voluntary Prepayments.

    (i)       The Borrower may, upon notice to the Administrative Agent, at any time or from time to time voluntarily prepay Committed Loans in whole or in part without premium or penalty; provided that (1) such notice must be received by the Administrative Agent not later than 9:00 a.m. (A) three Business Days prior to any date of prepayment of Eurodollar Rate Loans and (B) on the date of prepayment of Base Rate Committed Loans; (2) any prepayment of Eurodollar Rate Loans shall be in a principal amount of $2,000,000 or a whole multiple of $1,000,000 in excess thereof; (3) any prepayment of Base Rate Committed Loans shall be in a principal amount of $5,000,000 or a whole multiple of $1,000,000 in excess thereof or, in each case, if less, the entire principal amount thereof then outstanding; and (5) such notice shall, if applicable, specify whether such prepayment is of a Revolving Facility Tranche Loan or a Capital Expenditure Tranche Loan. Each such notice shall specify the date and amount of such prepayment and the Type(s) of Committed Loans to be prepaid. The Administrative Agent will promptly notify each Lender of its receipt of each such notice, and of the amount of such Lender’s Pro Rata Share of such prepayment. If such notice is given by the Borrower, the Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein. Any prepayment of a Eurodollar Rate Loan or a Base Rate Loan shall be accompanied by all accrued interest thereon, together with any additional amounts required pursuant to Section 3.05. Each such prepayment shall be applied to the Committed Loans of the Lenders in accordance with their respective Pro Rata Shares.

    (ii)       The Borrower may, upon notice to the Swing Line Lender (with a copy to the Administrative Agent), at any time or from time to time, voluntarily prepay Swing Line Loans in whole or in part without premium or penalty; provided that (1) such notice must be received by the Swing Line Lender and the Administrative Agent not later than 9:00 a.m. on the date of the prepayment, and (2) any such prepayment shall be in a minimum principal amount of $250,000or any multiple of $100,000 in excess thereof, or in such other amounts with the consent of the Swing Line Lender. Each such notice shall specify the date and amount of such prepayment. If such notice is given by the Borrower, the Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein.

(b)	Mandatory Prepayments.

    (i)       Total Outstandings exceed the Aggregate Commitments. If for any reason the Total Outstandings at any time exceed the Aggregate Commitments then in effect, the Borrower shall immediately prepay Loans and/or Cash Collateralize the L/C Obligations in an aggregate amount equal to such excess; provided, however, that the Borrower shall not be required to Cash Collateralize the L/C Obligations pursuant to this Section 2.05(b)(i) unless after the prepayment in full of the Committed Loans and Swing Line Loans the Total Outstandings exceed the Aggregate Commitments then in effect.

    (ii)       Asset Dispositions. If the Borrower or any of its Restricted Subsidiaries shall at any time or from time to time make an Asset Sale permitted by Section 7.02(i), then no less than 50% of the Net Proceeds of such sale shall either be paid by the Borrower as a prepayment of the Qualified Debt in accordance with the immediately following sentence or be reinvested in accordance with Section 8.2(i). Prepayments under this Section 2.05(b)(ii) shall be applied as follows: first, to repay the outstanding 1989 Notes such that there shall be applied to the 1989 Notes (until the 1989 Notes are repaid in full) an amount equal to the total amount of the prepayment multiplied by a fraction, the numerator of which is the outstanding balance of principal and interest on the 1989 Notes immediately preceding the prepayment, and the denominator of which is the total amount of Indebtedness of the Borrower immediately preceding the prepayment, and second, to repay any other outstanding Qualified Debt selected by the Borrower.

    (iii)       Excess Harvesting. If the Borrower or any of its Restricted Subsidiaries shall at any time or from time to time harvest excess Timber permitted by Section 7.03, then the Net Proceeds from such excess harvest shall either be paid by the Borrower as a prepayment of the Qualified Debt in accordance with the immediately following sentence or be reinvested in accordance with Section 7.03. Prepayments under this Section 2.05(b)(iii) shall be applied as follows: first, to repay the outstanding 1989 Notes such that there shall be applied to the 1989 Notes (until the 1989 Notes are repaid in full) an amount equal to the total amount of the prepayment multiplied by a fraction, the numerator of which is the outstanding balance of principal and interest on the 1989 Notes immediately preceding the prepayment, and the denominator of which is the total amount of Indebtedness of the Borrower immediately preceding the prepayment, and second, to repay any other outstanding Qualified Debt selected by the Borrower.

    (iv)       Revolving Facility Tranche Loans. If the Borrower has given a notice pursuant to Section 2.14 allocating all or a portion of the Committed Loans to the Revolving Facility Tranche, the Borrower shall cause, for a period of at least 45 consecutive days during the 12 calendar month period after the effective date of such notice and during each successive 12 calendar month period prior to the Maturity Date, no L/C Obligations to be outstanding and the aggregate principal amount of Revolving Facility Tranche Loans to be $0.

    (v)       Swing Line Loans. The Borrower shall be required to prepay Swing Line Loans as follows: (A) if following any reduction of the Swing Line Sublimit pursuant to Section 2.06(b) the Outstanding Amount of Swing Line Loans would exceed the Swing Line Sublimit as reduced, the Borrower shall prepay on the reduction date the Swing Line Loans in an amount equal to the amount of such excess, and (B) so that for one Business Day during each successive two calendar week period the aggregate principal amount of Swing Line Loans shall be $0 (a “Swing Line Clean-Up Day”), the Borrower shall prepay on the Swing Line Clean-Up Day the outstanding principal amount of the Swing Line Loans (which Swing Line Loans may not be reborrowed until such Swing Line Clean-Up Day has ended).

(c) General.

    (i)       Any prepayments of any Loans pursuant to Section 2.05(b)(ii), 2.05(b)(iii) or 2.05(b)(iv) shall be applied as follows: first to any Base Rate Loans then outstanding; second, to repay Swing Line Loans; and third, to prepay in the inverse order of their stated maturity Eurodollar Rate Loans. Subject to the immediately preceding sentence and so long as no Default or Event of Default shall then exist, if applicable, any such prepayments of any Loans pursuant to Section 2.05(b)(ii), 2.05(b)(iii) or 2.05(b)(iv) shall be applied to Revolving Facility Tranche Loans and Capital Expenditure Tranche Loans as directed by the Borrower.

(ii) The Borrower shall pay, together with each prepayment under Section 2.05(b), all accrued interest on the amount prepaid and any additional amounts required pursuant to Section 3.05.

(iii) No prepayment under Section 2.05 shall in any way affect the obligations of the Borrower or any of its Subsidiaries under any Swap Contract; unless otherwise provided in such Swap Contract.

        2.06 Termination or Reduction of Commitments; Mandatory Commitment Reduction.

(a) Voluntary Termination or Reduction of Commitments. The Borrower may, upon notice to the Administrative Agent, terminate the Aggregate Commitments, or from time to time permanently reduce the Aggregate Commitments; provided that (i) any such notice shall be received by the Administrative Agent not later than 9:00 a.m. five Business Days prior to the date of termination or reduction, (ii) any such partial reduction shall be in an aggregate amount of $5,000,000 or any whole multiple of $5,000,000 in excess thereof, (iii) the Borrower shall not terminate or reduce the Aggregate Commitments if, after giving effect thereto and to any concurrent prepayments hereunder, the Total Outstandings would exceed the Aggregate Commitments, and (iv) if, after giving effect to any reduction of the Aggregate Commitments, the Letter of Credit Sublimit or the Swing Line Sublimit exceeds the amount of the Aggregate Commitments, such Sublimit shall be automatically reduced by the amount of such excess. The Administrative Agent will promptly notify the Lenders of any such notice of termination or reduction of the Aggregate Commitments. Any reduction or termination of the Aggregate Commitments shall be applied to the Commitment of each Lender according to its Pro Rata Share. All facility fees accrued until the effective date of any reduction or termination of the Aggregate Commitments shall be paid on the effective date of such reduction or termination.

(b) Mandatory Commitment Reductions.

    (i)       When the aggregate amount of all Net Proceeds received by the Borrower and its Subsidiaries on a consolidated basis from Asset Sales (excluding (A) any Net Proceeds reinvested in accordance with Section 7.02(i) and (B) any Net Proceeds received from the sale of Designated Acres as permitted by Section 7.02(f)) since the Closing Date equals $1 billion, then, if any Net Proceeds received from time to time thereafter by the Borrower or any of its Subsidiaries from Asset Sales are applied to prepay any of the Loans pursuant to Section 2.05(b)(ii), the Aggregate Commitments shall be reduced from time to time by the amount of any such prepayment.

(ii) The Aggregate Commitments shall be reduced from time to time by the amount of any prepayment of Loans undertaken by the Borrower pursuant to Section 2.05(b)(iii).

    (iii)       Any reduction of the Aggregate Commitments pursuant to this Section 2.06(b) shall be applied to the Commitment of each Lender according to its Pro Rata Share and shall be effective upon such prepayment. All facility fees accrued until the effective date of any reduction of the Aggregate Commitments shall be paid on the effective date of such reduction.

    (iv)       Any reduction in the Aggregate Commitments which reduces the Aggregate Commitments below the then current amount of the Letter of Credit Sublimit shall result in an automatic corresponding reduction of the Letter of Credit Sublimit to the amount of the Aggregate Commitment as so reduced, without any action on the part of the L/C Issuer.

    (v)        Any reduction of the Aggregate Commitments which reduces the Aggregate Commitments below the then current amount of the Swing Line Sublimit shall result in an automatic corresponding reduction of the Swing Line Sublimit to the amount of the Aggregate Commitments, as so reduced, without any action on the part of the Swing Line Lender.

(vi) Once reduced or terminated in accordance with this Section 2.06, neither the Aggregate Commitments, the Letter of Credit Sublimit nor the Swing Line Sublimit may be increased.

        2.07 Repayment of Loans.

(a) The Borrower shall repay to the Lenders on the Maturity Date the aggregate principal amount of Committed Loans outstanding on such date.

(b) The Borrower shall repay to the Swing Line Lender on the Maturity Date the aggregate principal amount of all Swing Line Loans outstanding on such date.

        2.08 Interest.

    (a)            Subject to the provisions of subsection (b) below of this Section 2.08, (i) each Eurodollar Rate Loan shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the Eurodollar Rate for such Interest Period plus the Applicable Rate; (ii) each Base Rate Committed Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Rate; and (iii) each Swing Line Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to (A) the Base Rate plus the Applicable Rate or (B) any other rate agreed to between the Borrower and the Swing Line Lender in its sole discretion (it being understood that any such other rate agreed between the Borrower and the Swing Line Lender for a Swing Line Loan shall not be less than the Swing Line Lender’s cost of funds for such Swing Line Loan).

    (b)            If any amount payable by the Borrower under any Loan Document is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws. Furthermore, while any Event of Default exists, the Borrower shall pay interest on the principal amount of all outstanding Obligations hereunder at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws. Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable upon demand.

    (c)            Interest on each Loan shall be due and payable in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified herein. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.

        2.09 Fees.

        In addition to certain fees described in subsections (i) and (j) of Section 2.03:

    (a)       Facility Fee. The Borrower shall pay to the Administrative Agent for the account of each Lender in accordance with its Pro Rata Share, a facility fee equal to the Facility Fee Rate times the actual daily amount of the Aggregate Commitments (or, if the Aggregate Commitments have terminated, on the Outstanding Amount of all Committed Loans, Swing Line Loans and L/C Obligations), regardless of usage. The facility fee shall accrue at all times during the Availability Period (and thereafter so long as any Committed Loans, Swing Line Loans or L/C Obligations remain outstanding), including at any time during which one or more of the conditions in Article IV is not met, and shall be due and payable quarterly in arrears on the last Business Day of each March, June, September and December, commencing with the first such date to occur after the Closing Date, and on the Maturity Date (and, if applicable, thereafter on demand). The facility fee shall be calculated quarterly in arrears, and if there is any change in the Facility Fee Rate during any quarter, the actual daily amount shall be computed and multiplied by the Facility Fee Rate separately for each period during such quarter that such Facility Fee Rate was in effect.

(b) Other Fees.

    (i)       The Borrower shall pay to the Arranger and the Administrative Agent for their own respective accounts fees in the amounts and at the times specified in the Fee Letter. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.

    (ii)       The Borrower shall pay to the Lenders such fees as shall have been separately agreed upon in writing in the amounts and at the times so specified. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.

        2.10 Computation of Interest and Fees.

        All computations of interest for Base Rate Loans when the Base Rate is determined by Bank of America’s “prime rate” shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed. All other computations of fees and interest shall be made on the basis of a 360-day year and actual days elapsed (which results in more fees or interest, as applicable, being paid than if computed on the basis of a 365-day year). Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid, provided that any Loan that is repaid on the same day on which it is made shall, subject to Section 2.12(a), bear interest for one day.

        2.11 Evidence of Debt.

    (a)            The Credit Extensions made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender and by the Administrative Agent in the ordinary course of business. The accounts or records maintained by the Administrative Agent and each Lender shall be conclusive absent manifest error of the amount of the Credit Extensions made by the Lenders to the Borrower and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrower hereunder to pay any amount owing with respect to the Obligations. In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the Administrative Agent in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error. Upon the request of any Lender made through the Administrative Agent, the Borrower shall execute and deliver to such Lender (through the Administrative Agent) a Note, which shall evidence such Lender’s Loans in addition to such accounts or records. Each Lender may attach schedules to its Note and endorse thereon the date, Type (if applicable), amount and maturity of its Loans and payments with respect thereto.

    (b)            In addition to the accounts and records referred to in subsection (a) of this Section 2.11, each Lender and the Administrative Agent shall maintain in accordance with its usual practice accounts or records evidencing the purchases and sales by such Lender of participations in Letters of Credit and Swing Line Loans. In the event of any conflict between the accounts and records maintained by the Administrative Agent and the accounts and records of any Lender in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error.

        2.12 Payments Generally.

    (a)           All payments to be made by the Borrower shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff. Except as otherwise expressly provided herein, all payments by the Borrower hereunder shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the Administrative Agent’s Office in Dollars and in immediately available funds not later than 10:00 a.m. on the date specified herein. The Administrative Agent will promptly distribute to each Lender its Pro Rata Share (or other applicable share as provided herein) of such payment in like funds as received by wire transfer to such Lender’s Lending Office. All payments received by the Administrative Agent after 10:00 a.m. shall be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue.

    (b)           If any payment to be made by the Borrower shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be.

    (c)           Unless the Borrower or any Lender has notified the Administrative Agent, prior to the date any payment is required to be made by it to the Administrative Agent hereunder, that the Borrower or such Lender, as the case may be, will not make such payment, the Administrative Agent may assume that the Borrower or such Lender, as the case may be, has timely made such payment and may (but shall not be so required to), in reliance thereon, make available a corresponding amount to the Person entitled thereto. If and to the extent that such payment was not in fact made to the Administrative Agent in immediately available funds, then:

    (i)       if the Borrower failed to make such payment, each Lender shall forthwith on demand repay to the Administrative Agent the portion of such assumed payment that was made available to such Lender in immediately available funds, together with interest thereon in respect of each day from and including the date such amount was made available by the Administrative Agent to such Lender to the date such amount is repaid to the Administrative Agent in immediately available funds at the Federal Funds Rate from time to time in effect; and

    (ii)       if any Lender failed to make such payment, such Lender shall forthwith on demand pay to the Administrative Agent the amount thereof in immediately available funds, together with interest thereon for the period from the date such amount was made available by the Administrative Agent to the Borrower to the date such amount is recovered by the Administrative Agent (the “Compensation Period”) at a rate per annum equal to the Federal Funds Rate from time to time in effect. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender’s Committed Loan included in the applicable Borrowing. If such Lender does not pay such amount forthwith upon the Administrative Agent’s demand therefor, the Administrative Agent may make a demand therefor upon the Borrower, and the Borrower shall pay such amount to the Administrative Agent, together with interest thereon for the Compensation Period at a rate per annum equal to the rate of interest applicable to the applicable Borrowing. Nothing herein shall be deemed to relieve any Lender from its obligation to fulfill its Commitment or to prejudice any rights which the Administrative Agent or the Borrower may have against any Lender as a result of any default by such Lender hereunder.

A notice of the Administrative Agent to any Lender or the Borrower with respect to any amount owing under this subsection (c) shall be conclusive, absent manifest error.

    (d)            If any Lender makes available to the Administrative Agent funds for any Loan to be made by such Lender as provided in the foregoing provisions of this Article II, and such funds are not made available to the Borrower by the Administrative Agent because the conditions to the applicable Credit Extension set forth in Article IV are not satisfied or waived in accordance with the terms hereof, the Administrative Agent shall return such funds (in like funds as received from such Lender) to such Lender, without interest.

    (e)            The obligations of the Lenders hereunder to make Committed Loans and to fund participations in Letters of Credit and Swing Line Loans are several and not joint. The failure of any Lender to make any Committed Loan or to fund any such participation on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Committed Loan or purchase its participation.

    (f)            Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.

        2.13 Sharing of Payments.

        If, other than as expressly provided elsewhere herein, any Lender shall obtain on account of the Committed Loans made by it, or the participations in L/C Obligations or in Swing Line Loans held by it, any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) in excess of its ratable share (or other share contemplated hereunder) thereof, such Lender shall immediately (a) notify the Administrative Agent of such fact, and (b) purchase from the other Lenders such participations in the Committed Loans made by them and/or such subparticipations in the participations in L/C Obligations or Swing Line Loans held by them, as the case may be, as shall be necessary to cause such purchasing Lender to share the excess payment in respect of such Committed Loans or such participations, as the case may be, pro rata with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from the purchasing Lender under any of the circumstances described in Section 10.06 (including pursuant to any settlement entered into by the purchasing Lender in its discretion), such purchase shall to that extent be rescinded and each other Lender shall repay to the purchasing Lender the purchase price paid therefor, together with an amount equal to such paying Lender’s ratable share (according to the proportion of (i) the amount of such paying Lender’s required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered, without further interest thereon. The Borrower agrees that any Lender so purchasing a participation from another Lender may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off, but subject to Section 10.09) with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation. The Administrative Agent will keep records (which shall be conclusive and binding in the absence of manifest error) of participations purchased under this Section and will in each case notify the Lenders following any such purchases or repayments. Each Lender that purchases a participation pursuant to this Section shall from and after such purchase have the right to give all notices, requests, demands, directions and other communications under this Agreement with respect to the portion of the Obligations purchased to the same extent as though the purchasing Lender were the original owner of the Obligations purchased.

        2.14 Loan Tranches.

        The Borrower may, at any time and from time to time, upon at least five Business Days notice to the Administrative Agent, allocate all or a portion of Borrowings constituting Committed Loans, including with respect to Swing Line Loans and L/C Obligations, to a revolving credit facility tranche (the “Revolving Facility Tranche”) or a capital expenditure tranche (the “Capital Expenditure Tranche”), or both; provided that:

(a) at no time shall the Outstanding Amount of all Loans allocated to the Revolving Facility Tranche plus the Outstanding Amount of all L/C Obligations exceed $50,000,000;

(b) at no time shall the Outstanding Amount of all Loans allocated to the Capital Expenditure Tranche exceed $50,000,000;

    (c)            upon allocation to the Revolving Facility Tranche or the Capital Expenditure Tranche, as case may be, Loans shall remain so allocated notwithstanding any conversion or continuation of Loans pursuant to Section 2.02;

    (d)            the Borrower and each of the Lenders agree that the establishment of the Revolving Facility Tranche and the Capital Expenditure Tranche is intended to assist the Borrower in its compliance with Section 7.05 and the corresponding provisions of the applicable Senior Notes Agreements. Accordingly, neither the failure by the Borrower to comply in any respect with this Section 2.14 nor the failure by the Administrative Agent or any Lender to identify or remedy such noncompliance shall give rise to any liability against the Administrative Agent or any Lender or any defense to compliance by the Borrower with Section 7.05; and

(e) if the Borrower fails to so allocate the L/C Obligations, the L/C Obligations shall be deemed allocated to the Revolving Facility Tranche.

Such notice of allocation shall specify (i) the effective date of such allocation which shall not be a date earlier than the date of such notice, (ii) the aggregate principal amount of Loans (identified by Type of Loan) and L/C Obligations to be allocated to the Revolving Facility Tranche, the Capital Expenditure Tranche, or both, as the case may be, and (iii) in the case of allocations to the Capital Expenditure Tranche, the Borrower shall represent and warrant that the proceeds of all Loans allocated thereto have been used solely to finance capital improvements, expansions and additions to the Borrower’s property (including Timberlands), plant and equipment. The Administrative Agent will promptly notify the Lenders of such notice of allocation of Loans and L/C Obligations.

ARTICLE III.
TAXES, YIELD PROTECTION AND ILLEGALITY

        3.01 Taxes.

    (a)             Any and all payments by the Borrower to or for the account of the Administrative Agent or any Lender under any Loan Document shall be made free and clear of and without deduction for any and all present or future taxes, duties, levies, imposts, deductions, assessments, fees, withholdings or similar charges, and all liabilities with respect thereto, excluding, in the case of the Administrative Agent and each Lender, taxes imposed on or measured by its overall net income, and franchise taxes imposed on it (in lieu of net income taxes), by the jurisdiction (or any political subdivision thereof) under the Laws of which the Administrative Agent or such Lender, as the case may be, is organized or maintains a lending office (all such non-excluded taxes, duties, levies, imposts, deductions, assessments, fees, withholdings or similar charges, and liabilities being hereinafter referred to as “Taxes”). If the Borrower shall be required by any Laws to deduct any Taxes from or in respect of any sum payable under any Loan Document to the Administrative Agent or any Lender, (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section), each of the Administrative Agent and such Lender receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions, (iii) the Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable Laws, and (iv) within 30 days after the date of such payment, the Borrower shall furnish to the Administrative Agent (which shall forward the same to such Lender) the original or a certified copy of a receipt evidencing payment thereof.

    (b)             In addition, the Borrower agrees to pay any and all present or future stamp, court or documentary taxes and any other excise or property taxes or charges or similar levies which arise from any payment made under any Loan Document or from the execution, delivery, performance, enforcement or registration of, or otherwise with respect to, any Loan Document (hereinafter referred to as “Other Taxes”).

    (c)             If the Borrower shall be required to deduct or pay any Taxes or Other Taxes from or in respect of any sum payable under any Loan Document to the Administrative Agent or any Lender, the Borrower shall also pay to the Administrative Agent or to such Lender, as the case may be, at the time interest is paid, such additional amount that the Administrative Agent or such Lender specifies is necessary to preserve the after-tax yield (after factoring in all taxes, including taxes imposed on or measured by net income) that the Administrative Agent or such Lender would have received if such Taxes or Other Taxes had not been imposed.

    (d)             The Borrower agrees to indemnify the Administrative Agent and each Lender for (i) the full amount of Taxes and Other Taxes (including any Taxes or Other Taxes imposed or asserted by any jurisdiction on amounts payable under this Section) paid by the Administrative Agent and such Lender, (ii) amounts payable under Section 3.01(c) and (iii) any liability (including additions to tax, penalties, interest and expenses) arising therefrom or with respect thereto, in each case whether or not such Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. Payment under this subsection (d) shall be made within 30 days after the date the Lender or the Administrative Agent makes a demand therefor.

        3.02 Illegality.

        If any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable Lending Office to make, maintain or fund Eurodollar Rate Loans, or to determine or charge interest rates based upon the Eurodollar Rate, then, on notice thereof by such Lender to the Borrower through the Administrative Agent, any obligation of such Lender to make or continue Eurodollar Rate Loans or to convert Base Rate Committed Loans to Eurodollar Rate Loans shall be suspended until such Lender notifies the Administrative Agent and the Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, the Borrower shall, upon demand from such Lender (with a copy to the Administrative Agent), prepay or, if applicable, convert all Eurodollar Rate Loans of such Lender to Base Rate Loans, either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such Eurodollar Rate Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such Eurodollar Rate Loans. Upon any such prepayment or conversion, the Borrower shall also pay accrued interest on the amount so prepaid or converted. Each Lender agrees to designate a different Lending Office if such designation will avoid the need for such notice and will not, in the good faith judgment of such Lender, otherwise be materially disadvantageous to such Lender.

        3.03 Inability to Determine Rates.

        If the Required Lenders determine that for any reason adequate and reasonable means do not exist for determining the Eurodollar Rate for any requested Interest Period with respect to a proposed Eurodollar Rate Loan, or that the Eurodollar Rate for any requested Interest Period with respect to a proposed Eurodollar Rate Loan does not adequately and fairly reflect the cost to such Lenders of funding such Loan, the Administrative Agent will promptly so notify the Borrower and each Lender. Thereafter, the obligation of the Lenders to make or maintain Eurodollar Rate Loans shall be suspended until the Administrative Agent (upon the instruction of the Required Lenders) revokes such notice. Upon receipt of such notice, the Borrower may revoke any pending request for a Borrowing of, conversion to or continuation of Eurodollar Rate Loans or, failing that, will be deemed to have converted such request into a request for a Committed Borrowing of Base Rate Loans in the amount specified therein.

        3.04 Increased Cost and Reduced Return; Capital Adequacy.

    (a)            If any Lender determines that as a result of the introduction of or any change in or in the interpretation of any Law, or such Lender’s compliance therewith, there shall be any increase in the cost to such Lender of agreeing to make or making, funding or maintaining Eurodollar Rate Loans or (as the case may be) issuing or participating in Letters of Credit, or a reduction in the amount received or receivable by such Lender in connection with any of the foregoing (excluding for purposes of this subsection (a) any such increased costs or reduction in amount resulting from (i) Taxes or Other Taxes (as to which Section 3.01 shall govern), (ii) changes in the basis of taxation of overall net income or overall gross income by the United States or any foreign jurisdiction or any political subdivision of either thereof under the Laws of which such Lender is organized or has its Lending Office, and (iii) reserve requirements utilized in the determination of the Eurodollar Rate), then from time to time upon demand of such Lender (with a copy of such demand to the Administrative Agent), the Borrower shall pay to such Lender such additional amounts as will compensate such Lender for such increased cost or reduction.

    (b)            If any Lender determines that the introduction of any Law regarding capital adequacy or any change therein or in the interpretation thereof, or compliance by such Lender (or its Lending Office) therewith, has the effect of reducing the rate of return on the capital of such Lender or any corporation controlling such Lender as a consequence of such Lender’s obligations hereunder (taking into consideration its policies with respect to capital adequacy and such Lender’s desired return on capital), then from time to time upon demand of such Lender (with a copy of such demand to the Administrative Agent), the Borrower shall pay to such Lender such additional amounts as will compensate such Lender for such reduction.

        3.05 Funding Losses.

        Upon demand of any Lender (with a copy to the Administrative Agent) from time to time, the Borrower shall promptly compensate such Lender for and hold such Lender harmless from any loss, cost or expense incurred by it as a result of:

    (a)            any continuation, conversion, payment or prepayment of any Loan other than a Base Rate Loan on a day other than the last day of the Interest Period for such Loan (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise); or

    (b)            any failure by the Borrower (for a reason other than the failure of such Lender to make a Loan) to prepay, borrow, continue or convert any Loan other than a Base Rate Loan on the date or in the amount notified by the Borrower;

including any loss of anticipated profits and any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Loan or from fees payable to terminate the deposits from which such funds were obtained. The Borrower shall also pay any customary administrative fees charged by such Lender in connection with the foregoing.

For purposes of calculating amounts payable by the Borrower to the Lenders under this Section 3.05, each Lender shall be deemed to have funded each Eurodollar Rate Loan made by it at the Eurodollar Base Rate used in determining the Eurodollar Rate for such Loan by a matching deposit or other borrowing in the London interbank eurodollar market for a comparable amount and for a comparable period, whether or not such Eurodollar Rate Loan was in fact so funded.

        3.06 Matters Applicable to all Requests for Compensation.

        A certificate of the Administrative Agent or any Lender claiming compensation under this Article III and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of manifest error. In determining such amount, the Administrative Agent or such Lender may use any reasonable averaging and attribution methods.

        3.07 Survival.

        All of the Borrower’s obligations under this Article III shall survive termination of the Aggregate Commitments and repayment of all other Obligations hereunder.

ARTICLE IV.
CONDITIONS PRECEDENT TO CREDIT EXTENSIONS

        4.01 Conditions of Initial Credit Extension.

        The obligation of each Lender to make its initial Credit Extension hereunder is subject to satisfaction of the following conditions precedent:

    (a)       The Administrative Agent’s receipt of the following, each of which shall be originals or facsimiles (followed promptly by originals) unless otherwise specified, each properly executed by a Responsible Officer and any responsible officer of the other Loan Parties, each dated the Closing Date (or, in the case of certificates of governmental officials, a recent date before the Closing Date) and each in form and substance satisfactory to the Administrative Agent and its legal counsel:

(i) Agreement. Executed counterparts of this Agreement, sufficient in number for distribution to the Administrative Agent, each Lender and the Borrower;

(ii) Note. If so requested by a Lender by January 14, 2004, a Note executed by the Borrower in favor of such Lender;

(iii) Resolutions; Incumbency.

(A) Resolutions.

    (1)               Copies of the resolutions of the board of directors of the REIT, as the sole member of the General Partner, as general partner of the Borrower, approving and authorizing the execution, delivery and performance by such entities on behalf of the Borrower of this Agreement and the other Loan Documents to which the Borrower is a party to be delivered hereunder, and authorizing the borrowing of the Loans, certified as of the Closing Date by the Secretary or an Assistant Secretary of the REIT;

    (2)               Copies of the resolutions of the board of directors of the REIT, as the sole member of the General Partner, as general partner of the Borrower, as the sole member of Plum Creek Southern approving and authorizing the execution, delivery and performance by such entities on behalf of Plum Creek Southern of the Plum Creek Southern Timber Assumption Agreement to be delivered hereunder, certified as of the Closing Date by the Secretary or Assistant Secretary of the REIT; and

    (3)               Copies of the resolutions of the board of directors of the REIT, as the sole member of the General Partner, as general partner of the Borrower, as the sole member of Plum Creek South Central approving and authorizing the execution, delivery and performance by such entities on behalf of Plum Creek South Central of the Plum Creek South Central Assumption Agreement to be delivered hereunder, certified as of the Closing Date by the Secretary or Assistant Secretary of the REIT;

(B) Incumbency.

    (1)               A certificate of the Secretary or Assistant Secretary of the REIT certifying the names and true signatures of the duly authorized officers of the REIT, as the sole member of the General Partner, as general partner of the Borrower, authorized to execute, deliver and perform, as applicable, this Agreement on behalf of the Borrower, and all other Loan Documents to be delivered hereunder;

    (2)               A certificate of the Secretary or Assistant Secretary of the REIT certifying the names and true signatures of the duly authorized officers of the REIT, as the sole member of the General Partner, as general partner of the Borrower, as the sole member of Plum Creek Southern authorized to execute, deliver and perform the Southern Timber Assumption Agreement to be delivered hereunder; and

    (3)               A certificate of the Secretary or Assistant Secretary of the REIT certifying the names and true signatures of the duly authorized officers of the REIT, as the sole member of the General Partner, as general partner of the Borrower, as the sole member of Plum Creek South Central authorized to execute, deliver and perform the Plum Creek South Central Assumption Agreement to be delivered hereunder;

(iv) Organization Documents and Good Standing. Each of the following documents:

    (A)       The certificate of limited partnership of the Borrower, the certificate of formation of the General Partner, and the certificate of incorporation of the REIT, in each case as in effect on the Closing Date, certified by the Secretary of State or similar, applicable Governmental Authority of the state of formation, organization or incorporation, as the case may be, of such Persons as of a recent date, and by the Secretary or Assistant Secretary of the REIT, and a certificate of the Secretary or Assistant Secretary of the REIT attaching copies of the Organization Documents of each of the Borrower, the General Partner and the REIT and certifying that such Organization Documents are true, correct, and complete as of the Closing Date;

    (B)       The certificate of formation of Plum Creek Southern as in effect on the Closing Date, certified by the Secretary of State (or similar applicable Governmental Authority) of the state of organization of Plum Creek Southern as of a recent date, and by the Assistant Secretary or Secretary of the REIT, and a certificate of the Assistant Secretary or Secretary of the REIT attaching copies of the Organization Documents of Plum Creek Southern and certifying that such Organization Documents are true, correct and complete as of the Closing Date;

    (C)       The certificate of formation of Plum Creek South Central as in effect on the Closing Date, certified by the Secretary of State (or similar applicable Governmental Authority) of the state of organization of Plum Creek South Central as of a recent date, and by the Assistant Secretary or Secretary of the REIT and a certificate of the Assistant Secretary or Secretary of the REIT, attaching copies of the Organization Documents of Plum Creek South Central and certifying that such Organization Documents are true, correct and complete as of the Closing Date; and

    (D)       A good standing certificate for each Loan Party and each Partner Entity from the Secretary of State (or similar, applicable Governmental Authority) of its state of incorporation, formation or organization, as the case may be, as of a recent date;

    (v)       Legal Opinion. A favorable opinion of James A. Kraft, Senior Vice President, General Counsel and Secretary of the REIT and of the General Partner, and counsel to the Loan Parties, dated as of the Closing Date and addressed to the Administrative Agent and the Lenders and substantially in the form of Exhibit C;

(vi) Certificate. A certificate signed by a Responsible Officer, dated as of the Closing Date, certifying that:

(A) the representations and warranties contained in Article V are true and correct on and as of such date and as of the date hereof, as though made on and as of such date;

(B) no Default or Event of Default exists as of such date, or would result from the initial Credit Extension;

    (C)       there has occurred since December 31, 2002, no event or circumstance that has resulted or would reasonably be expected to result in a material adverse change in, or a material adverse effect upon, the business, assets, liabilities (actual or contingent), operations, properties, condition (financial otherwise) or prospects of, or information regarding, the REIT, the Borrower and their respective Subsidiaries (taken as whole);

    (D)       there exists no action, suit, investigation, litigation or proceeding pending or threatened in any court or before any arbitrator or Governmental Authority that (1) could reasonably be expected to (a) have a material adverse effect on the operations, business, properties, condition (financial or otherwise) or prospects of the Borrower or the Borrower and its Subsidiaries, taken as a whole, (b) adversely affect the ability of any Loan Party to perform its obligations under the Loan Documents to which such Loan Party is a party or (c) adversely affect the rights and remedies of the Administrative Agent and the Lenders under the Loan Documents, or (2) adversely affects any aspect of the transactions contemplated hereby or any of the Loan Documents;

    (E)       all governmental and third party consents, licenses and approvals necessary in connection with each aspect of the credit facility contemplated herein and required in connection with the execution, delivery and performance by each Loan Party and the validity against such Loan Party of the Loan Documents to which it is a party have been obtained and shall remain in effect; all applicable waiting periods shall have expired without any adverse action being taken by any competent authority; and no applicable law or regulation and no judgment, injunction, order or decree, shall, in each case, be applicable that prohibits, restrains, prevents, or imposes adverse conditions upon such credit facility and the execution, delivery and performance by each Loan Party and the validity against such Loan Party of the Loan Documents to which it is a party;

(F) that the conditions specified in Sections 4.02(a) and (b) have been satisfied;

    (G)       that there has been no event or circumstance since the date of the Audited Financial Statements that has had or could be reasonably expected to have, either individually or in the aggregate, a Material Adverse Effect; and

(H) a calculation of the Pricing Leverage Ratio as of the last day of the fiscal quarter of the Borrower ending September 30, 2003;

    (vii)       Senior Notes Agreements. A certificate signed by a Responsible Officer attaching a true, correct, and complete copy of each of the Senior Notes Agreements, and certifying that such agreements are true, correct and complete as of the Closing Date;

    (viii)       Repayment of Existing Credit Agreement. Evidence satisfactory to the Administrative Agent that all principal of and interest on the extensions of credits outstanding under, and all other amounts owing under, the Existing Credit Agreement have been (or shall be simultaneously with the Closing Date ) paid in full, and the Borrower shall have irrevocably directed the Administrative Agent to apply the proceeds from the initial Credit Extension hereunder toward such payment in full, and that any commitments to extend credit under the Existing Credit Agreement have been (or shall be simultaneously with the Closing Date) canceled or terminated and that all guarantees in respect of, and all Liens securing, such Indebtedness shall have been released (or arrangements for such release reasonably satisfactory to the Administrative Agent shall have been made);

(ix) Subsidiary Assumption Agreements.

(A) The Plum Creek Southern Timber Assumption Agreement duly executed by Plum Creek Southern, in form and substance satisfactory to the Administrative Agent; and

(B) The Plum Creek South Central Assumption Agreement duly executed by Plum Creek South Central, in form and substance satisfactory to the Administrative Agent; and

    (x)       Other Documents and Materials. Such other assurances, certificates, documents, approvals, consents, materials or opinions as the Administrative Agent, the L/C Issuer, the Swing Line Lender or the Required Lenders reasonably may require.

(b) Any fees, costs and expenses required to be paid on or before the Closing Date shall have been paid.

    (c)       Unless waived by the Administrative Agent, the Borrower shall have paid all Attorney Costs of the Administrative Agent to the extent invoiced prior to or on the Closing Date, plus such additional amounts of Attorney Costs as shall constitute its reasonable estimate of Attorney Costs incurred or to be incurred by it through the closing proceedings (provided that such estimate shall not thereafter preclude a final settling of accounts between the Borrower and the Administrative Agent).

        4.02 Conditions to all Credit Extensions.

        The obligation of each Lender to honor any Request for Credit Extension (other than a Committed Loan Notice requesting only a conversion of Committed Loans to the other Type, or a continuation of Eurodollar Rate Loans) is subject to the following conditions precedent:

    (a)           Representations and Warranties. The representations and warranties of the Borrower contained in Article V or any other Loan Document, or which are contained in any document furnished at any time under or in connection herewith or therewith, shall be true and correct on and as of the date of such Credit Extension, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct as of such earlier date, and except that for purposes of this Section 4.02, the representations and warranties contained in subsections (a) and (b) of Section 5.11 shall be deemed to refer to the most recent statements furnished pursuant to subsections (a) and (b), respectively, of Section 6.01.

(b) No Default. No Default or Event of Default shall exist, or would result from such proposed Credit Extension.

    (c)           Request for Credit Extension. The Administrative Agent and, if applicable, the L/C Issuer or the Swing Line Lender shall have received a Request for Credit Extension in accordance with the requirements hereof.

        Each Request for Credit Extension submitted by the Borrower shall be deemed to be a representation and warranty that the conditions specified in Sections 4.02(a) and (b) have been satisfied on and as of the date of the applicable Credit Extension.

ARTICLE V.
REPRESENTATIONS AND WARRANTIES

        The Borrower represents and warrants to the Administrative Agent and the Lenders that:

        5.01 Existence, Qualification and Power; Compliance with Laws.

(a) The Borrower, each of its Subsidiaries and each of the Partner Entities:

    (i)       is a corporation, partnership or limited liability company duly incorporated, formed or organized, validly existing and in good standing under the Laws of the jurisdiction of its incorporation, formation or organization;

    (ii)       is duly qualified and is licensed and in good standing under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification or license

    (iii)       is in compliance with all Requirements of Law and all orders, writs, injunctions and decrees applicable to it or to its Properties, except in such instances in which the failure to comply therewith, either individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

    (b)       The Borrower, each of its Subsidiaries and each of the Partner Entities has all requisite power and authority and all requisite governmental licenses, authorizations, consents and approvals to (i) own its assets and carry on its business and (ii) execute, deliver, and perform its obligations under the Loan Documents to which it is a party.

        5.02 Authorization; No Contravention.

        The execution, delivery and performance by each Loan Party of each Loan Document to which such Person is party, and the consummation by such Loan Party of the transactions contemplated by each Loan Documents to which such Person is a party, in each case have been duly authorized by all necessary corporate, limited liability company, partnership and/or other organizational action, and do not and will not:

(a) contravene the terms of the Organization Documents of any Loan Party or any of the Partner Entities;

    (b)            conflict with or result in any breach or contravention of, or the creation of any Lien under, (i) any Contractual Obligation to which any Loan Party or any of the Partner Entities is a party or (ii) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which any Loan Party or any of the Partner Entities or its respective Property is subject; or

(c) violate any Requirement of Law.

        5.03 Governmental Authorization; Other Consents.

        Except as has been obtained by the Borrower prior to the date of this Agreement, no approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with the execution, delivery or performance by, or enforcement against, any Loan Party, any of the Partner Entities or any of their respective Subsidiaries of this Agreement or any other Loan Document, or for the consummation of any of the transactions contemplated by any of the Loan Documents.

        5.04 Binding Effect.

        This Agreement has been, and each other Loan Document, when delivered hereunder, will have been, duly executed and delivered by each Loan Party that is party thereto. This Agreement constitutes, and each other Loan Document when so delivered will constitute, a legal, valid and binding obligation of each Loan Party that is a party to such Loan Documents, enforceable against each such Loan Party in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditor’s rights generally or by equitable principles relating to enforceability.

        5.05 Litigation.

        There are no actions, suits, proceedings, claims or disputes pending or, to the Borrower’s Knowledge and the knowledge of each of the Partner Entities, threatened or contemplated, at law, in equity, in arbitration or before any Governmental Authority, by or against the Borrower, any of the Partner Entities or any of their respective Subsidiaries or against any of their respective Properties or revenues that (a) purport to affect or pertain to this Agreement or any other Loan Document, or any of the transactions contemplated by any of the Loan Documents, or (b) either individually or in the aggregate, have a reasonable probability of success on the merits and which, if determined adversely to the Borrower, any of the Partner Entities or any of their respective Subsidiaries would reasonably be expected to have a Material Adverse Effect. No injunction, writ, temporary restraining order or any order of any nature has been issued by any court or other Governmental Authority purporting to enjoin or restrain the execution, delivery or performance of this Agreement or any other Loan Document, or directing that the transactions contemplated by any of the Loan Documents not be consummated as herein or therein provided.

        5.06 No Default.

    (a)            No Default has occurred and is continuing or would result from the consummation of the transactions contemplated by this Agreement or any other Loan Document or would result from the incurring of any Obligations by the Borrower or any other Loan Party.

    (b)            Neither the Borrower nor any of the Partner Entities nor any of their respective Subsidiaries is in default under or with respect to any Contractual Obligation that would, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or that would, if such default had occurred after the Closing Date, create an Event of Default under Section 8.01(e).

        5.07 ERISA Compliance.

(a) Schedule 5.07 lists all Plans as of the Closing Date and separately identifies Plans intended to be Qualified Plans and Multiemployer Plans.

    (b)            Each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other Federal or state law, including all requirements under the Code or ERISA for filing reports (which are true and correct in all material respects as of the date filed), and benefits have been paid in accordance with the provisions of the Plan.

    (c)            Except as specifically disclosed in Schedule 5.07, each Qualified Plan has been determined by the IRS to qualify under Section 401 of the Code, and the trusts created thereunder have been determined to be exempt from tax under the provisions of Section 501 of the Code, and to the Borrower’s Knowledge nothing has occurred which would cause the loss of such qualification or tax-exempt status.

    (d)            Except as specifically disclosed in Schedule 5.07, there is no outstanding liability under Title IV of ERISA (other than premiums due but not delinquent under Section 4007 of ERISA) with respect to any Plan maintained or sponsored by the Borrower or any ERISA Affiliate, nor with respect to any Plan to which the Borrower or any ERISA Affiliate contributes or is obligated to contribute, and which liability would reasonably be expected to have a Material Adverse Effect.

(e) Except as specifically disclosed in Schedule 5.07, no Plan subject to Title IV of ERISA has any Unfunded Pension Liability which would reasonably be expected to have a Material Adverse Effect.

    (f)            Except as specifically disclosed in Schedule 5.07, the Borrower and its ERISA Affiliates have not ever represented, promised or contracted (whether in oral or written form) to any current or former employee (either individually or to employees as a group) that such current or former employee(s) would be provided, at any cost to the Borrower or its ERISA Affiliates, with life insurance or employee welfare plan benefits (within the meaning of Section 3(1) of ERISA) following retirement or termination of employment, other than benefits mandated by applicable law, including but not limited to, continuation coverage required to be provided under Section 4980B of the Code or Title I, Subtitle B, Part 6 of ERISA, and which cost would reasonably be expected to have a Material Adverse Effect. To the extent that the Borrower or its ERISA Affiliates have made any such representation, promise or contract, they have expressly reserved the right to amend or terminate such life insurance or employee welfare plan benefits with respect to claims not yet incurred.

(g) The Borrower and its ERISA Affiliates have complied in all material respects with the notice and continuation coverage requirements of Section 4980B of the Code.

    (h)            Except as specifically disclosed in Schedule 5.07, no ERISA Event has occurred or, to the Borrower’s Knowledge is reasonably expected to occur with respect to any Plan which would reasonably be expected to have a Material Adverse Effect.

    (i)            There are no pending or, to the Borrower’s Knowledge, threatened claims, actions or lawsuits, other than routine claims for benefits in the usual and ordinary course, asserted or instituted against (i) any Plan maintained or sponsored by the Borrower or its assets, (ii) the Borrower or its ERISA Affiliates with respect to any Qualified Plan, or (iii) any fiduciary with respect to any Plan for which the Borrower or its ERISA Affiliates may be directly or indirectly liable, through indemnification obligations or otherwise and which claim, action or lawsuit would reasonably be expected to have a Material Adverse Effect.

    (j)            Except as specifically disclosed in Schedule 5.07, neither the Borrower nor any ERISA Affiliate has incurred nor, to the Borrower’s Knowledge, reasonably expects to incur (i) any liability (and, to the Borrower’s knowledge, no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Section 4201 or 4243 of ERISA with respect to a Multiemployer Plan or (ii) any liability under Title IV of ERISA (other than premiums due and not delinquent under Section 4007 of ERISA) with respect to a Plan, and which liability would reasonably be expected to have a Material Adverse Effect.

    (k)            Except as specifically disclosed in Schedule 5.07, neither the Borrower nor any ERISA Affiliate has transferred any Unfunded Pension Liability to a Person other than the Borrower or an ERISA Affiliate or otherwise engaged in a transaction that is subject to Section 4069 or 4212(c) of ERISA.

    (l)            The Borrower has not engaged, directly or indirectly, in a non-exempt prohibited transaction (as defined in Section 4975 of the Code or Section 406 of ERISA) in connection with any Plan which would reasonably be expected to have a Material Adverse Effect.

        5.08 Use of Proceeds.; Margin Regulations.

    (a)            The proceeds of the Loans are intended to be and shall be used solely for the purposes set forth in and permitted by Section 6.11, and are intended to be and shall be used in compliance with Section 7.07.

    (b)            Neither the Borrower nor any of the Partner Entities nor any of their respective Subsidiaries is engaged and will engage, principally or as one of its important activities, in the business of purchasing or carrying Margin Stock, or extending credit for the purpose of purchasing or carrying Margin Stock.

        5.09 Ownership of Property; Liens.

        Each of the Borrower and each Subsidiary of the Borrower has good record and marketable title in fee simple to, or valid leasehold interests in, all real Property necessary or used in the ordinary conduct of their respective businesses, except for such defects in title as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. As of the Closing Date, none of the Properties of the Borrower or any of its Subsidiaries is subject to any Liens, other than Permitted Liens.

        5.10 Taxes.

        The Borrower, each of the Partner Entities and each of their respective Subsidiaries have filed all Federal, state and other material tax returns and reports required to be filed, and have paid all Federal, state and other material taxes, assessments, fees and other governmental charges levied or imposed upon them or their respective Properties, income or assets otherwise due and payable, except those which are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves have been provided in accordance with GAAP. No Notice of Lien has been filed or recorded. There is no proposed tax assessment against the Borrower, any of the Partner Entities or any of their respective Subsidiaries that would, if made, have a Material Adverse Effect.

        5.11 Financial Statements; No Material Adverse Effect.

    (a)            The Audited Financial Statements: (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; (ii) fairly present the financial condition of the Borrower and its Subsidiaries as of the date thereof and their results of operations for the period covered thereby in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; and (iii) except as disclosed in Schedule 5.22, show all material indebtedness and other liabilities, direct or contingent, of the Borrower and its Subsidiaries as of the date thereof, including liabilities for taxes, material commitments and Indebtedness.

    (b)            The unaudited consolidated financial statements of the Borrower and its Subsidiaries dated September 30, 2003, and the related consolidated statements of income or operations, shareholders’ equity and cash flows for the fiscal quarter ended on that date: (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; (ii) fairly present the financial condition of the Borrower and its Subsidiaries as of the date thereof and their results of operations for the period covered thereby, subject, in the case of clauses (i) and (ii) in this subsection (b), to the absence of footnotes and to normal year-end audit adjustments; and (iii) except as disclosed in Schedule 5.22, show all material indebtedness and other liabilities, direct or contingent, of the Borrower and its consolidated Subsidiaries as of the date of such financial statements, including liabilities for taxes, material commitments and Indebtedness.

(c) Since the date of the Audited Financial Statements, there has been no Material Adverse Effect.

        5.12 Environmental Matters.

    (a)            Except as specifically disclosed in Schedule 5.12, the on-going operations of the Borrower, each of the Partner Entities, and each of their respective Subsidiaries comply in all respects with all Environmental Laws, except such non-compliance which would not (if enforced in accordance with applicable law) result in liability in excess of $25,000,000 in the aggregate.

    (b)            Except as specifically disclosed in Schedule 5.12, the Borrower, each of the Partner Entities, and each of their respective Subsidiaries have obtained all licenses, permits, authorizations and registrations required under any Environmental Law (“Environmental Permits”) and necessary for their respective ordinary course operations, all such Environmental Permits are in good standing, and the Borrower, each of the Partner Entities, and each of their respective Subsidiaries are in compliance with all terms and conditions of such Environmental Permits except where the failure to obtain, maintain in good standing or comply with such Environmental Permits would not reasonably be expected to have a Material Adverse Effect.

    (c)                   Except as specifically disclosed in Schedule 5.12, none of the Borrower, the Partner Entities, any of their respective Subsidiaries or any of their respective present Property or operations, is subject to any outstanding written order from or agreement with any Governmental Authority, nor subject to any judicial or docketed administrative proceeding, respecting any Environmental Law, Environmental Claim or Hazardous Material arising out of a violation or alleged violation of any Environmental Law.

    (d)            Except as specifically disclosed in Schedule 5.12, there are no Hazardous Materials or other conditions or circumstances existing with respect to any Property, or arising from operations prior to the Closing Date, of the Borrower, each of the Partner Entities, or any of their respective Subsidiaries that would reasonably be expected to give rise to Environmental Claims with a potential liability of the Borrower and its Subsidiaries in excess of $25,000,000 in the aggregate for any such condition, circumstance or Property. In addition, except as specifically disclosed in Schedule 5.12, (i), neither the Borrower nor any of the Partner Entities nor any of their respective Subsidiaries has any underground storage tanks (x) that are not properly registered or permitted under applicable Environmental Laws, or (y) that are leaking or disposing of Hazardous Materials off-site, and (ii) the Borrower, the Partner Entities and their respective Subsidiaries have notified all of their employees of the existence, if any, of any health hazard arising from the conditions of their employment and have met all notification requirements under Title III of CERCLA and all other Environmental Laws.

        5.13 Regulated Entities.

        None of the Borrower, any of the Partner Entities, any of their respective Subsidiaries, or any Person Controlling the Borrower, any of the Partner Entities or any of their respective Subsidiaries (i) is a “holding company,” or a “subsidiary company” of a “holding company,” or an “affiliate” of a “holding company” or of a “subsidiary company” of a “holding company,” within the meaning of the Public Utility Holding Company Act of 1935, or (ii) is or is required to be registered as an “investment company” under the Investment Company Act of 1940.

        5.14 No Burdensome Restrictions.

        Neither the Borrower, nor any of the Partner Entities nor any of their respective Subsidiaries is a party to or bound by any Contractual Obligation, or subject to any charter or corporate restriction, or any Requirement of Law, which would reasonably be expected to have a Material Adverse Effect.

        5.15 Solvency.

        Each of the Borrower, each of the other Loan Parties, each Partner Entity, each Facilities Subsidiary and each Restricted Subsidiary is Solvent.

        5.16 Labor Relations.

        There are no strikes, lockouts or other labor disputes against the Borrower or any of its Subsidiaries, or, to the Borrower’s Knowledge, threatened against or affecting the Borrower or any of its Subsidiaries which could reasonably be expected to, either individually or in the aggregate, have a Material Adverse Effect. There are no unfair labor practice complaints pending against the Borrower or any of its Subsidiaries or, to the Borrower’s Knowledge, threatened against any of them before any Governmental Authority which have a reasonable probability of success on the merits and which, if determined adversely to the Borrower or any of its Subsidiaries, could reasonably be expected to, either individually or in the aggregate, have a Material Adverse Effect.

        5.17 Intellectual Property; Licenses, Etc.

        The Borrower or its Subsidiaries own or are licensed or otherwise have the right to use all of the patents, patent rights, trademarks, service marks, trade names, copyrights, franchises, licenses and other intellectual property, contractual franchises, authorizations and other rights that are reasonably necessary for the operation of their respective businesses, without conflict with the rights of any other Person. To the Borrower’s Knowledge, no slogan or other advertising device, product, process, method, substance, part or other material now employed, or now contemplated to be employed, by the Borrower or any of its Subsidiaries infringes upon any rights held by any other Person. No claim or litigation regarding any of the foregoing is pending or, to the Borrower’s Knowledge, threatened, and no patent, invention, device, application, principle or any statute, law, rule, regulation, standard or code is pending or, to the Borrower’s Knowledge, proposed, which, in either case, would reasonably be expected to have a Material Adverse Effect.

        5.18 Subsidiaries.

        As of the Closing Date, the Borrower has no Subsidiaries other than those specifically disclosed in Part (a) of Schedule 5.18 and has no equity investments in any other corporation or entity other than those specifically disclosed in Part(b) of Schedule 5.18. Except as disclosed in Part (a) of Schedule 5.18, the Borrower owns 100% of the ownership interests of its Subsidiaries. The Facilities Subsidiary has issued no rights, warrants or options to acquire or instruments convertible into or exchangeable for any equity interest in the Facilities Subsidiary.

        5.19 Partnership Interest.

        The only general partner of the Borrower is the General Partner, which as of the Closing Date will own a 1% general partnership interest in the Borrower.

        5.20 Insurance.

        The Properties of the Borrower and its Subsidiaries are insured with financially sound and reputable insurance companies not Affiliates of the Borrower, in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar Properties in localities where the Borrower or the applicable Subsidiary operates.

        5.21 Full Disclosure.

        None of the representations or warranties made by the Borrower, any of the Partner Entities or any of their respective Subsidiaries in the Loan Documents as of the date such representations and warranties are made or deemed made, and none of the statements contained in each exhibit, report, written statement or certificate furnished by or on behalf of the Borrower, any of the Partner Entities or any of their respective Subsidiaries in connection with the Loan Documents, contains any untrue statement of a material fact or omits any material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they are made, not misleading as of the time when made or delivered.

        5.22 Changes, Etc.

        From December 31, 2002 to the Closing Date, except as disclosed in Schedule 5.22, (a) the Borrower and its Subsidiaries have not incurred any material liabilities or obligations, direct or contingent, or entered into any material transactions not in the ordinary course of business, and (b) there has not been any Restricted Payment of any kind declared, paid or made by the Borrower, other than regular quarterly declarations and payments to the REIT in accordance with Section 7.13 for distribution to the REIT’s shareholders.

        5.23 Tax Matters Agreement; Tax Opinion Insurance Policy.

    (a)            Except as permitted by Section 7.20, the Borrower has not directly or indirectly assumed the obligations of the REIT under the Tax Matters Agreement or otherwise agreed to reimburse or indemnify the REIT for any of its obligations thereunder.

(b) The Tax Opinion Insurance Policy is in full force and effect and is not subject to cancellation for failure to pay the applicable premium.

        5.24 Tax Shelter Regulations.

    (a)            The Borrower does not intend totreat the Loans and/or Letters of Credit and related transactions as being a “reportable transaction” (within the meaning of Treasury Regulation section 1.6011-4). If the Borrower determines to take any action inconsistent with such intention, it will promptly notify the Administrative Agent thereof.

    (b)            The Borrower acknowledges that the Administrative Agent and/or one or more of the Lenders may treat the Loans and/or Letters of Credit as part of a transaction that is subject to Treasury Regulation section 1.6011-4 or section 301.6112-1, and the Administrative Agent and such Lender or Lenders, as applicable, may file such IRS forms or maintain such lists and other records as they may determine is required by such Treasury Regulations.

ARTICLE VI.
AFFIRMATIVE COVENANTS

        The Borrower covenants and agrees that, so long as any Lender shall have any Commitment hereunder, any Loan or other Obligation hereunder shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding:

        6.01 Financial Statements.

        The Borrower shall deliver to the Administrative Agent and each Lender in form and detail satisfactory to the Administrative Agent and the Required Lenders:

    (a)            as soon as available, but not later than 90 days after the end of each fiscal year, a copy of the audited consolidated balance sheet of the Borrower as at the end of such year and the related consolidated statements of income and statements of cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, and accompanied by the opinion of Ernst & Young LLP, or another nationally-recognized independent public accounting firm (“Independent Auditor”) which report shall state that such consolidated financial statements present fairly the financial position for the periods indicated in conformity with GAAP applied on a basis consistent with prior years. Such opinion shall not be qualified or limited because of a restricted or limited examination by Independent Auditor of any material portion of the Borrower’s or any Subsidiary’s records and shall be delivered to the Administrative Agent pursuant to a reliance agreement in favor of the Administrative Agent and Lenders by such Independent Auditor in form and substance satisfactory to the Administrative Agent and the Required Lenders;

    (b)            as soon as available, but not later than 120 days after the end of each fiscal year, a copy of an audited consolidating balance sheet of the Borrower and each of its Subsidiaries as at the end of such fiscal year and the related consolidating statements of income and statement of cash flows for such fiscal year, all in reasonable detail certified by an appropriate Responsible Officer as having been used in connection with the preparation of the financial statements referred to in subsection (a) of this Section 6.01;

    (c)            as soon as available, but not later than 60 days after the end of each of the first three fiscal quarters of each year, a copy of the unaudited consolidated balance sheet of the Borrower and its consolidated Subsidiaries as of the end of such quarter and the related consolidated statements of income and statement of cash flows for the period commencing on the first day and ending on the last day of such quarter, and certified by an appropriate Responsible Officer as being complete and correct and fairly presenting, in accordance with GAAP, the financial position and the results of operations of the Borrower and the Subsidiaries;

    (d)            as soon as available, but not later than 60 days after the end of each of the first three fiscal quarters of each year, a copy of the unaudited consolidating balance sheets of the Borrower and each of its Subsidiaries, and the related consolidating statements of income and statement of cash flows for such quarter, all certified by an appropriate Responsible Officer as having been used in connection with the preparation of the financial statements referred to in subsection (c) of this Section 6.01;

    (e)            as soon as available, but not later than November 30 of each year, a business plan which shall include consolidated five year pro-forma projections of the Borrower’s balance sheet, income statement and statement of cash flows, accompanied by appropriate assumptions on which such projections are based; and

    (f)            to the extent not delivered pursuant to any other clause of this Section 6.01, promptly upon transmission thereof, copies of all such financial statements, proxy statements, notices and reports as the Borrower or the REIT sends to its public security holders and copies of all registration statements (without exhibits) and all reports which either the Borrower or the REIT files with the SEC.

        6.02 Certificates; Other Information.

        The Borrower shall deliver to the Administrative Agent and each Lender in form and detail satisfactory to the Administrative Agent:

    (a)            concurrently with the delivery of the financial statements referred to in Section 6.01(a) above, a certificate of the Independent Auditor stating that in making the examination necessary therefor no knowledge was obtained of any Default or Event of Default, except as specified in such certificate;

    (b)            concurrently with the delivery of the financial statements referred to in Sections 6.01(a) through (d) above, a certificate of a Responsible Officer substantially in the form of Exhibit D (i) stating that, to the best of such officer’s knowledge, each of the Borrower and each of the other Loan Parties, during such period, has observed and performed all of its covenants and other agreements, and satisfied every term and condition contained in this Agreement and the other Loan Documents to be observed, performed or satisfied by it, and that such officer has obtained no knowledge of any Default or Event of Default except as specified (by applicable subsection reference) in such certificate, (ii) stating the Applicable Rate, the Letter of Credit Rate and the Facility Fee Rate to be in effect for the immediately following fiscal quarter, and (iii) showing in detail the calculations supporting such statement in respect of Section 7.02(h), Section 7.03, Section 7.04(i), Section 7.05, Section 7.13, Section 7.17, Section 7.18 and Section 7.19, and supporting the computation of the Pricing Leverage Ratio;

    (c)            promptly after the same are sent, copies of all financial statements and reports which the Borrower sends to its limited partners (excluding the Form K-1s); and promptly after the same are filed, copies of all financial statements and regular, periodical or special reports which the REIT or the Borrower may make to, or file with, the SEC or any successor or similar Governmental Authority;

    (d)            promptly after the Borrower has notified the Administrative Agent of any intention by the Borrower to treat the Loans and/or Letters of Credit and related transactions as being a “reportable transaction” (within the meaning of Treasury Regulation section 1.6011-4), a duly completed copy of IRS Form 8886 or any successor form;

    (e)            if any registration statements, financial statements, reports, statements or notices which either the Borrower or the REIT files with the SEC indicates that there were any material changes in the accounting policies or financial reporting practices of the Borrower or any of its Subsidiaries, promptly after such filing, a certificate of a Responsible Officer stating where such changes are described or otherwise discussed in such filings; and

    (f)            promptly, such additional information regarding the business, financial or corporate affairs of the Borrower or any Subsidiary or other information, or compliance with the terms of the Loan Documents, as the Administrative Agent or any Lender may from time to time reasonably request.

        Notwithstanding Sections 6.01 and 6.02 to the contrary, documents or reports required to be delivered pursuant to Sections 6.01 or Sections 6.02 may be delivered electronically and if so delivered, shall be deemed to have been delivered to the Administrative Agent and the Lenders on the date (i) on which the Borrower posts such documents or reports, or provides a link thereto on the Borrower’s website on the Internet at the website address listed on Schedule 10.02 or (ii) on which such documents or reports are posted on the Borrower’s behalf on IntraLinks/IntraAgency or another relevant website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); provided that: (A) the Borrower shall deliver paper copies of such documents and reports to the Administrative Agent and each Lender, (B) the Borrower shall notify (which may be by facsimile or electronic mail) the Administrative Agent and each Lender of the posting of any such documents or reports and provide to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents or reports, and (C) in every instance the Borrower shall provide paper copies of the Compliance Certificate required by Section 6.02(b) to the Administrative Agent and each of the Lenders. Except for such Compliance Certificates, the Administrative Agent shall have no obligation to request the delivery or to maintain copies of the documents or reports referred to above, and in any event shall have no responsibility to monitor compliance by the Borrower with any such request for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents or reports.

        6.03 Notices.

        The Borrower shall promptly upon becoming aware thereof notify the Administrative Agent and each Lender:

    (a)       (i) of the occurrence of any Default or Event of Default, (ii) of the occurrence or existence of any event or circumstance that foreseeably will become a Default or Event of Default, and (iii) of the occurrence or existence of any event or circumstance that would cause the condition to Credit Extension set forth in Section 4.02(a) not to be satisfied if a Credit Extension were requested on or after the date of such event or circumstance;

    (b)       of (i) any breach or non-performance of, or any default under, any Contractual Obligation of the Borrower, any of the Partner Entities, or any of their respective Subsidiaries which could result in a Material Adverse Effect; and (ii) any dispute, litigation, investigation, proceeding or suspension which may exist at any time between the Borrower, any of the Partner Entities, or any of their respective Subsidiaries and any Governmental Authority which could reasonably be expected to result in a Material Adverse Effect;

    (c)       of the commencement of, or any material development in, any litigation or proceeding affecting the Borrower, any of the Partner Entities or any of their respective Subsidiaries (i) which could reasonably be expected to have a Material Adverse Effect, or (ii) in which the relief sought is an injunction or other stay of the performance of this Agreement or any Loan Document;

    (d)       upon, but in no event later than 10 days after, becoming aware of (i) any and all enforcement, cleanup, removal or other governmental or regulatory actions instituted, completed or threatened against the Borrower, any of the Partner Entities or any of their respective Subsidiaries or any of their respective Properties pursuant to any applicable Environmental Laws where, if adversely determined, the potential liability or expense relating thereto could exceed $25,000,000 or the potential remedy with respect thereto would otherwise reasonably be expected to have a Material Adverse Effect, (ii) all other Environmental Claims which allege liability in excess of $25,000,000 or have the possibility of remedies that would, if adversely determined, otherwise reasonably be expected to constitute a Material Adverse Effect, and (iii) any environmental or similar condition on any real property adjoining or in the vicinity of the property of the Borrower, any of the Partner Entities or any of their respective Subsidiaries that would reasonably be anticipated to cause such property or any part thereof to be subject to any restrictions on the ownership, occupancy, transferability or use of such property under any Environmental Laws where the net book value of such property exceeds $25,000,000;

    (e)       of any other litigation or proceeding affecting the Borrower, any of the Partner Entities or any of their respective Subsidiaries which the REIT or the Borrower would be required to report to the SEC pursuant to the Exchange Act, within four days after reporting the same to the SEC;

    (f)       of any of the following ERISA Events affecting the Borrower or any ERISA Affiliate (but in no event more than 20 days after such event or, in the case of an event relating to a Multiemployer Plan, no more than 30 days after the Borrower obtains knowledge of the occurrence of such an event), together with (except in the case of a Multiemployer Plan) a copy of any notice with respect to such event that may be required to be filed with a Governmental Authority and any notice delivered by a Governmental Authority to the Borrower or any ERISA Affiliate with respect to such event:

(i) an ERISA Event which would reasonably be expected to have a Material Adverse Effect;

    (ii)       the adoption of any new Qualified Plan that is subject to Title IV of ERISA or Section 412 of the Code that would reasonably be expected to generate annual liabilities in excess of $10,000,000 by the Borrower or an ERISA Affiliate;

    (iii)       the adoption of any amendment to a Qualified Plan that is subject to Title IV of ERISA or Section 412 of the Code that would reasonably be expected to generate annual liabilities in excess of $10,000,000, if such amendment results in a material increase in benefits or unfunded liabilities; or

    (iv)       the commencement of contributions by the Borrower or an ERISA Affiliate to any Plan that is subject to Title IV of ERISA or Section 412 of the Code that would reasonably be expected to generate annual liabilities in excess of $10,000,000;

(g) any Material Adverse Effect subsequent to the date of the most recent audited financial statements of the Borrower delivered to the Lenders pursuant to Section 6.01(a); and

    (h)       of any material labor controversy resulting in or threatening to result in any strike, work stoppage, boycott, shutdown or other labor disruption against or involving the Borrower or any of its Subsidiaries.

        Each notice pursuant to this Section shall be accompanied by a written statement by a Responsible Officer setting forth details of the occurrence referred to therein and stating what action the Borrower has taken and/or proposes to take with respect thereto and at what time. Each notice under Section 6.03(a) shall describe with particularity any and all clauses or provisions of this Agreement or other Loan Document that have been breached or violated.

        6.04 Preservation of Existence, Etc.

        The Borrower shall, except as permitted by Section 7.02, and shall cause each of its Restricted Subsidiaries to:

    (a)            preserve and maintain in full force and effect its partnership, limited liability company, or corporate existence and good standing under the Laws of its state or jurisdiction of formation, organization or incorporation;

(b) preserve and maintain in full force and effect all rights, privileges, qualifications, permits, licenses and franchises necessary in the normal conduct of its business;

    (c)            use its reasonable efforts, in the Ordinary Course of Business, to preserve its business organization and preserve the goodwill and business of the customers, suppliers and others having material business relations with it; and

    (d)            preserve or renew all of its registered trademarks, trade names and service marks, and other intellectual property, the non-preservation of which would reasonably be expected to have a Material Adverse Effect.

        6.05 Maintenance of Properties.

        The Borrower shall maintain, and shall cause each of its Subsidiaries to maintain, and preserve all its Property which is used or useful in its business in good working order and condition, ordinary wear and tear excepted.

        6.06 Maintenance of Insurance.

        The Borrower shall maintain, and shall cause each of its Subsidiaries to maintain, with financially sound and reputable independent insurers, insurance with respect to its Properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business, of such types and in such amounts as are customarily carried under similar circumstances by such other Persons.

        6.07 Payment of Obligations.

        The Borrower shall, and shall cause its Subsidiaries to, pay and discharge as the same shall become due and payable, all their respective obligations and liabilities, including:

    (a)            all tax liabilities, assessments and governmental charges or levies upon it or its Properties or assets, unless the same are being contested in good faith by appropriate proceedings diligently conducted and adequate reserves in accordance with GAAP are being maintained by the Borrower or such Subsidiary; and

(b) all Indebtedness, as and when due and payable, but subject to any subordination provisions contained in any instrument or agreement evidencing such Indebtedness.

        6.08 Compliance with Laws.

        The Borrower shall comply, and shall cause each of its Subsidiaries to comply with all Requirements of Law of any Governmental Authority having jurisdiction over it or its business or Property (including the Federal Fair Labor Standards Act) the non-compliance with which would reasonably be expected to have a Material Adverse Effect, except such as may be contested in good faith by appropriate proceedings diligently conducted or as to which a bona fide dispute may exist.

        6.09 Books and Records and Inspection Rights.

    (a)            The Borrower shall maintain and shall cause each of its Subsidiaries to maintain proper books of record and account, in which full, true and correct entries in conformity with GAAP consistently applied shall be made of all financial transactions and matters involving the assets and business of the Borrower and such Subsidiaries.

    (b)            The Borrower shall permit, and shall cause each of its Subsidiaries to permit, representatives and independent contractors of the Administrative Agent or any Lender to visit and inspect any of their respective Properties, to examine their respective corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss their respective affairs, finances and accounts with their respective directors, officers, and independent public accountants, all at the expense of the Borrower and at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance notice to the Borrower; provided, however, that when an Event of Default exists, the Administrative Agent or any Lender (or any of their respective representatives or independent contractors) may do any of the foregoing at the expense of the Borrower at any time during normal business hours and without advance notice.

        6.10 Environmental Laws.

    (a)            The Borrower shall, and shall cause each of its Subsidiaries to, conduct its operations and keep and maintain its Property in compliance with all Environmental Laws, the non-compliance with which would reasonably be expected to have a Material Adverse Effect.

    (b)            Upon the written request of the Administrative Agent or any Lender, the Borrower shall submit and cause each of its Subsidiaries to submit, to the Administrative Agent and with sufficient copies for each Lender, at the Borrower’s sole cost and expense, at reasonable intervals, a report providing an update of the status of any environmental, health or safety compliance, hazard or liability issue identified in any notice or report required pursuant to Section 6.03(d), that could, individually or in the aggregate, result in liability in excess of $25,000,000.

        6.11 Use of Proceeds.

        The Borrower shall use the proceeds of the Loans to finance working capital, capital expenditures, and other lawful general partnership purposes not in contravention of any Requirement of Law or of any Loan Document.

        6.12 Solvency.

        The Borrower shall at all times be, and shall cause each of its Restricted Subsidiaries to be, Solvent.

        6.13 Notices and Information Relating to Specified Tax Liabilities and Tax Claims.

    (a)            The Borrower shall promptly upon becoming aware thereof or promptly after receipt by the REIT or any of its Subsidiaries thereof, notify the Administrative Agent and each Lender if (i) the REIT receives any notice from Georgia-Pacific pursuant to Section 6(a) of the Tax Matters Agreement of a Tax Claim against Georgia-Pacific or any Member with respect to Specified Taxes, or (ii) any Tax Claim is made by any Tax Authority against the REIT with respect to Specified Taxes.

    (b)            If the Administrative Agent and the Lenders receive notification from the Borrower pursuant to Section 6.13(a), the Borrower shall, and shall cause the REIT to, provide the Administrative Agent and each Lender on a monthly basisafter such notification has been made, or as the Administrative Agent may request from time to time, a report, in form and substance satisfactory to the Administrative Agent, setting forth in detail (i) the progress and current status of any Tax Claim described in subsection 7.13(a) in a manner consistent with the requirements of Sections 6(b) and (c) of the Tax Matters Agreement, (ii) what actions Georgia-Pacific, the REIT, the Borrower and/or any of their respective Subsidiaries propose to take with respect to such Tax Claim, and (iii) such other information as the Administrative Agent may request in connection therewith.

ARTICLE VII.
NEGATIVE COVENANTS

        The Borrower hereby covenants and agrees that, so long as any Lender shall have any Commitment hereunder, any Loan or other Obligation hereunder shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding:

        7.01 Liens.

        The Borrower shall not, and shall not suffer or permit any of its Restricted Subsidiaries to, directly or indirectly, make, create, incur, assume or suffer to exist any Lien upon or with respect to any part of its Property, whether now owned or hereafter acquired, other than the following (“Permitted Liens”):

(a) Liens for taxes, fees, assessments or other governmental charges which are not delinquent or remain payable without penalty, or to the extent that non-payment thereof is permitted by Section 6.07;

    (b)            carriers’, warehousemen’s, mechanics’, landlords’, materialmen’s, repairmen’s or other similar Liens arising in the Ordinary Course of Business which are not delinquent or remain payable without penalty or unless such lien is being contested in good faith by appropriate proceedings promptly instituted and diligently conducted and if such accrual or other appropriate provision, if any, as shall be required by GAAP shall have been made therefor;

    (c)            Liens (other than any Lien imposed by ERISA) incurred or deposits made incidental to the conduct of its business or the ownership of its Property including (i) pledges or deposits in connection with worker’s compensation, unemployment insurance and other social security legislation, (ii) deposits to secure insurance, the performance of bids, tenders, contracts, leases, licenses, franchises and statutory obligations, each in the Ordinary Course of Business, and (iii) other obligations which were not incurred or made in connection with the borrowing of money, the obtaining of advances or credit or the payment of the deferred purchase price of property and which do not in the aggregate materially detract from the value of its Property or materially impair the use of such Property in the operation of its business;

    (d)            any attachment or judgment Lien, unless the judgment it secures shall not, within 45 days after the entry thereof, have been discharged or execution thereof stayed pending appeal, or shall not have been discharged within 45 days after expiration of any such stay;

    (e)            easements, rights-of-way, restrictions, leases, sub-leases and other similar charges or encumbrances incurred in the Ordinary Course of Business which, in each case, and in the aggregate, do not materially interfere with the ordinary conduct of the business of the Borrower or any Restricted Subsidiary;

(f) Liens on Property of any Restricted Subsidiary securing obligations of such Restricted Subsidiary owing to the Borrower or another Restricted Subsidiary;

    (g)            any Lien existing prior to the time of acquisition upon any Property acquired by the Borrower or any Restricted Subsidiary after the Closing Date through purchase, merger or consolidation or otherwise, whether or not assumed by the Borrower or such Subsidiary, or placed upon Property at (or within 30 days after) the later of the time of acquisition or the completion of construction by the Borrower or any Restricted Subsidiary to secure all or a portion of (or to secure Indebtedness incurred to pay all or a portion of) the purchase price thereof, provided that (i) any such Lien does not encumber any other property of the Borrower or such Restricted Subsidiary, (ii) the Indebtedness secured by such Lien is not prohibited by the provisions of Section 7.05, (iii) the aggregate principal amount (without duplication) of the Indebtedness secured by such Lien at no time exceeds 80% of the cost to the Borrower and its Restricted Subsidiaries of the Property subject to such Lien, and (iv) the aggregate outstanding principal amount of the Indebtedness secured by all purchase money Liens permitted by this Section 7.01(g) does not exceed five percent (5%) of the aggregate book value of the Tangible Assets of the Borrower and its Restricted Subsidiaries as of the end of the most recently ended fiscal quarter of the Borrower;

    (h)            Liens on the accounts, rights to payment for goods sold or services rendered that are evidenced by chattel paper or instruments, and rights against persons who guarantee payment or collection of the foregoing, and on the Borrower’s inventory and on the proceeds (as defined in the UCC in any applicable jurisdiction) thereof securing the obligations of the Borrower permitted by Section 7.05(d) and any extension, renewal, refunding or refinancing thereof;

    (i)            from and after the time the Facilities Subsidiary becomes a Restricted Subsidiary, Liens on (x) the accounts, rights to payment for goods sold or services rendered that are evidenced by chattel paper or instruments (and rights against persons who guarantee payment or collection of the foregoing) of Plum Creek Manufacturing, L.P. and its Subsidiaries which are Restricted Subsidiaries, (y) the inventory of Plum Creek Manufacturing, L.P. and its Subsidiaries which are Restricted Subsidiaries and (z) the proceeds (as defined in the UCC in any applicable jurisdiction) thereof, in each case securing the obligations of Plum Creek Manufacturing, L.P. and such Restricted Subsidiaries under the Facility Subsidiary’s Revolving Credit Facility (and any extension, renewal, refunding or refinancing thereof);

    (j)            any Lien renewing, extending, refunding or refinancing any Lien permitted by Section 7.01(i), provided that the principal amount secured is not increased and the Lien is not extended to other Property and furtherprovided that the maturity of the Lien is not extended beyond the maturity date of the Indebtedness which, at the time the Lien was initially placed upon the Property secured thereby, Responsible Representatives declare would have been the maturity date of Indebtedness customary for the type of Property being financed;

(k) Liens, other than those set forth above, that secure amounts that in the aggregate do not exceed $1,000,000;

    (l)            with respect to the Spinco Assets transferred to the Borrower, Plum Creek Southern or Plum Creek South Central pursuant to, and in accordance with, the applicable REIT Contribution Agreement, Liens on such Spinco Assets existing at the time of the consummation of the Merger that do not materially impair the value of all the Spinco Assets and do not materially interfere with the ordinary conduct of the business of the Borrower or any Restricted Subsidiary;

(m) Liens existing as of the Closing Date as described on Schedule 7.01; and

(n) Liens created pursuant to the Loan Documents.

        7.02 Merger; Disposition of Assets.

        The Borrower shall not, and shall not suffer or permit any of its Restricted Subsidiaries to, merge or consolidate with any Person or, directly or indirectly, sell, lease or transfer or otherwise dispose of (whether in one or a series of transactions) any Property (including accounts and notes receivable, with or without recourse) or enter into any agreement to do any of the foregoing, except that:

    (a)            any Restricted Subsidiary of the Borrower may merge with the Borrower (provided that the Borrower shall be the continuing or surviving corporation) or with any one or more other Restricted Subsidiaries;

    (b)            any Restricted Subsidiary may sell, lease, transfer or otherwise dispose of any of its assets to the Borrower; and any Restricted Subsidiary other than Plum Creek Southern and Plum Creek South Central may sell, lease, transfer or otherwise dispose of its assets to another Restricted Subsidiary;

    (c)            any Restricted Subsidiary may merge or consolidate with any other entity, provided that, immediately after giving effect to such merger or consolidation (i) the continuing or surviving entity of such merger or consolidation shall constitute a Restricted Subsidiary, (ii) no Event of Default or Material Default shall exist, and (iii) the continuing or surviving entity is not engaged in any business other than a Permitted Business or a Permitted Ancillary Business and, after giving effect on a pro forma basis to such merger or consolidation, the gross revenue contribution of pulp and paper manufacturing activities of the Borrower and its Subsidiaries on a consolidated basis for the 12 months preceding such merger or consolidation does not exceed 33% of the total revenues of the Borrower and its Subsidiaries on a consolidated basis;

    (d)            the Borrower may merge or consolidate with any other entity, provided that (i) the Borrower shall be the continuing or surviving entity and (ii) immediately after such merger or consolidation, (A) no Event of Default or Material Event of Default shall exist, (B) the Borrower could incur at least $1 of additional Funded Debt pursuant to Section 7.05(i), and (C) the Borrower is not engaged in any business other than a Permitted Business or a Permitted Ancillary Business and, after giving effect on a pro forma basis to such merger or consolidation, the gross revenue contribution of pulp and paper manufacturing activities of the merged or consolidated entity and its Subsidiaries on a consolidated basis for the 12 months preceding such merger or consolidation does not exceed 33% of total revenues of such merged or consolidated entity and its Subsidiaries on a consolidated basis;

(e) the Borrower or any Restricted Subsidiary may make dispositions of inventory in the Ordinary Course of Business;

    (f)            the Borrower or any Restricted Subsidiary may sell Designated Acres (or notes receivable arising from the sale of Designated Acres) for the fair value thereof as reasonably determined in good faith by the Responsible Representatives;

    (g)            the Borrower and its Restricted Subsidiaries may exchange Timberlands with other Persons in the Ordinary Course of Business, provided that (i) the fair value of the Timberlands plus any Net Proceeds received in such exchange is, in the good faith judgment of the Responsible Representatives, not less than the fair value of Timberlands exchanged plus any other consideration paid, (ii) such exchange would not materially and adversely affect the business, Property, condition or results of operations of the Borrower and its Restricted Subsidiaries on a consolidated basis or of the Facilities Subsidiary or impair the ability of the Borrower to perform its obligations hereunder and under any other Indebtedness, and (iii) any Properties shall be deemed sold to the extent of Net Proceeds received and such sales shall be allowed only to the extent otherwise permitted by this Section 7.02;

    (h)            the Borrower and its Restricted Subsidiaries may sell Properties for cash for not less than the fair value thereof as determined in good faith by the Responsible Representatives, provided that the aggregate Net Proceeds of such sales in any calendar year do not exceed $40,000,000;

    (i)            the Borrower and its Restricted Subsidiaries may otherwise sell Properties for cash in an amount not less than the fair value thereof as determined in good faith by the Responsible Representatives, if and only if: (A) immediately after giving effect to such proposed sale, no condition or event shall exist which constitutes an Event of Default or Material Default, (B) not less than 50% of the Net Proceeds of any such sale (x) are applied, within one year after such sale to repayment of Qualified Debt in accordance with Section 2.05(b)(ii), or (y) are applied, within one year after such sale, to the purchase of productive assets in the same line of business to be owned by the Borrower (or, if the sale is by a Restricted Subsidiary, by such Restricted Subsidiary or the Borrower), provided that, if any such sale constitutes a sale of more than 15% of the Borrower’s Tangible Assets, all the unapplied Net Proceeds of such sale less the amount, if any, of such Net Proceeds to be included in clause (i)(g) of the definition of Available Cash in the calculation thereof for the calendar quarter of the Borrower in which the sale occurs shall be placed immediately in escrow or cash collateral account or accounts, pursuant to an agreement or agreements in form and substance reasonably satisfactory to the holders of greater than 50% of the outstanding principal amount of Qualified Debt (which escrow agreement or agreements shall provide for a release from escrow of an amount equal to any additions to Available Cash pursuant to clause (i)(g) of the definition of Available Cash with respect to such sale in calendar quarters of the Borrower subsequent to the calendar quarter in which such sale occurs), for the purpose of application in accordance with clause (x) or (y) of this clause (B), and (C) immediately after giving effect to such sale (giving effect on a pro forma basis to any proposed retirement of Qualified Debt out of proceeds thereof), the Borrower could incur $1 of additional Funded Debt pursuant to Section 7.05(i);

(j) the Borrower may transfer or make contributions of Designated Acres to any Facility Subsidiary to the extent permitted pursuant to Section 7.04(a); and

    (k)            the Borrower and its Restricted Subsidiaries may make contributions of Property to the capital of Persons in which the Borrower directly or indirectly holds an equity or other ownership interest to the extent that such contributions constitute Investments that are permitted by the provisions of Section 7.04(i).

        7.03 Harvesting Restrictions.

        The Borrower shall not, and shall not suffer or permit any of its Restricted Subsidiaries to, in the calendar year 2003 or any calendar year thereafter, harvest Timber (the term “harvest” and correlative terms shall include, without duplication, both the harvesting activities to be conducted by the Borrower and sales of Timber to other Persons for current harvesting activities being conducted by such Persons) on the Timberlands then owned directly or indirectly by the Borrower in excess of the amount set forth for such calendar year in the following table:

PERIOD	MAXIMUM MCCF TO BE HARVESTED

calendar year 2003 and each calendar year thereafter	8% of Standing Inventory as of January 1 of the applicable related calendar year plus, commencing with the calendar year 2003 and in each calendar year thereafter, the lesser of (i) the amount, if any, by which (a) the sum of (x) the Harvesting Carryover Amount, (y) the cumulative amount set forth in the table above for the years preceding such year of determination and (z) 2,000 MCCF exceeds (b) the cumulative amount actually harvested in such years preceding such year of determination or (ii) 8% of Standing Inventory as of January 1 of such calendar year;

unless the Net Proceeds from such excess harvest are either (A) applied, within 180 days after any such excess harvest to repayment of Qualified Debt in accordance with Section 2.05(b)(iii), or (B) applied, within 180 days after any such excess harvest, to purchase Timber (including Timber on Timberlands purchased) having a fair value (in the good faith judgment of the Responsible Representatives) not less than the fair value of the Timber subject to such excess harvest, provided that, if such excess harvest in any calendar year exceeds 15% of Standing Inventory as of January 1 of such calendar year (and such proceeds are not immediately applied in accordance with clause (A) or (B) above), all the Net Proceeds of such excess harvest shall be placed immediately in an escrow or cash collateral account or accounts, pursuant to an agreement or agreements in form and substance reasonably satisfactory to the holders of more than 50% of the outstanding principal amount of Qualified Debt, for the purpose of application in accordance with clause (A) or (B) above. Cunits shall be based on the applicable conversion rate used by the Borrower.

        “Harvesting Carryover Amount” means 1,493 MCCF , which amount represents the difference between the maximum harvest and actual harvest for the fourth quarter of calendar year 2001 and for the calendar year 2002.

        “Standing Inventory” means an amount of Timber (stated in Cunits) equal to the volume of merchantable Timber as of January 1 of each calendar year of the Borrower and its Restricted Subsidiaries, as set forth in the REIT’s Annual Report on Form 10-K as filed with the SEC for the fiscal year ending on the preceding December 31 (which amount contains adjustments for growth, harvesting and changes in land base through acquisitions and divestitures up to such date).

        7.04 Loans and Investments.

        The Borrower shall not, and shall not suffer or permit any of its Restricted Subsidiaries to, make or commit to make or permit to remain outstanding any loan or advance to, or guarantee, endorse or otherwise be or become contingently liable, directly or indirectly, in connection with the obligations, stock or dividends of, or own, purchase or acquire (or commit to own, purchase or acquire) any stock, obligations or securities of, or any other interest in (including, without limitation, the acquisition of all or substantially all of the assets of a Person, or of any business or division of a Person), or make or commit to make any capital contribution to, any Person (all of the foregoing being referred to herein as “Investments”), except that the Borrower or any Restricted Subsidiary may:

    (a)            make Investments in the form of cash or cash equivalents or contributions of Designated Acres, in either case in the Facilities Subsidiary, provided that the Borrower will not make or permit any Restricted Subsidiary to make any such Investment (including any guaranty of obligations of the Facilities Subsidiary otherwise permitted by this Section 7.04) unless (i) immediately prior to and after giving effect to such Investment, no Event of Default or Default shall exist, and (ii) immediately after giving effect to such Investment, the ratio of Pro Forma Free Cash Flow to Maximum Pro Forma Annual Interest Charges is not less than 2.5 to 1.0;

(b) own, purchase or acquire real or personal property to be used in the Ordinary Course of Business;

(c) own, purchase or acquire investments of the type specified in, and in accordance with the requirements and limitations of, the Investment Policy;

(d) continue to own Investments owned on the Closing Date as set forth on Schedule 7.04;

(e) endorse negotiable instruments for collection in the Ordinary Course of Business;

    (f)            become and be obligated under the Mortgage Note Guarantee and under the guarantees permitted by Sections 7.05(f) and (g), and acquire and own subordinated subrogation rights upon performance of such guarantees;

    (g)            make advances in the Ordinary Course of Business of the Borrower or any Restricted Subsidiary, including deposits permitted under Section 7.01(c), advances to employees for travel, relocation and other employment related expenses, advances to contractors performing services for the Borrower or such Restricted Subsidiary, advances to owners of timber or timber properties to acquire rights to harvest timber and other similar advances;

(h) make Investments in the form of cash or cash equivalents in Restricted Subsidiaries, or any entity which immediately after such Investment will be a Restricted Subsidiary;

    (i)            make Investments not otherwise permitted by this Section 7.04 in entities engaged solely in a Permitted Business or Permitted Ancillary Business, provided that (x) the aggregate cumulative amount of such Investments, to the extent that such Investments are attributable to pulp and paper manufacturing (as proportionately attributed by multiplying the amount of an Investment by the percentage of revenues of the Person in whom such Investment is made during the 12 months preceding such Investment that are contributed by pulp and paper manufacturing), does not exceed the sum of $50,000,000 (without giving effect to any write-down of such Investments), and (y) the cumulative aggregate amount of all such Investments including those subject to clause (x) at original cost (which shall include the fair market value of Property (other than cash invested as of the date of the Investment) as reasonably determined in good faith by the Responsible Representatives at the time such Investment was made, and which shall include the principal amount of any obligations guaranteed to the extent such guarantees are not otherwise permitted by this Section 7.04) outstanding from time to time made pursuant to this subsection (i) between the closing date of the 1989 Senior Note Agreement and any date thereafter shall not exceed the greater of $300,000,000 or 60% of the average annual Pro Forma Free Cash Flow for the two fiscal years preceding such date; and

(j) make Investments in Swap Contracts to the extent permitted pursuant to Section 7.05(l).

        7.05 Limitation on Indebtedness.

        The Borrower shall not, and shall not suffer or permit any of its Restricted Subsidiaries to, create, incur, assume, suffer to exist, or otherwise become or remain directly or indirectly liable with respect to, any Indebtedness, except:

    (a)            Indebtedness of the Borrower represented by the Senior Notes and any refinancing thereof so long as such refinancing does not increase the principal amount thereof and is on terms no less favorable to the Borrower, and to the rights of the Administrative Agent and the Lenders hereunder, than those contained on the Closing Date in the Senior Notes and the documentation relating thereto;

    (b)            Funded Debt which is unsecured and is incurred by the Borrower to finance the making of capital improvements, expansions and additions to the Borrower’s property (including Timberlands), plant and equipment, provided that the aggregate outstanding principal amount of such Funded Debt shall at no time exceed $50,000,000;

(c) Indebtedness of any Restricted Subsidiary owing to the Borrower or to a Restricted Subsidiary;

    (d)            Indebtedness incurred by the Borrower pursuant to a bank credit facility which is unsecured or is secured by Liens permitted by Section 7.01(h), not in excess of an aggregate principal amount of $50,000,000 at any time outstanding, provided that the Borrower shall not suffer to exist any Indebtedness permitted by this subsection (d) on any day unless there shall have been a period of at least 45 consecutive days within the 12 months immediately preceding such day during which the Borrower shall have been free from all Indebtedness permitted by this subsection (d);

    (e)            Indebtedness represented by the Mortgage Note Guarantee in an amount not greater than $76,425,000 at any time, and any refinancing thereof so long as such refinancing does not increase the principal amount thereof and is on terms no less favorable to the Borrower, and to the rights of the Administrative Agent and the Lenders hereunder, than those contained on the Closing Date in the Mortgage Note Guarantee and the documentation relating thereto;

    (f)            the Borrower’s guarantee of obligations incurred by the Facilities Subsidiary pursuant to the Facilities Subsidiary’s Revolving Credit Facility (and any extension, renewal, refunding or refinancing thereof permitted by clause (iv) of paragraph 6B(2) of the Mortgage Note Agreement), provided that the aggregate outstanding principal amount of such Indebtedness shall at no time exceed $20,000,000, and providedfurther that such guarantee shall be subordinated to the 1989 Notes by subordination provisions substantially the same as those contained in paragraph 7I of the Mortgage Note Agreement;

    (g)            the Borrower’s guarantee of Funded Debt (and related obligations not constituting Indebtedness) incurred by the Facilities Subsidiary to finance the making of capital improvements, expansions and additions to the Facilities Subsidiaries’ Properties pursuant to the Facilities Subsidiary’s Facility, provided that such guarantee shall be subordinated to the 1989 Notes by subordination provisions substantially the same as those contained in paragraph 7I of the Mortgage Note Agreement, and provided, further, that the aggregate outstanding principal amount of such Funded Debt shall at no time exceed $20,000,000;

    (h)            Funded Debt of the Borrower or any Restricted Subsidiary secured by a Lien permitted by Section 7.01(g), provided that immediately after the acquisition of the Property subject to such Lien or upon which such Lien is placed (or, if later, the incurrence of the Indebtedness secured by such Lien), the Borrower could incur at least $1 of additional Funded Debt pursuant to subsection (i) of this Section 7.05;

    (i)            Funded Debt of the Borrower (other than Funded Debt owing to a Restricted Subsidiary) in addition to that otherwise permitted by the foregoing subsections of this Section 7.05, including guarantees of Indebtedness to the extent permitted by Section 7.04 and not otherwise permitted by the foregoing subsections of this Section 7.05, provided that, on the date the Borrower becomes liable with respect to any such additional Funded Debt and immediately after giving effect thereto and to the concurrent retirement of any other Funded Debt, the ratio of Pro Forma Free Cash Flow to Maximum Pro Forma Annual Interest Charges is not less than 2.25 to 1.00;

    (j)            from and after the time that the Facilities Subsidiary becomes a Restricted Subsidiary, Indebtedness incurred by the Facilities Subsidiary pursuant to the Facilities Subsidiary’s Revolving Credit Facility (and any extension, renewal, refunding or refinancing thereof, including any refunding or refinancing in an amount in excess of the principal amount then outstanding under the Facilities Subsidiary’s Revolving Credit Facility) or any other Indebtedness incurred by the Facilities Subsidiary pursuant to a bank credit facility which is unsecured or is secured by Liens permitted by Section 7.01(i), not in excess of an aggregate principal amount of $20,000,000 at any time outstanding, provided that to the extent that the Facilities Subsidiary is a Restricted Subsidiary, the Facilities Subsidiary shall not suffer to exist any Indebtedness permitted by this subsection (j) on any day unless there shall have been a period of at least 45 consecutive days within the 12 months immediately preceding such day during which the Facilities Subsidiary shall have been free from all Indebtedness permitted by this subsection (j);

    (k)            from and after the time that the Facilities Subsidiary or any Designated Immaterial Subsidiary becomes a Restricted Subsidiary, Indebtedness of the Facilities Subsidiary or any such Designated Immaterial Subsidiary outstanding at the time the Facilities Subsidiary or such Designated Immaterial Subsidiary becomes a Restricted Subsidiary, provided that (i) immediately after the Facilities Subsidiary or any such Designated Immaterial Subsidiary becomes a Restricted Subsidiary, the Borrower could incur at least $1 of additional Funded Debt pursuant to subsection (i) of this Section 7.05 (the Facilities Subsidiary or any such Designated Immaterial Subsidiary shall be deemed to be a Restricted Subsidiary for the four consecutive fiscal quarters immediately prior to its becoming a Restricted Subsidiary for purposes of determining Pro Forma Free Cash Flow), and (ii) the aggregate amount (without duplication) of such Indebtedness and all other Indebtedness, in each case, secured by Liens permitted by Section 7.01(g) does not violate clause (iv) to the proviso to such Section 7.01(g);

(l) Indebtedness of the Borrower representing the Swap Termination Value of Swap Contracts entered into in the ordinary course of business as bona fide hedging transactions;

(m) Indebtedness of Plum Creek Southern evidenced by the Plum Creek Southern Timber Assumption Agreement;

(n) Indebtedness of Plum Creek South Central evidenced by the Plum Creek South Central Assumption Agreement; and

    (o)            Indebtedness of any Restricted Subsidiary evidenced by an assumption or guarantee of Indebtedness of the Borrower or another Restricted Subsidiary that is otherwise permitted pursuant to this Section 7.05.

        7.06 Transactions with Affiliates.

        The Borrower shall not, and shall not suffer or permit any of its Restricted Subsidiaries to, directly or indirectly engage in any transaction (including, without limitation, the purchase, sale or exchange of assets or the rendering of any service), with any Affiliate of the Borrower or of any such Restricted Subsidiary, except in the Ordinary Course of Business and pursuant to the reasonable requirements of the business of the Borrower or such Restricted Subsidiary and upon fair and reasonable terms that are no less favorable to the Borrower or such Restricted Subsidiary, as the case may be, than those which might be obtained in an arm’s-length transaction at the time from Persons not an Affiliate of the Borrower or such Restricted Subsidiary.

        7.07 Use of Proceeds.

    (a)            The Borrower shall not, and shall not suffer or permit any of its Subsidiaries to, use any portion of the proceeds of the Loans or other Credit Extension, directly or indirectly, (i) to purchase or carry Margin Stock, (ii) to repay or otherwise refinance indebtedness of the Borrower or others incurred to purchase or carry Margin Stock, (iii) to extend credit for the purpose of purchasing or carrying any Margin Stock, or (iv) to acquire any security in any transaction that is subject to Section 13 or 14 of the Exchange Act.

    (b)            The Borrower shall not, and shall not suffer or permit any of its Subsidiaries to, use any portion of the proceed of the Loans or other Credit Extension, directly or indirectly, (i) knowingly to purchase Ineligible Securities from a Section 20 Subsidiary during any period in which such Section 20 Subsidiary makes a market in such Ineligible Securities, (ii) knowingly to purchase during the underwriting or placement period Ineligible Securities being underwritten or privately placed by a Section 20 Subsidiary, or (iii) to make payments of principal or interest on Ineligible Securities underwritten or privately placed by a Section 20 Subsidiary and issued by or for the benefit of the Borrower or any Affiliate of the Borrower. As used in this Section 7.07, “Section 20 Subsidiary” means the Subsidiary of the bank holding company controlling any Lender, which Subsidiary has been granted authority by the FRB to underwrite and deal in certain Ineligible Securities; and “Ineligible Securities” means securities which may not be underwritten or dealt in by member banks of the Federal Reserve System under Section 16 of the Banking Act of 1933 (as U.S.C. § 24, Seventh), as amended.

    (c)            After the date the Borrower has notified the Administrative Agent that the Borrower intends to allocate Loans to the Capital Expenditure Tranche and to qualify such Capital Expenditure Tranche Loans as Indebtedness permitted under Section 7.05(b), the Borrower shall not, and shall not suffer or permit any of its Subsidiaries to, use the proceeds of Capital Expenditure Tranche Loans for purposes other than to finance capital improvements, expansions and additions to the Borrower’s property (including Timberlands), plant and equipment.

        7.08 Sale of Stock and Indebtedness of Subsidiaries.

        The Borrower shall not, and shall not suffer or permit any of its Restricted Subsidiaries to, sell or otherwise dispose of, or part with control of, any shares of stock or Indebtedness of any Subsidiary, except to the Borrower or a Restricted Subsidiary, and except that all shares of stock and Indebtedness of any Subsidiary (other than the Facilities Subsidiary) at the time owned by or owed to the Borrower and its Restricted Subsidiaries may be sold as an entirety for a cash consideration which represents the fair value (as determined in good faith by a Responsible Officer) at the time of sale of the shares of stock and Indebtedness so sold, provided that the assets of such Subsidiary do not include any assets which could not be disposed of pursuant to the provisions of Section 7.02 unless the conditions to the sale of such assets set forth in Section 7.02 are complied with, and further provided that, at the time of such sale, such Subsidiary shall not own, directly or indirectly, any shares of stock or Indebtedness of any other Subsidiary (unless all of the shares of stock and Indebtedness of such other Subsidiary owned, directly or indirectly, by the Borrower and its Subsidiaries are simultaneously being sold as permitted by this Section 7.08).

        7.09 Certain Contracts.

        The Borrower shall not, and shall not suffer or permit any of its Restricted Subsidiaries to, enter into or be a party to:

    (a)            any contract providing for the making of loans, advances or capital contributions to any Person, or for the purchase of any Property from any Person, in each case in order primarily to enable such Person to maintain working capital, net worth or any other balance sheet condition or to pay debts, dividends or expenses; or

    (b)            any contract for the purchase of materials, supplies or other property or services if such contract (or any related document) requires that payment for such materials, supplies or other property or services shall be made regardless of whether or not delivery of such materials, supplies or other property or services is ever made or tendered, provided that nothing in this subsection (b) shall prevent the Borrower from (i) entering into take-or-pay contracts in the Ordinary Course of Business with the United States Forest Service, the Bureau of Land Management, the Bureau of Indian Affairs, the Washington Department of Natural Resources or similar state or federal governmental agencies, or (ii) making payments in satisfaction of contracts with such Persons which contracts are deemed by the Responsible Representatives to be disadvantageous to perform; or

    (c)            any contract to rent or lease (as lessee) any real or personal property if such contract (or any related document) provides that the obligation to make payments thereunder is absolute and unconditional under conditions not customarily found in commercial leases then in general use or requires that the lessee purchase or otherwise acquire securities or obligations of the lessor; or

    (d)            any contract for the sale or use of materials, supplies or other property, or the rendering of services, if such contract (or any related document) requires that payment for such materials, supplies or other property, or the use thereof, or payment for such services, shall be subordinated to any indebtedness (of the purchaser or user of such materials, supplies or other property or the Person entitled to the benefit of such services) owed or to be owed to any Person; or

(e) any other contract which in economic effect, is substantially equivalent to a guarantee,

except as permitted by the provisions of Section 7.04(a), (e), (f), (g), (h), (i) or (j).

        7.10 Joint Ventures.

        The Borrower shall not, and shall not suffer or permit any of its Restricted Subsidiaries to, enter into any Joint Venture, other than in Permitted Businesses and in Permitted Ancillary Businesses and, in each case, so long as any such Joint Venture is not entered into for the purposes of evading any covenant or restriction in any Loan Documents.

        7.11 Compliance with ERISA.

        The Borrower shall not, and shall not suffer or permit any of its Subsidiaries to, without the consent of the Required Lenders, (a) terminate any Plan subject to Title IV of ERISA so as to result in any material (in the opinion of the Required Lenders) liability to the Borrower or any ERISA Affiliate, (b) permit to exist any ERISA Event with respect to any Plan other than a Multiemployer Plan, which presents the risk of a material (in the opinion of the Required Lenders) liability to the Borrower, (c) make a complete or partial withdrawal (within the meaning of Section 4201 of ERISA) from any Multiemployer Plan so as to result in any material (in the opinion of the Required Lenders) liability to the Borrower or any ERISA Affiliate, (d) enter into any new Plan or modify any existing Plan so as to increase its obligations thereunder which could result in any material (in the opinion of the Required Lenders) increase in its liability with respect to such Plan, or (e) permit the present value of all nonforfeitable accrued benefits under any Qualified Plan (determined using the actuarial assumptions utilized by the Plan’s actuaries for funding the Plan pursuant to Section 412 of the Code) materially (in the opinion of the Required Lenders) to exceed the fair market value of Plan assets allocable to such benefits, all determined as of the most recent valuation date for each such Plan.

        7.12 Sale and Leaseback.

        The Borrower shall not, and shall not suffer or permit any of its Restricted Subsidiaries to, enter into any arrangement with any lender or investor or to which such lender or investor is a party providing for the leasing by the Borrower or any Restricted Subsidiary of real or personal property which has been or is to be sold or transferred by the Borrower or any Restricted Subsidiary to such lender or investor or to any Person to whom funds have been or are to be advanced by such lender or investor on the security of such property or rental obligations of the Borrower or any Restricted Subsidiary, provided that this Section 7.12 shall not apply to any property sold pursuant to Section 7.02(h).

        7.13 Restricted Payments.

        The Borrower shall not, and shall not permit or suffer any Subsidiary to, directly or indirectly pay, declare, order, make or set apart any sum for any Restricted Payment, except that the Borrower may make, pay or set apart during each calendar quarter one or more Restricted Payments if:

    (a)            such Restricted Payments are in an aggregate amount not exceeding the amount by which Available Cash with respect to the immediately preceding calendar quarter exceeds any amount contributed to Available Cash with respect to such immediately preceding calendar quarter by any Subsidiary if and to the extent that the payment of such amount as a dividend or distribution to the Borrower has not been made and is not at the time permitted by the terms of such Subsidiary’s charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such Subsidiary, provided that in determining Available Cash with respect to such immediately preceding calendar quarter, the Borrower will include in the amount of reserves established during such quarter pursuant to clause (ii)(d) of the definition of Available Cash an amount not less than (i) 50% of the aggregate amount of all interest in respect of the Other Senior Notes to be paid on the interest payment date immediately following such immediately preceding calendar quarter, (ii) 100% of the aggregate amount of all interest in respect of the Loans to be paid on the respective Interest Payment Dates for such Loans, and (iii) 25% of the aggregate amount of all principal in respect of the 1989 Notes and the Series D Notes scheduled to be paid (determined in accordance with the Principal Repayment Proviso) during the 12 calendar months immediately following such immediately preceding calendar quarter, and the Borrower will not reduce the amount of the reserves so included, in determining Available Cash for any calendar quarter subsequent to such immediately preceding calendar quarter pursuant to clause (i)(c) of the definition of Available Cash, unless and until the amount of interest or principal in respect of which such amount has been reserved has in fact been paid; and

(b) immediately after giving effect to any such proposed action no condition or event shall exist which constitutes an Event of Default or Material Default.

The Borrower will not, in any event, directly or indirectly declare, order, pay or make any Restricted Payment except in cash.

        7.14 Change in Business.

        The Borrower shall not, and shall not suffer or permit any Subsidiary to, engage in any business other than Permitted Businesses and Permitted Ancillary Businesses. In addition, the Borrower will not, and will not permit any Restricted Subsidiary to, (i) sell, transfer or otherwise dispose of any of its Timberlands or Timber (collectively, “Timber Properties”) to Holding or any Subsidiary of Holding (whether or not at the time they are Restricted Subsidiaries, and herein collectively called the “Manufacturing Entities”) unless such transaction is a transaction permitted under Section 7.02(f) or Section 7.02(h), or (ii) invest in or otherwise transfer to any of the Manufacturing Entities the proceeds (“Timber Proceeds”) of the sale or disposition of any such Timber Properties (unless such proceeds are derived from a transaction permitted under Section 7.02(f) or Section 7.02(h)). Any Timber Proceeds being used to “purchase productive assets in the same line of business” under the provisions of Section 7.02(i) shall not be used for any purpose except for the acquisition of Timber Properties to be owned directly by the Borrower or a Restricted Subsidiary which is not one of the Manufacturing Entities. Notwithstanding the foregoing, the Borrower and its Restricted Subsidiaries may sell Timber to the Manufacturing Entities in connection with, and in transactions which constitute part of, harvesting activities conducted in accordance with the requirements of Section 7.03. All acquisitions of Timber Properties by the Borrower and its Restricted Subsidiaries shall be made only by the Borrower directly or indirectly through Restricted Subsidiaries which are not Manufacturing Entities.

        7.15 Issuance of Stock by Subsidiaries.

        The Borrower shall not permit any Subsidiary to (either directly, or indirectly by the issuance of rights or options for, or securities convertible into, such shares) issue, sell or otherwise dispose of any shares of any class of its stock or partnership or other ownership interests (other than directors’ qualifying shares) except to the Borrower or a Restricted Subsidiary, and except to the extent that holders of minority interests may be entitled to purchase stock by reason of preemptive rights.

        7.16 Amendments.

        The Borrower shall not, and shall not suffer or permit any of its Subsidiaries to, amend, modify, supplement or waive any provision of any agreement evidencing Funded Debt in excess of $35,000,000 which amendment, modification, supplement or waiver would reasonably be expected to impair the Administrative Agent’s or the Lenders’ rights hereunder or the ability of the Borrower to perform its obligations under any Loan Document.

        7.17 Available Cash.

        The Borrower shall not at any time permit Available Cash to be less than zero. For purposes of this Section 7.17, in determining Available Cash with respect to the immediately preceding calendar quarter, the Borrower will include in the amount of reserves established during such quarter pursuant to clause (ii)(d)(1) (with respect to principal on Indebtedness) and clause (ii)(d)(4) of the definition of “Available Cash” an amount not less than (a) 50% of the aggregate amount of all interest in respect of the Other Senior Notes to be paid on the interest payment date immediately following such immediately preceding calendar quarter, (b) 100% of the aggregate amount of all interest in respect of the Loans to be paid on the respective Interest Payment Dates for such Loans, and (c) 25% of the aggregate amount of all principal in respect of the 1989 Notes and the Series D Notes scheduled to be paid (determined in accordance with the Principal Repayment Proviso) during the 12 calendar months immediately following such immediately preceding calendar quarter, and the Borrower will not reduce the amount of the reserves so included in determining Available Cash for any calendar quarter subsequent to such immediately preceding calendar quarter pursuant to clause (i)(c) of the definition of Available Cash, unless and until the amount of interest or principal in respect of which such amount has been reserved has in fact been paid.

        7.18 Interest Coverage Ratio.

        The Borrower shall not permit its Interest Coverage Ratio as of the end of any fiscal quarter of the Borrower to be less than 2.75 to 1.00.

        7.19 Maximum Leverage Ratio.

        The Borrower shall not permit the Maximum Leverage Ratio as of the end of any fiscal quarter of the Borrower to exceed sixty percent (60%).

        “Maximum Leverage Ratio” means, at any date of determination, a quotient, expressed as a percentage, the numerator of which shall be the total Funded Debt of the Borrower and its Subsidiaries on a consolidated basis as of such date and the denominator of which shall be the net worth of the Borrower and its Subsidiaries on a consolidated basis plus the total Funded Debt of the Borrower and its Subsidiaries on a consolidated basis as of such date. The Maximum Leverage Ratio shall be computed without giving effect to any write-up or write-down of the Funded Debt, or corresponding adjustments to interest expense in connection with such write-up or write-down, required under GAAP by virtue of the Merger.

        7.20 Tax Matters Agreement.

        The Borrower shall not directly or indirectly assume the obligations of the REIT under the Tax Matters Agreement or agree to reimburse or indemnify the REIT for any of its obligations thereunder, excepting only an assumption of a specified amount of liability that is paid by the Borrower simultaneously with such assumption at a time when (a) no Default or Event of Default exists and (b) no Event of Default would exist under Section 7.17, 7.18, or 7.19 giving pro forma effect, as the last day of the most recent fiscal quarter for which financial statements have been delivered pursuant to Section 6.01, to the payment of the amount so assumed and to all Funded Debt incurred by the Borrower or any of its Subsidiaries since such date pursuant to Section 7.05(i) that is not used for the concurrent retirement of other Funded Debt. For purposes of this determination of pro forma compliance with Section 7.18 (Interest Coverage Ratio), such Funded Debt incurred since the end of the period covered by those most recent financial statements shall be treated as though it had been outstanding for the four fiscal quarters then ending at the interest rate in effect at the date of determination and EBITDA shall be computed (pursuant to the procedures set forth in clause (e) of the definition thereof) giving effect to any Timber acquired since the end of that period.

ARTICLE VIII.
EVENTS OF DEFAULT AND REMEDIES

        8.01 Events of Default.

        Any of the following shall constitute an Event of Default:

    (a)           Non-Payment. The Borrower or any other Loan Party fails to pay (i) when and as required to be paid herein, any amount of principal of any Loan or any L/C Obligation, or (ii) within five (5) days after the same becomes due, any interest, fee or any other amount payable hereunder or under any other Loan Document; or

    (b)           Representations and Warranties. Any representation or warranty by the Borrower or any other Loan Party made or deemed made herein, in any Loan Document, or which is contained in any certificate, document or financial or other statement by the Borrower, any of the Responsible Representatives, any of the Responsible Officers, any other Loan Parties, or any of the Loan Parties’ respective responsible officers and/or responsible representatives, furnished at any time under this Agreement, or in or under any Loan Document, shall prove to have been incorrect in any material respect on or as of the date made or deemed made; or

(c) Specific Covenants. The Borrower fails to perform or observe any term, covenant or agreement contained in Section 6.03 or Section 6.09 or Article VII; or

    (d)           Other Defaults. The Borrower or any other Loan Party fails to perform or observe any other term, covenant or agreement (not specified in subsection (a) or (c) above) contained in any Loan Document to which such Loan Party is a party on its part to be performed or observed and such failure continues unremedied for a period of 20 days after the earlier of (i) the date upon which a Responsible Officer or Responsible Representative knew or should have known of such failure or (ii) the date upon which written notice thereof is given to the Borrower by the Administrative Agent or any Lender; or

    (e)           Cross-Default. (i) the Borrower or any of its Subsidiaries (A) fails to make any payment in respect of any Indebtedness (other than in respect of Swap Contracts) having an aggregate principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than $5,000,000 when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) beyond any period of grace provided with respect thereto; or (B) fails to perform or observe any other condition or covenant, or any other event shall occur or condition exist, under any agreement or instrument relating to any such Indebtedness, if the effect of such failure, event or condition is to cause, or to permit the holder or holders of such Indebtedness or beneficiary or beneficiaries of such Indebtedness (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause such Indebtedness to be declared to be due and payable prior to its stated maturity, or with respect to any contingent obligations, to become payable or cash collateral in respect thereof to be demanded; or (ii) there occurs under any Swap Contract an Early Termination Date (as defined in such Swap Contract) resulting from (1) any event of default under such Swap Contract as to which the Borrower or any Subsidiary is the Defaulting Party (as defined in such Swap Contract) or (2) any Termination Event (as so defined) as to which the Borrower or any Subsidiary is an Affected Party (as so defined), and, in either event, the Swap Termination Value owed by the Borrower or such Subsidiary as a result thereof is greater than $5,000,000, or

    (f)           Insolvency; Voluntary Proceedings. The Borrower, any of its Subsidiaries, or any Partner Entity (i) ceases or fails to be Solvent, or generally fails to pay, or admits in writing its inability to pay, its debts as they become due, subject to applicable grace periods, if any, whether at stated maturity or otherwise; (ii) voluntarily ceases to conduct its business in the ordinary course; (iii) commences, institutes or consents to the institution or commencement of any Insolvency Proceeding with respect to itself; or (iv) takes any action to effectuate or authorize any of the foregoing; or

    (g)           Involuntary Proceedings. (i) Any involuntary Insolvency Proceeding is commenced or filed against the Borrower, any other Loan Party, the Facilities Subsidiary, any Restricted Subsidiary of the Borrower, or any Partner Entity, or any writ, judgment, warrant of attachment, execution or similar process, is issued or levied against a substantial part of the Borrower’s, any other Loan Party’s, any of its Restricted Subsidiaries’, any Partner Entities’ or the Facilities Subsidiaries’ Properties, and any such proceeding or petition shall not be dismissed, or such writ, judgment, warrant of attachment, execution or similar process shall not be released, vacated or fully bonded within 60 days after commencement, filing or levy; (ii) the Borrower, any other Loan Party, any Partner Entity, the Facilities Subsidiary, or any of the Borrower’s Restricted Subsidiaries admits the material allegations of a petition against it in any Insolvency Proceeding, or an order for relief (or similar order under non-U.S. law) is ordered in any Insolvency Proceeding; (iii) the Borrower, any other Loan Party, any Partner Entity, any of the Borrower’s Restricted Subsidiaries, or the Facilities Subsidiary applies for, consents to, or acquiesces in the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator, mortgagee in possession (or agent therefor), or other similar Person for itself or a substantial portion of its Property or business; or (iv) any receiver, trustee, custodian, conservator, liquidator, rehabilitator, mortgagee in possession (or agent therefor), or other similar Person is appointed for the Borrower, any other Loan Party, any Partner Entity, any of the Borrower’s Restricted Subsidiaries, or the Facilities Subsidiary or a substantial portion of the Property or business of the Borrower, any other Loan Party, any Partner Entity, any of the Borrower’s Restricted Subsidiaries, or the Facilities Subsidiary, in each case without the application or consent of any of the Borrower, any other Loan Party, any Partner Entity, any of the Borrower’s Restricted Subsidiaries, or the Facilities Subsidiary and the appointment continues undischarged or unstayed for 60 days; or

    (h)           ERISA. (i) The Borrower or an ERISA Affiliate shall fail to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under a Multiemployer Plan; (ii) any member of the Controlled Group shall fail to satisfy its contribution requirements under Section 412(c)(11) of the Code, whether or not it has sought a waiver under Section 412(d) of the Code; (iii) in the case of an ERISA Event involving the withdrawal from a Plan of a “substantial employer” (as defined in Section 4001(a)(2) or Section 4062(e) of ERISA), the withdrawing employer’s proportionate share of that Plan’s Unfunded Pension Liabilities is more than $10,000,000; (iv) in the case of an ERISA Event involving the complete or partial withdrawal from a Multiemployer Plan, the withdrawing employer has incurred a withdrawal liability in an aggregate amount exceeding $10,000,000; (v) in the case of an ERISA Event not described in clause (iii) or (iv), the Unfunded Pension Liabilities of the relevant Plan or Plans exceed $10,000,000; (vi) a Plan that is intended to be qualified under Section 401(a) of the Code shall lose its qualification, and the loss can reasonably be expected to impose on the Borrower or its ERISA Affiliates liability (for additional taxes, to Plan participants, or otherwise) in the aggregate amount of $10,000,000 or more; (vii) the commencement or increase of contributions to, or the adoption of or the amendment of a Plan by, the Borrower or an ERISA Affiliate which commencement, increase or amendment shall result in a net increase in unfunded liabilities to the Borrower and the ERISA Affiliates in excess of $10,000,000; (viii) the Borrower or an ERISA Affiliate engages in or otherwise becomes liable for a non-exempt prohibited transaction and the initial tax or additional tax under Section 4975 of the Code relating thereto might reasonably be expected to exceed $10,000,000; (ix) a violation of Section 404 or 405 of ERISA or the exclusive benefit rule under Section 401(a) of the Code if such violation might reasonably be expected to expose Borrower or its ERISA Affiliates to monetary liability in excess of $10,000,000; (x) any member of the Controlled Group is assessed a tax under Section 4980B of the Code in excess of $10,000,000; or (xi) the occurrence of any combination of events listed in clauses (iii) through (x) that would reasonably be expected to result in a net increase to the Borrower and its ERISA Affiliates in aggregate Unfunded Pension Liabilities, unfunded liabilities, or any combination thereof, in excess of $10,000,000; or

    (i)           Monetary Judgments. One or more non-interlocutory judgments, orders or decrees shall be entered against the Borrower or any of its Subsidiaries involving in the aggregate a liability (not fully covered by independent third-party insurance) as to any single or related series of transactions, incidents or conditions, of $25,000,000 or more, and the same shall remain unsatisfied, unvacated and unstayed pending appeal for a period of 30 days after the entry thereof; or

    (j)           Non-Monetary Judgments. Any non-monetary judgment, order or decree shall be rendered against the Borrower or any of its Subsidiaries which does or would reasonably be expected to have a Material Adverse Effect, and there shall be any period of 10 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

    (k)           Auditors. The Administrative Agent or any Lender shall receive notice from the Independent Auditor that the Administrative Agent and the Lenders should no longer use or rely upon any audit report or other financial data provided by the Independent Auditor; or

    (l)           Adverse Change. One of the following has occurred and the Administrative Agent, at the direction of the Required Lenders, shall so notify the Borrower: (i) a material adverse change in, or a material adverse effect upon, any of the operations, business, properties, or condition (financial or otherwise) of the Borrower or the Borrower and its Subsidiaries taken as a whole or as to any Restricted Subsidiary which materially impairs the ability of the Borrower to perform under any Loan Document and avoid any Event of Default, or (ii) a material adverse effect upon the legality, validity, binding effect or enforceability of any Loan Document; or

    (m)           Change of Control. One of the following has occurred (i) a Change of Control of the REIT; (ii) the REIT ceases for any reason to be the sole member of Plum Creek Timber I; (iii) the REIT ceases for any reason to own directly 99% of the limited partnership interests in the Borrower; or (iv) Plum Creek Timber I ceases for any reason to be the sole general partner of the Borrower; or

    (n)           Impairment of Certain Documents. Except as otherwise expressly permitted in any Loan Document, any of the Loan Documents shall terminate, cease to be in full force and effect, or cease in whole or in part to be the legally valid, binding, and enforceable obligation of the relevant Loan Party, or any Loan Party or any Person acting for or on behalf of any Loan Party contests in any manner the validity, binding effect or enforceability or any of the Loan Documents, or any Loan Party denies that it has any or further liability or obligation under any Loan Document, or any Loan Party purports to revoke, terminate or rescind any Loan Document.

        8.02 Remedies Upon Event of Default.

        If any Event of Default occurs and is continuing, the Administrative Agent shall, at the request of, or may, with the consent of, the Required Lenders, take any or all of the following actions:

    (a)            declare the commitment of each Lender to make Loans and any obligation of the L/C Issuer to make L/C Credit Extensions to be terminated, whereupon such commitments and obligation shall be terminated;

    (b)            declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower;

(c) require that the Borrower Cash Collateralize the L/C Obligations (in an amount equal to the then Outstanding Amount thereof); and

(d) exercise on behalf of itself and the Lenders all rights and remedies available to it and the Lenders under the Loan Documents or applicable law;

provided, however, that upon the occurrence of any event specified in Section 8.01(f) or Section 8.01(g) (in the case of clauses (i) and (ii) of Section 8.01(g) upon the expiration of the 60-day period mentioned therein), the obligation of each Lender to make Loans and any obligation of the L/C Issuer to make L/C Credit Extensions shall automatically terminate, the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable, and the obligation of the Borrower to Cash Collateralize the L/C Obligations as aforesaid shall automatically become effective, in each case without further act of the Administrative Agent or any Lender.

        8.03 Application of Funds.

        After the exercise of remedies provided for in Section 8.02 (or after the Loans have automatically become immediately due and payable and the L/C Obligations have automatically been required to be Cash Collateralized as set forth in the proviso to Section 8.02), any amounts received on account of the Obligations shall be applied by the Administrative Agent in the following order:

        First, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (including Attorney Costs and amounts payable under Article III) payable to the Administrative Agent in its capacity as such;

        Second, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal and interest) payable to the Lenders (including Attorney Costs and amounts payable under Article III), ratably among them in proportion to the amounts described in this clause Second payable to them;

        Third, to payment of that portion of the Obligations constituting accrued and unpaid interest on the Loans and L/C Borrowings, ratably among the Lenders in proportion to the respective amounts described in this clause Third payable to them;

        Fourth, to payment of that portion of the Obligations constituting unpaid principal of the Loans and L/C Borrowings, ratably among the Lenders in proportion to the respective amounts described in this clause Fourth held by them;

        Fifth, to the Administrative Agent for the account of the L/C Issuer, to Cash Collateralize that portion of L/C Obligations comprised of the aggregate undrawn amount of Letters of Credit;

        Sixth, to payment of that portion of the Obligations constituting unpaid principal of the Swap Contracts between the Borrower and any Lender or Affiliate of any Lender, ratably among the Lenders in proportion to the amounts described in this clause Sixth payable to them; and

        Last, the balance, if any, after all of the Obligations have been indefeasibly paid in full, to the Borrower or as otherwise required by Law.

Subject to Section 2.03(c), amounts used to Cash Collateralize the aggregate undrawn amount of Letters of Credit pursuant to clause Fifth above shall be applied to satisfy drawings under such Letters of Credit as they occur. If any amount remains on deposit as Cash Collateral after all Letters of Credit have either been fully drawn or expired, such remaining amount shall be applied to the other Obligations, if any, in the order set forth above.

ARTICLE IX.
ADMINISTRATIVE AGENT

        9.01 Appointment and Authorization of Administrative Agent.

    (a)            Each Lender hereby irrevocably appoints, designates and authorizes the Administrative Agent to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary contained elsewhere herein or in any other Loan Document, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein, nor shall the Administrative Agent have or be deemed to have any fiduciary relationship with any Lender or participant, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Administrative Agent. Without limiting the generality of the foregoing sentence, the use of the term “agent” herein and in the other Loan Documents with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable Law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.

    (b)            The L/C Issuer shall act on behalf of the Lenders with respect to any Letters of Credit issued by it and the documents associated therewith, and the L/C Issuer shall have all of the benefits and immunities (i) provided to the Administrative Agent in this Article IX with respect to any acts taken or omissions suffered by the L/C Issuer in connection with Letters of Credit issued by it or proposed to be issued by it and the applications and agreements for letters of credit pertaining to such Letters of Credit as fully as if the term “Administrative Agent” as used in this Article IX and in the definition of “Agent-Related Person” included the L/C Issuer with respect to such acts or omissions, and (ii) as additionally provided herein with respect to the L/C Issuer.

        9.02 Delegation of Duties.

        The Administrative Agent may execute any of its duties under this Agreement or any other Loan Document by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel and other consultants or experts concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects in the absence of gross negligence or willful misconduct.

        9.03 Liability of Administrative Agent.

        No Agent-Related Person shall (a) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct in connection with its duties expressly set forth herein), or (b) be responsible in any manner to any Lender or participant for any recital, statement, representation or warranty made by any Loan Party or any officer thereof, contained herein or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Agreement or any other Loan Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or for any failure of any Loan Party or any other party to any Loan Document to perform its obligations hereunder or thereunder. No Agent-Related Person shall be under any obligation to any Lender or participant to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of any Loan Party or any Affiliate thereof.

        9.04 Reliance by Administrative Agent.

    (a)            The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, communication, signature, resolution, representation, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, electronic mail message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to any Loan Party), independent accountants and other experts selected by the Administrative Agent. The Administrative Agent shall be fully justified in failing or refusing to take any action under any Loan Document unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Required Lenders (or such greater number of Lenders as may be expressly required hereby in any instance) and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders.

    (b)            For purposes of determining compliance with the conditions specified in Section 4.01, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objection thereto.

        9.05 Notice of Default.

        The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default, except with respect to defaults in the payment of principal, interest and fees required to be paid to the Administrative Agent for the account of the Lenders, unless the Administrative Agent shall have received written notice from a Lender or the Borrower referring to this Agreement, describing such Default and stating that such notice is a “notice of default.” The Administrative Agent will notify the Lenders of its receipt of any such notice. The Administrative Agent shall take such action with respect to such Default as may be directed by the Required Lenders in accordance with Article VIII; provided, however, that unless and until the Administrative Agent has received any such direction, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default as it shall deem advisable or in the best interest of the Lenders.

        9.06 Credit Decision; Disclosure of Information by Administrative Agent.

        Each Lender acknowledges that no Agent-Related Person has made any representation or warranty to it, and that no act by the Administrative Agent hereafter taken, including any consent to and acceptance of any assignment or review of the affairs of any Loan Party or any Affiliate thereof, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Lender as to any matter, including whether Agent-Related Persons have disclosed material information in their possession. Each Lender represents to the Administrative Agent that it has, independently and without reliance upon any Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of the Loan Parties and their respective Subsidiaries, and all applicable bank or other regulatory Laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to the Borrower hereunder. Each Lender also represents that it will, independently and without reliance upon any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Borrower and the other Loan Parties. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent herein, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of any of the Loan Parties or any of their respective Affiliates which may come into the possession of any Agent-Related Person.

        9.07 Indemnification of Administrative Agent.

        Whether or not the transactions contemplated hereby are consummated, the Lenders shall indemnify upon demand each Agent-Related Person (to the extent not reimbursed by or on behalf of any Loan Party and without limiting the obligation of any Loan Party to do so), pro rata, and hold harmless each Agent-Related Person from and against any and all Indemnified Liabilities incurred by it; provided, however, that no Lender shall be liable for the payment to any Agent-Related Person of any portion of such Indemnified Liabilities to the extent determined in a final, nonappealable judgment by a court of competent jurisdiction to have resulted from such Agent-Related Person’s own gross negligence or willful misconduct; provided, however, that no action taken in accordance with the directions of the Required Lenders shall be deemed to constitute gross negligence or willful misconduct for purposes of this Section. Without limitation of the foregoing, each Lender shall reimburse the Administrative Agent upon demand for its ratable share of any costs or out-of-pocket expenses (including Attorney Costs) incurred by the Administrative Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that the Administrative Agent is not reimbursed for such expenses by or on behalf of the Borrower. The undertaking in this Section shall survive termination of the Aggregate Commitments, the payment of all other Obligations and the resignation of the Administrative Agent.

        9.08 Administrative Agent in its Individual Capacity.

        Bank of America and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with each of the Loan Parties and their respective Affiliates as though Bank of America were not the Administrative Agent or the L/C Issuer hereunder and without notice to or consent of the Lenders. The Lenders acknowledge that, pursuant to such activities, Bank of America or its Affiliates may receive information regarding any Loan Party or its Affiliates (including information that may be subject to confidentiality obligations in favor of such Loan Party or such Affiliate) and acknowledge that the Administrative Agent shall be under no obligation to provide such information to them. With respect to its Loans, Bank of America shall have the same rights and powers under this Agreement as any other Lender and may exercise such rights and powers as though it were not the Administrative Agent or the L/C Issuer, and the terms “Lender” and “Lenders” include Bank of America in its individual capacity.

        9.09 Successor Administrative Agent.

        The Administrative Agent may resign as Administrative Agent upon 30 days’ notice to the Lenders. If the Administrative Agent resigns under this Agreement, the Required Lenders shall appoint from among the Lenders a successor administrative agent for the Lenders, which successor administrative agent shall be subject to the approval of the Borrower at all times other than during the existence of an Event of Default (which approval of the Borrower shall not be unreasonably withheld or delayed). If no successor administrative agent is appointed prior to the effective date of the resignation of the Administrative Agent, the Administrative Agent may appoint, after consulting with the Lenders and the Borrower, a successor administrative agent from among the Lenders. Upon the acceptance of its appointment as successor administrative agent hereunder, the Person acting as such successor administrative agent shall succeed to all the rights, powers and duties of the retiring Administrative Agent and the term “Administrative Agent” shall mean such successor administrative agent, and the retiring Administrative Agent’s appointment, powers and duties as Administrative Agent shall be terminated. After any retiring Administrative Agent’s resignation hereunder as Administrative Agent, the provisions of this Article IX and Sections 10.04 and 10.05 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement. If no successor administrative agent has accepted appointment as Administrative Agent by the date which is 30 days following a retiring Administrative Agent’s notice of resignation, the retiring Administrative Agent’s resignation shall nevertheless thereupon become effective and the Lenders shall perform all of the duties of the Administrative Agent hereunder until such time, if any, as the Required Lenders appoint a successor agent as provided for above.

        9.10 Administrative Agent May File Proofs of Claim.

        In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Loan or L/C Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise

    (a)            to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, L/C Obligations and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders and the Administrative Agent under Sections 2.03(i) and (j), 2.09 and 10.04) allowed in such judicial proceeding; and

(b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Sections 2.09 and 10.04.

        Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or to authorize the Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.

        9.11 Other Agents; Arrangers and Managers.

        None of the Lenders or other Persons identified on the facing page or signature pages of this Agreement as a “syndication agent,” “documentation agent,” “co-agent,” “book manager,” “lead manager,” “arranger,” “lead arranger” or “co-arranger” shall have any right, power, obligation, liability, responsibility or duty under this Agreement other than, in the case of such Lenders, those applicable to all Lenders as such. Without limiting the foregoing, none of the Lenders or other Persons so identified shall have or be deemed to have any fiduciary relationship with any Lender. Each Lender acknowledges that it has not relied, and will not rely, on any of the Lenders or other Persons so identified in deciding to enter into this Agreement or in taking or not taking action hereunder.

ARTICLE X.
MISCELLANEOUS

        10.01 Amendments, Etc.

        No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by the Borrower or any other Loan Party therefrom, shall be effective unless in writing signed by the Required Lenders and the Borrower or the applicable Loan Party, as the case may be, and acknowledged by the Administrative Agent, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such amendment, waiver or consent shall:

(a) waive any condition set forth in Section 4.01(a) without the written consent of each Lender;

(b) extend or increase the Commitment of any Lender (or reinstate any Commitment terminated pursuant to Section 8.02) without the written consent of such Lender;

    (c)            postpone or delay any date fixed by this Agreement or any other Loan Document for any payment or mandatory prepayment of principal, interest, fees or other amounts due to the Lenders (or any of them) hereunder or under any other Loan Document without the written consent of each Lender directly affected thereby;

    (d)            reduce the principal of, or the rate of interest specified herein on, any Loan or L/C Borrowing, or (subject to clause (iv) of the second proviso to this Section 10.01) any fees or other amounts payable hereunder or under any other Loan Document, or change the manner of computation of any financial ratio (including any change in any applicable defined term) used in determining the Applicable Rate, the Letter of Credit Rate or the Facility Fee Rate that would result in a reduction of any interest rate on any Loan or any fee payable hereunder without the written consent of each Lender directly affected thereby; provided, however, that only the consent of the Required Lenders shall be necessary to amend the definition of “Default Rate” or to waive any obligation of the Borrower to pay interest at the Default Rate.

(e) change Section 2.13 or Section 8.03 in a manner that would alter the pro rata sharing of payments required thereby without the written consent of each Lender;

    (f)            change any provision of this Section 10.01 or the definition of “Required Lenders” or any other provision hereof specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender;

(g) change any provision of Section 2.05(b) or Section 2.06(b), or any other provision providing for a mandatory commitment reduction;

and, provided further, that (i) no amendment, waiver or consent shall, unless in writing and signed by the L/C Issuer in addition to the Lenders required above, affect the rights or duties of the L/C Issuer under this Agreement or any Letter of Credit Application relating to any Letter of Credit issued or to be issued by it; (ii) no amendment, waiver or consent shall, unless in writing and signed by the Swing Line Lender in addition to the Lenders required above, affect the rights or duties of the Swing Line Lender under this Agreement; (iii) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above, affect the rights or duties of the Administrative Agent under this Agreement or any other Loan Document; and (iv) the Fee Letter may be amended, or rights or privileges thereunder waived, in a writing executed only by the parties thereto. Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder, except that the Commitment of such Lender may not be increased or extended without the consent of such Lender.

        10.02 Notices and Other Communications; Facsimile Copies.

    (a)       General. Unless otherwise expressly provided herein, all notices and other communications provided for hereunder shall be in writing (including by facsimile transmission). All such written notices shall be mailed, faxed or delivered to the applicable address, facsimile number or (subject to subsection (c) below of this Section 10.02) electronic mail address, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:

    (i)       if to the Borrower, the Administrative Agent, the L/C Issuer or the Swing Line Lender, to the address, facsimile number, electronic mail address or telephone number specified for such Person on Schedule 10.02 or to such other address, facsimile number, electronic mail address or telephone number as shall be designated by such party in a notice to the other parties; and

    (ii)       if to any other Lender, to the address, facsimile number, electronic mail address or telephone number specified in its Administrative Questionnaire or to such other address, facsimile number, electronic mail address or telephone number as shall be designated by such party in a notice to the Borrower, the Administrative Agent, the L/C Issuer and the Swing Line Lender.

All such notices and other communications shall be deemed to be given or made upon the earlier to occur of (i) actual receipt by the relevant party hereto and (ii) (A) if delivered by hand or by courier, when signed for by or on behalf of the relevant party hereto; (B) if delivered by mail, four Business Days after deposit in the mails, postage prepaid; (C) if delivered by facsimile, when sent and receipt has been confirmed by telephone; and (D) if delivered by electronic mail (which form of delivery is subject to the provisions of subsection (c) below Section 10.02), when delivered; provided, however, that notices and other communications to the Administrative Agent, the L/C Issuer and the Swing Line Lender pursuant to Article II shall not be effective until actually received by such Person. In no event shall a voicemail message be effective as a notice, communication or confirmation hereunder.

    (b)           Effectiveness of Facsimile Documents and Signatures. Loan Documents may be transmitted and/or signed by facsimile. The effectiveness of any such documents and signatures shall, subject to applicable Law, have the same force and effect as manually-signed originals and shall be binding on all Loan Parties, the Administrative Agent and the Lenders. The Administrative Agent may also require that any such documents and signatures be confirmed by a manually-signed original thereof; provided, however, that the failure to request or deliver the same shall not limit the effectiveness of any facsimile document or signature.

    (c)           Limited Use of Electronic Mail.Electronic mail and Internet and intranet websites may be used only to distribute routine communications, such as financial statements and other information as provided in Section 6.02, and to distribute Loan Documents for execution by the parties thereto, and may not be used for any other purpose.

    (d)            Reliance by Administrative Agent and Lenders. The Administrative Agent and the Lenders shall be entitled to rely and act upon any notices (including telephonic Committed Loan Notices and Swing Line Loan Notices) purportedly given by or on behalf of the Borrower even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Borrower shall indemnify each Agent-Related Person and each Lender from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of the Borrower. All telephonic notices to and other communications with the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording.

        10.03 No Waiver; Cumulative Remedies.

        No failure by any Lender or the Administrative Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

        10.04 Attorney Costs, Expenses and Taxes.

        The Borrower agrees (a) to pay or reimburse the Administrative Agent for all costs and expenses incurred by Bank of America (including in its capacity as Administrative Agent) in connection with the development, preparation, negotiation and execution of this Agreement and the other Loan Documents and any amendment, waiver, consent or other modification of the provisions hereof and thereof (whether or not the transactions contemplated hereby or thereby are consummated), and the consummation and administration of the transactions contemplated hereby and thereby, including all Attorney Costs, and (b) to pay or reimburse the Administrative Agent and each Lender for all costs and expenses incurred in connection with the enforcement, attempted enforcement, or preservation of any rights or remedies under this Agreement or the other Loan Documents (including all such costs and expenses incurred during any “workout” or restructuring in respect of the Obligations and during any legal proceeding, including any proceeding under any Debtor Relief Law), including all Attorney Costs. The foregoing costs and expenses shall include all search, filing, recording, title insurance and appraisal charges and fees and taxes related thereto, and other out-of-pocket expenses incurred by the Administrative Agent and the cost of independent public accountants and other outside experts retained by the Administrative Agent or any Lender. All amounts due under this Section 10.04 shall be payable within ten Business Days after demand therefor. The agreements in this Section shall survive the termination of the Aggregate Commitments and repayment of all other Obligations.

        10.05 Indemnification by the Borrower.

        Whether or not the transactions contemplated hereby are consummated, the Borrower shall indemnify and hold harmless each Agent-Related Person, each Lender and their respective Affiliates, directors, officers, employees, counsel, agents and attorneys-in-fact (collectively the “Indemnitees”) from and against any and all liabilities, obligations, losses, damages, penalties, claims, demands, actions, judgments, suits, costs, expenses and disbursements (including Attorney Costs) of any kind or nature whatsoever which may at any time be imposed on, incurred by or asserted against any such Indemnitee in any way relating to or arising out of or in connection with (a) the execution, delivery, enforcement, performance or administration of any Loan Document or any other agreement, letter or instrument delivered in connection with the transactions contemplated thereby or the consummation of the transactions contemplated thereby, (b) any Commitment, Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by the L/C Issuer to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), or (c) any actual or alleged presence or release of Hazardous Materials on or from any property currently or formerly owned or operated by the Borrower, any Subsidiary of the Borrower, or any other Loan Party, or any Environmental Liability related in any way to the Borrower, any Subsidiary of the Borrower, or any other Loan Party, or (d) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory (including any investigation of, preparation for, or defense of any pending or threatened claim, investigation, litigation or proceeding) and regardless of whether any Indemnitee is a party thereto (all the foregoing, collectively, the “Indemnified Liabilities”); provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such liabilities, obligations, losses, damages, penalties, claims, demands, actions, judgments, suits, costs, expenses or disbursements are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee. No Indemnitee shall be liable for any damages arising from the use by others of any information or other materials obtained through IntraLinks or other similar information transmission systems in connection with this Agreement, nor shall any Indemnitee have any liability for any indirect or consequential damages relating to this Agreement or any other Loan Document or arising out of its activities in connection herewith or therewith (whether before or after the Closing Date). All amounts due under this Section 10.05 shall be payable within ten Business Days after demand therefor. The agreements in this Section shall survive the resignation of the Administrative Agent, the replacement of any Lender, the termination of the Aggregate Commitments and the repayment, satisfaction or discharge of all the other Obligations.

        10.06 Marshalling; Payments Set Aside.

        Neither the Administrative Agent nor the Lenders shall be under any obligation to marshal any assets in favor of the Borrower or any other Person or against or in payment of any or all of the Obligations. To the extent that any payment by or on behalf of the Borrower is made to the Administrative Agent or any Lender, or the Administrative Agent or any Lender exercises its right of set-off, and such payment or the proceeds of such set-off or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such set-off had not occurred, and (b) each Lender severally agrees to pay to the Administrative Agent upon demand its applicable share of any amount so recovered from or repaid by the Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Rate from time to time in effect.

        10.07 Successors and Assigns.

    (a)            The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an Eligible Assignee in accordance with the provisions of subsection (b) of this Section, (ii) by way of participation in accordance with the provisions of subsection (d) of this Section, or (iii) by way of pledge or assignment of a security interest subject to the restrictions of subsection (f) of this Section (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in subsection (d) of this Section and, to the extent expressly contemplated hereby, the Indemnitees) any legal or equitable right, remedy or claim under or by reason of this Agreement.

    (b)            Any Lender may at any time assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans (including for purposes of this subsection (b), participations in L/C Obligations and in Swing Line Loans) at the time owing to it); provided that (i) except in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment and the Loans at the time owing to it or in the case of an assignment to a Lender or an Affiliate of a Lender or an Approved Fund (as defined in subsection (g) of this Section) with respect to a Lender, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) subject to each such assignment, determined as of the date the Assignment and Assumption Agreement with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption Agreement, as of the Trade Date, shall not be less than $5,000,000 unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed); (ii) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loans or the Commitment assigned, except that this clause (ii) shall not apply to rights in respect of Swing Line Loans; (iii) any assignment of a Commitment must be approved by the Administrative Agent, the L/C Issuer and the Swing Line Lender (each such approval not to be unreasonably withheld or delayed) unless the Person that is the proposed assignee is itself a Lender (whether or not the proposed assignee would otherwise qualify as an Eligible Assignee); and (iv) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption Agreement, together with a processing and recordation fee of $3,500. Subject to acceptance and recording thereof by the Administrative Agent pursuant to subsection (c) of this Section, from and after the effective date specified in each Assignment and Assumption Agreement, the Eligible Assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption Agreement, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption Agreement, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption Agreement covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 3.01, 3.04, 3.05, 10.04 and 10.05 with respect to facts and circumstances occurring prior to the effective date of such assignment). Upon request, the Borrower (at its expense) shall execute and deliver a Note to the assignee Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with subsection (d) of this Section.

    (c)            The Administrative Agent, acting solely for this purpose as an agent of the Borrower, shall maintain at the Administrative Agent’s Office a copy of each Assignment and Assumption Agreement delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts of the Loans and L/C Obligations owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, and the Borrower, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

    (d)            Any Lender may at any time, without the consent of, or notice to, the Borrower or the Administrative Agent, sell participations to any Person (other than a natural person or the Borrower or any of the Borrower’s Affiliates or Subsidiaries) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans (including such Lender’s participations in L/C Obligations and/or Swing Line Loans) owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in the first proviso to Section 10.01 that directly affects such Participant. Subject to subsection (e) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 3.01, 3.04 and 3.05to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to subsection (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 10.09as though it were a Lender, provided such Participant agrees to be subject to Section 2.13 as though it were a Lender.

    (e)            A Participant shall not be entitled to receive any greater payment under Section 3.01 or 3.04than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower’s prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 3.01 unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with Section 10.15 as though it were a Lender.

    (f)            Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank or Farm Credit Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(g) As used herein, the following terms have the following meanings:

    “Eligible Assignee” means (a) a Lender; (b) an Affiliate of a Lender; (c) an Approved Fund; and (d) any other Person (other than a natural person) approved by (i) the Administrative Agent, the L/C Issuer and the Swing Line Lender, and (ii) unless an Event of Default has occurred and is continuing, the Borrower (each such approval not to be unreasonably withheld or delayed); provided that notwithstanding the foregoing, “Eligible Assignee” shall not include the Borrower or any of the Borrower’s Affiliates or Subsidiaries.

    “Fund” means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

“Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

    (h)            Notwithstanding anything to the contrary contained herein, if at any time Bank of America assigns all of its Commitment and Loans pursuant to subsection (b) above of this Section 10.07, Bank of America may, (i) upon 30 days’ notice to the Borrower and the Lenders, resign as L/C Issuer and/or (ii) upon 30 days’ notice to the Borrower, resign as Swing Line Lender. In the event of any such resignation as L/C Issuer or Swing Line Lender, the Borrower shall be entitled to appoint from among the Lenders a successor L/C Issuer or Swing Line Lender hereunder; provided, however, that no failure by the Borrower to appoint any such successor shall affect the resignation of Bank of America as L/C Issuer or Swing Line Lender, as the case may be. If Bank of America resigns as L/C Issuer, it shall retain all the rights and obligations of the L/C Issuer hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as L/C Issuer and all L/C Obligations with respect thereto (including the right to require the Lenders to make Base Rate Committed Loans or fund risk participations in Unreimbursed Amounts pursuant to Section 2.03(c)). If Bank of America resigns as Swing Line Lender, it shall retain all the rights of the Swing Line Lender provided for hereunder with respect to Swing Line Loans made by it and outstanding as of the effective date of such resignation, including the right to require the Lenders to make Base Rate Committed Loans or fund risk participations in outstanding Swing Line Loans pursuant to Section 2.04(c).

        10.08 Confidentiality.

    (a)            Each of the Administrative Agent and the Lenders agrees to take normal and reasonable precautions and exercise due care to maintain the confidentiality of all Information (as defined below), except that Information or any part thereof may be disclosed (i) to its and its Affiliates’ directors, officers, employees and agents, including accountants, legal counsel and other advisors, (ii) to the extent requested by any Governmental Authority or any other regulatory authority (including any self-regulatory authority, such as the National Association of Insurance Commissioners) or in connection with an examination of such Lender by any such Governmental Authority or other regulatory authority, (iii) pursuant to subpoena or other court or legal process; (iv) when required to do so in accordance with any applicable Laws, (v) to any other party to this Agreement, (vi) to the extent reasonably required in connection with any litigation or proceeding to which the Administrative Agent, any Lender or their respective Affiliates may be party, (vii) to the extent reasonably required in connection with the exercise of any remedy hereunder or under any other Loan Document or any suit, action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (viii) subject to an agreement containing provisions substantially the same as those of this Section, to any direct or indirect contractual counterparty or prospective counterparty (or such contractual counterparty’s or prospective counterparty’s professional advisor) to any credit derivative transaction relating to obligations of the Borrower or any other the Loan Party, (ix) to any Person with the consent of the Borrower, or (x) to the extent such Information (1) becomes publicly available other than as a result of a breach of this Section or (2) becomes available to the Administrative Agent or any Lender on a nonconfidential basis. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information. Notwithstanding the foregoing, the Borrower authorizes each Lender to disclose to any Participant or assignee Lender (each, a “Transferee”) and to any prospective Transferee, such financial and other information in such Lender’s possession concerning the Borrower or its Subsidiaries which has been delivered to the Administrative Agent or the Lenders pursuant to this Agreement or which has been delivered to the Administrative Agent or the Lenders by the Borrower in connection with the Lenders’ credit evaluation of the Borrower prior to entering into this Agreement; provided that, unless otherwise agreed by the Borrower, such Transferee agrees in writing to such Lender to keep such information confidential to the same extent required of the Lenders hereunder. In addition, the Administrative Agent and the Lenders may disclose the existence of this Agreement and information about this Agreement to market data collectors, similar service providers to the lending industry, and service providers to the Administrative Agent and the Lenders in connection with the administration and management of this Agreement, the other Loan Documents, the Commitments, and the Credit Extensions.

    (b)            For purposes of this Section 10.08, “Information” means all information identified as “confidential” by the Borrower and provided to the Administrative Agent or any Lender by the Borrower or any Subsidiary of the Borrower, or by the Administrative Agent on the Borrower’s or such Subsidiary’s behalf, in connection with this Agreement or any Loan Documents, other than any such information that is available to the Administrative Agent or any Lender on a nonconfidential basis prior to disclosure by the Borrower or any Subsidiary of the Borrower. Notwithstanding anything herein to the contrary, “Information” shall not include, and the Borrower, the other Loan Parties, the Administrative Agent, each Lender and the respective Affiliates of each of the foregoing (and the respective partners, directors, officers, employees, agents, advisors and other representatives of each of the foregoing and their Affiliates) may disclose to any and all Persons, without limitation of any kind (i) any information with respect to the U.S. federal and state income tax treatment of the transactions contemplated hereby and any facts that may be relevant to understanding such tax treatment, which facts shall not include for this purpose the names of the parties or any other Person named herein, or information that would permit identification of the parties or such other Persons, or any pricing terms or other nonpublic business or financial information that is unrelated to such tax treatment or facts, and (ii) all materials of any kind (including opinions or other tax analyses) relating to such tax treatment or facts that are provided to any of the Persons referred to above.

        10.09 Set-off.

        In addition to any rights and remedies of the Lenders provided by law, upon the occurrence and during the continuance of any Event of Default, each Lender is authorized at any time and from time to time, without prior notice to the Borrower or any other Loan Party, any such notice being waived by the Borrower (on its own behalf and on behalf of each Loan Party) to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by, and other indebtedness at any time owing by, such Lender to or for the credit or the account of the respective Loan Parties against any and all Obligations owing to such Lender hereunder or under any other Loan Document, now or hereafter existing, irrespective of whether or not the Administrative Agent or such Lender shall have made demand under this Agreement or any other Loan Document and although such Obligations may be contingent or unmatured or denominated in a currency different from that of the applicable deposit or indebtedness. Each Lender agrees promptly to notify the Borrower and the Administrative Agent after any such set-off and application made by such Lender; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application.

        10.10 Interest Rate Limitation.

        Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (the “Maximum Rate”). If the Administrative Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the Borrower. In determining whether the interest contracted for, charged, or received by the Administrative Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.

        10.11 Counterparts.

        This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

        10.12 Integration.

        This Agreement, together with the other Loan Documents, comprises the complete and integrated agreement of the parties on the subject matter hereof and thereof and supersedes all prior agreements, written or oral, on such subject matter. In the event of any conflict between the provisions of this Agreement and those of any other Loan Document, the provisions of this Agreement shall control; provided that the inclusion of supplemental rights or remedies in favor of the Administrative Agent or the Lenders in any other Loan Document shall not be deemed a conflict with this Agreement. Each Loan Document was drafted with the joint participation of the respective parties thereto and shall be construed neither against nor in favor of any party, but rather in accordance with the fair meaning thereof.

        10.13 Survival of Representations and Warranties.

        All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by the Administrative Agent and each Lender, regardless of any investigation made by the Administrative Agent or any Lender or on their behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default at the time of any Credit Extension, and shall continue in full force and effect as long as any Loan or any other Obligation hereunder shall remain unpaid or unsatisfied or any Letter of Credit shall remain outstanding.

        10.14 Severability.

        If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

        10.15 Tax Forms.

    (a)            (i) Each Lender that is not a “United States person” within the meaning of Section 7701(a)(30) of the Code (a “Foreign Lender”) shall deliver to the Administrative Agent, prior to receipt of any payment subject to withholding under the Code (or upon accepting an assignment of an interest herein), two duly signed completed copies of either IRS Form W-8BEN or any successor thereto (relating to such Foreign Lender and entitling it to an exemption from, or reduction of, withholding tax on all payments to be made to such Foreign Lender by the Borrower pursuant to this Agreement) or IRS Form W-8ECI or any successor thereto (relating to all payments to be made to such Foreign Lender by the Borrower pursuant to this Agreement) or such other evidence satisfactory to the Borrower and the Administrative Agent that such Foreign Lender is entitled to an exemption from, or reduction of, U.S. withholding tax, including any exemption pursuant to Section 881(c) of the Code. Thereafter and from time to time, each such Foreign Lender shall (A) promptly submit to the Administrative Agent such additional duly completed and signed copies of one of such forms (or such successor forms as shall be adopted from time to time by the relevant United States taxing authorities) as may then be available under then current United States laws and regulations to avoid, or such evidence as is satisfactory to the Borrower and the Administrative Agent of any available exemption from or reduction of, United States withholding taxes in respect of all payments to be made to such Foreign Lender by the Borrower pursuant to this Agreement, (B) promptly notify the Administrative Agent of any change in circumstances which would modify or render invalid any claimed exemption or reduction, and (C) take such steps as shall not be materially disadvantageous to it, in the reasonable judgment of such Lender, and as may be reasonably necessary (including the re-designation of its Lending Office) to avoid any requirement of applicable Laws that the Borrower make any deduction or withholding for taxes from amounts payable to such Foreign Lender.

    (ii)               Each Foreign Lender, to the extent it does not act or ceases to act for its own account with respect to any portion of any sums paid or payable to such Lender under any of the Loan Documents (for example, in the case of a typical participation by such Lender), shall deliver to the Administrative Agent on the date when such Foreign Lender ceases to act for its own account with respect to any portion of any such sums paid or payable, and at such other times as may be necessary in the determination of the Administrative Agent (in the reasonable exercise of its discretion), (A) two duly signed completed copies of the forms or statements required to be provided by such Lender as set forth above, to establish the portion of any such sums paid or payable with respect to which such Lender acts for its own account that is not subject to U.S. withholding tax, and (B) two duly signed completed copies of IRS Form W-8IMY (or any successor thereto), together with any information such Lender chooses to transmit with such form, and any other certificate or statement of exemption required under the Code, to establish that such Lender is not acting for its own account with respect to a portion of any such sums payable to such Lender.

    (iii)               The Borrower shall not be required to pay any additional amount to any Foreign Lender under Section 3.01 (A) with respect to any Taxes required to be deducted or withheld on the basis of the information, certificates or statements of exemption such Lender transmits with an IRS Form W-8IMY pursuant to this Section 10.15(a) or (B) if such Lender shall have failed to satisfy the foregoing provisions of this Section 10.15(a); provided that if such Lender shall have satisfied the requirement of this Section 10.15(a) on the date such Lender became a Lender or ceased to act for its own account with respect to any payment under any of the Loan Documents, nothing in this Section 10.15(a) shall relieve the Borrower of its obligation to pay any amounts pursuant to Section 3.01 in the event that, as a result of any change in any applicable law, treaty or governmental rule, regulation or order, or any change in the interpretation, administration or application thereof, such Lender is no longer properly entitled to deliver forms, certificates or other evidence at a subsequent date establishing the fact that such Lender or other Person for the account of which such Lender receives any sums payable under any of the Loan Documents is not subject to withholding or is subject to withholding at a reduced rate.

    (iv)               The Administrative Agent may, without reduction, withhold any Taxes required to be deducted and withheld from any payment under any of the Loan Documents with respect to which the Borrower is not required to pay additional amounts under this Section 10.15(a).

    (b)            Upon the request of the Administrative Agent, each Lender that is a “United States person” within the meaning of Section 7701(a)(30) of the Code shall deliver to the Administrative Agent two duly signed completed copies of IRS Form W-9. If such Lender fails to deliver such forms, then the Administrative Agent may withhold from any interest payment to such Lender an amount equivalent to the applicable back-up withholding tax imposed by the Code, without reduction.

    (c)            If any Governmental Authority asserts that the Administrative Agent did not properly withhold or backup withhold, as the case may be, any tax or other amount from payments made to or for the account of any Lender, such Lender shall indemnify the Administrative Agent therefor, including all penalties and interest, any taxes imposed by any jurisdiction on the amounts payable to the Administrative Agent under this Section, and costs and expenses (including Attorney Costs) of the Administrative Agent. The obligation of the Lenders under this Section shall survive the termination of the Aggregate Commitments, repayment of all other Obligations hereunder and the resignation of the Administrative Agent.

        10.16 Governing Law; Service of Process.

    (a)            THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE;PROVIDED THAT THE ADMINISTRATIVE AGENT AND EACH LENDER SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.

    (b)            ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK SITTING IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, THE BORROWER, THE ADMINISTRATIVE AGENT AND EACH LENDER CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS. THE BORROWER, THE ADMINISTRATIVE AGENT AND EACH LENDER IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF ANY LOAN DOCUMENT OR OTHER DOCUMENT RELATED THERETO. NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE ADMINISTRATIVE AGENT OR ANY LENDER TO COMMENCE PROCEEDINGS OR BRING ANY ACTION OR OTHERWISE PROCEED AGAINST THE BORROWER IN ANY COURT OF ANY OTHER JURISDICTION.

    (c)            The Borrower agrees that service of all process in any action or proceeding referred to in this Section 10.16 may be made by the mailing by registered or certified mail, postage prepaid, to the Borrower at its address provided in accordance with Section 10.02. Nothing herein shall affect the right of the Administrative Agent or any Lender to serve process in any other manner permitted by law. The Borrower, the Administrative Agent and each Lender waives personal service of any summons, complaint or other process, which may be made by any other means permitted by the Law.

10.17 Waiver of Right to Trial by Jury.    EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER ANY LOAN DOCUMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO ANY LOAN DOCUMENT, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER FOUNDED IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE SIGNATORIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

        10.18 USA Patriot Act Notice.

        Each Lender and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Borrower that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Patriot Act”), it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Lender or the Administrative Agent, as applicable, to identify the Borrower in accordance with the Patriot Act.

        10.19 Automatic Debits of Fees.

        With respect to any facility fee or other fee, or any other cost or expense (including Attorney Costs) due and payable to the Administrative Agent or Bank of America under the Loan Documents, the Borrower hereby irrevocably authorizes Bank of America to debit any deposit account of the Borrower with Bank of America in an amount such that the aggregate amount debited from all such deposit accounts does not exceed such fee or other cost or expense. If there are insufficient funds in such deposit accounts to cover the amount of the fee or other cost or expense then due, such debits will be reversed (in whole or in part, in Bank of America’s sole discretion) and such amount not debited shall be deemed to be unpaid. No such debit under this Section 10.19 shall be deemed a setoff.

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

PLUM CREEK TIMBERLANDS, L.P.

By: Plum Creek Timber I, L.L.C., its General Partner

By: Plum Creek Timber Company, Inc., its Managing Member

By: ___________________ Name: Title:

BANK OF AMERICA, N.A., as Administrative Agent

By: ___________________________ Name: Title:

BANK OF AMERICA, N.A., as a Lender, L/C Issuer and Swing Line Lender

By: ____________________________ Name: Title:

AGSTAR FINANCIAL SERVICES, PCA, as a Lender

By: ____________________________ Name: Title:

AMERICAN AGCREDIT, PCA, as a Lender

By: ____________________________ Name: Title:

THE BANK OF NEW YORK, as a Lender

By: ____________________________ Name: Title:

THE BANK OF NOVA SCOTIA, as a Lender

By: ____________________________ Name: Title:

THE BANK OF TOKYO- MITSUBISHI, LTD., SEATTLE BRANCH, as a Lender

By: ____________________________ Name: Title:

BNP PARIBAS, as a Lender

By: ____________________________ Name: Title:

COOPERATIEVE CENTRALE RAIFFEISEN-BOERENLEENBANK, B.A. "RABOBANK INTERNATIONAL," NEW YORK BRANCH, as a Lender

By: ____________________________ Name: Title:

FARM CREDIT BANK OF TEXAS, as a Lender

By: ____________________________ Name: Title:

FARM CREDIT SERVICES OF AMERICA, PCA, as a Lender

By: ____________________________ Name? Title:

FARM CREDIT SERVICES OF MID- AMERICA, PCA, as a Lender

By: ____________________________ Name: Title:

FARM CREDIT SERVICES OF MINNESOTA VALLEY, PCA DBA FCS COMMERCIAL FINANCE GROUP, as a Lender

By: ____________________________ Name: Title:

FARM CREDIT OF SOUTHWEST FLORIDA, ACA, as a Lender

By: ____________________________ Name: Title:

GREENSTONE FARM CREDIT SERVICES, ACA/FLCA, as a Lender

By: ____________________________ Name: Title:

KBC BANK, N.V., as a Lender

By: ____________________________ Name: Title:

MIZUHO CORPORATE BANK, LTD., as a Lender

By: ____________________________ Name: Title:

NORTHWEST FARM CREDIT SERVICES, PCA, as a Lender

By: ____________________________ Name: Title:

SCOTIABANC, INC., as a Lender

By: ____________________________ Name: Title:

SOVEREIGN BANK, as a Lender

By: ____________________________ Name: Title:

SUMITOMO MITSUI BANKING CORPORATION, as a Lender

By: ____________________________ Name: Title:

SUNTRUST BANK, as a Lender

By: ____________________________ Name: Title:

U.S. Bank National Association, as a Lender

By: ____________________________ Name: Title:

WASHINGTON MUTUAL BANK, as a Lender

By: ____________________________ Name: Title:

WELLS FARGO BANK, N.A., as a Lender

By: ____________________________ Name: Title:

EXHIBIT A

FORM OF COMMITTED LOAN NOTICE

Date: ___________, _____

To: Bank of America, N.A., as Administrative Agent

Ladies and Gentlemen:

        Reference is made to that certain Credit Agreement, dated as of January 15, 2004 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement;” the terms defined therein being used herein as therein defined), among Plum Creek Timberlands, L.P., a Delaware limited partnership (the “Borrower”), the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent, L/C Issuer and Swing Line Lender.

        The undersigned hereby requests (select one):

[ ] A Borrowing of Committed Loans	[ ] A conversion or continuation of Loans

1.	On (a Business Day).

2.	In the amount of $.

3.	Comprised of __________________. [Type of Committed Loan requested]

4.	For Eurodollar Rate Loans: with an Interest Period of [one week] [__ months].

5.	[If applicable] The Borrowing shall be allocated to the [Revolving Facility Tranche] [Capital Expenditure Tranche].

        The undersigned hereby certifies that the following statements are true and correct on the date hereof, and will be true and correct on and as of the date of the proposed [Borrowing] [conversion] [continuation], before and after giving effect thereto and to the application of the proceeds therefrom:

    (a)         the representations and warranties of the Borrower contained in Article V of the Credit Agreement or in any other Loan Document, or which are contained in any document furnished at any time under or in connection therewith, are true and correct as though made on and as of such date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct as of such earlier date, and except that the representations and warranties contained in Sections 5.11(a) and 5.11(b) of the Credit Agreement shall be deemed to refer to the most recent statements furnished pursuant to Sections 6.01(a) and 6.01(b) of the Credit Agreement;

(b) no Default or Event of Default exists; and

(c) the Committed Borrowing requested herein will not cause the Total Outstandings to exceed the Aggregate Commitments.

        The Borrower has caused this Committed Loan Notice to be executed and delivered, and the certifications, representations and warranties contained herein to be made, by its duly authorized officer on this ____ day of ______ 20__.

PLUM CREEK TIMBERLANDS, L.P.

By: Plum Creek Timber I, L.L.C., its General Partner

By: Plum Creek Timber Company, Inc., its Managing Member

By: ___________________ Name: Title:

EXHIBIT B

FORM OF SWING LINE LOAN NOTICE

Date: ___________, _____

To:	Bank of America, N.A., as Swing Line Lender Bank of America, N.A., as Administrative Agent

Ladies and Gentlemen:

        Reference is made to that certain Credit Agreement, dated as of January 15, 2004 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement;” the terms defined therein being used herein as therein defined), among Plum Creek Timberlands, L.P., a Delaware limited partnership (the “Borrower”), the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent, L/C Issuer and Swing Line Lender.

        The undersigned hereby requests a Swing Line Loan:

1. On _________________ (a Business Day).

2. In the amount of $________________.

3. For an interest period of ______ days.

4. [If applicable] The Swing Line Borrowing shall be allocated to the [Revolving Facility Tranche] [Capital Expenditure Tranche].

        The undersigned hereby certifies that the following statements are true and correct on the date hereof, and will be true and correct on and as of the date of the proposed Swing Line Borrowing, before and after giving effect thereto and to the application of the proceeds therefrom:

    (a)         the representations and warranties of the Borrower contained in Article V of the Credit Agreement or in any other Loan Document, or which are contained in any document furnished at any time under or in connection therewith, are true and correct as though made on and as of such date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct as of such earlier date, and except that the representations and warranties contained in Sections 5.11(a) and 5.11(b) of the Credit Agreement shall be deemed to refer to the most recent statements furnished pursuant to Sections 6.01(a) and 6.01(b) of the Credit Agreement;

(b) no Default or Event of Default exists; and

    (c)         the Swing Line Borrowing requested herein will not cause the Total Outstandings to exceed the Aggregate Commitments and will not cause the Total Outstandings of all Swing Line Loans to exceed the Swing Line Sublimit.

        The Borrower has caused this Swing Line Loan Notice to be executed and delivered, and the certifications, representations and warranties contained herein to be made, by its duly authorized officer on this ____ day of ______ 20__.

PLUM CREEK TIMBERLANDS, L.P.

By: Plum Creek Timber I, L.L.C., its General Partner

By: Plum Creek Timber Company, Inc., its Managing Member

By: ___________________ Name: Title:

EXHIBIT C

FORM OF LEGAL OPINION OF COUNSEL FOR THE BORROWER

        Unless otherwise defined herein, capitalized terms used in this Exhibit C have the meanings assigned to them in the Agreement except that the following terms have the following meanings: “Loan Parties” means, collectively, the Borrower, the General Partner, Plum Creek Southern and Plum Creek South Central; and each, a “Loan Party”.

(a)	The Borrower is a limited partnership duly formed under the laws of the State of Delaware, with a stated term beyond the term of the Loan Documents (in those cases where the Loan Documents have a fixed term), and is duly qualified and in good standing in each state in which the failure to so qualify would have a Material Adverse Effect.

(b)	The General Partner is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware, with a stated maturity beyond the term of the Loan Documents (in those cases where the Loan Documents have a fixed term), and is duly qualified and in good standing in each state in which the failure to so qualify would have a Material Adverse Effect.

(c)	Plum Creek Southern is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware, with a stated maturity beyond the term of the Loan Documents (in those cases where the Loan Documents have a fixed term), and is duly qualified and in good standing in each state in which the failure to so qualify would have a Material Adverse Effect.

(d)	Plum Creek South Central is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware, with a stated maturity beyond the term of the Loan Documents (in those cases where the Loan Documents have a fixed term) and is duly qualified and in good standing in each state in which the failure to so qualify would have a Material Adverse Effect.

(e)	Each Loan Party has the power and authority to execute and deliver, and to perform and observe the provisions of, each of the Loan Documents to which it is a party.

(f)	The execution, delivery and performance by each Loan Party of each of the Loan Documents to which it is a party have been duly authorized by all necessary corporate, limited liability company and/or partnership action, as the case may be.

(g)	Each Loan Document has been duly executed and delivered to the Administrative Agent and the Lenders by each Loan Party that is a party thereto.

(h)	Each Loan Document constitutes the valid and binding obligation of each Loan Party that is a party thereto enforceable against such Loan Party in accordance with its terms, except to the extent that enforcement thereof may be limited by (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally and (ii) general principles of equity (regardless of whether enforcement is considered in a proceeding at law or in equity).

(i)	Each Loan Party and each of its Subsidiaries has the power and authority and all governmental licenses, authorizations, consents and approvals to (i) own its assets and carry on its business and (ii) execute, deliver and perform its respective obligations under the Loan Documents to which such Person is a party, except, in the case of clauses (i) and (ii) above, for such governmental licenses, authorizations, consents and approvals, the lack thereof would not have a Material Adverse Effect.

(j)	No registration or filing with, consent or approval of, notice to, or other action by, any Governmental Authority is required on the part of any Loan Party or any of its Subsidiaries for the execution, delivery or performance by each Loan Party of the Loan Documents to which such Loan Party is a party, or if required, such registration or filing has been made, such consent or approval has been obtained, such notice has been given, or such other appropriate action has been taken.

(k)	The execution, delivery and performance by each Loan Party of the Loan Documents to which such Loan Party is a party are not in violation of the Organization Documents of such Loan Party.

(l)	The execution, delivery and performance by each Loan Party of the Loan Documents to which such Loan Party is a party will not violate or result in a breach of any of the terms of or constitute a default under or result in a creation of any Lien on any property or assets of any Loan Party, pursuant to the terms of any indenture, mortgage, deed of trust or other agreement to which such Person is a party or any order, injunction, writ or decree of any Governmental Authority to which such Person or its property is subject.

(m)	The execution, delivery and performance by each Loan Party of the Loan Documents to which such Loan Party is a party will not conflict with or contravene any of Regulations T, U and X promulgated by the FRB.

(n)	None of the Loan Parties nor or any Person controlling any Loan Party or any Subsidiary of any Loan Party is an “investment company” within the meaning of the Investment Company Act of 1940, as amended, or subject to regulation under the Public Utility Holding Company Act of 1935, as amended.

(o)	There are no actions, suits, proceedings, claims or disputes pending or, to the best of my knowledge, threatened against any Loan Party or any of its Subsidiaries or any of its respective properties or revenues before any court, regulatory body, administrative agency, at law, in equity, in arbitration or before any Governmental Authority which (i) purport to affect or pertain to any of the Loan Documents, or any of the transactions contemplated thereby, or (ii) have a reasonable probability of success on the merits and which, if determined adversely to any Loan Party or its Subsidiaries would reasonably be expected to have a Material Adverse Effect.

EXHIBIT D

PLUM CREEK TIMBERLANDS, L.P.

COMPLIANCE CERTIFICATE

DATE: _____________________

        Reference is made to that certain Credit Agreement, dated as of January 15, 2004 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement;” the terms defined therein being used herein as therein defined), among Plum Creek Timberlands, L.P., a Delaware limited partnership (the “Borrower”), the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent, L/C Issuer and Swing Line Lender. Unless otherwise defined herein, capitalized terms used herein have the respective meanings assigned to them in the Credit Agreement.

        The undersigned Responsible Officer hereby certifies as of the date hereof that he/she is the _______________________________ of the Borrower, and that, as such, he/she is authorized to execute and deliver this Compliance Certificate to the Lenders and the Administrative Agent on behalf of the Borrower and its Subsidiaries and not as an individual, and that:

[Use the following paragraph if this Compliance Certificate is delivered in connection with the financial statements required by Section 6.01(a) of the Credit Agreement.]

1.

Attached as Schedule 1 hereto are (a) a true and correct copy of the audited consolidated balance sheet of the Borrower as at the end of the fiscal year ended December 31, ____ and (b) the related consolidated statements of income and statement of cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, and accompanied by the opinion of Ernst & Young LLP or another nationally-recognized certified independent public accounting firm. Such opinion is not qualified or limited because of a restricted or limited examination by such accountant of any material portion of the Borrower’s or any of its Subsidiary’s records and is delivered to the Administrative Agent pursuant to a reliance agreement between the Administrative Agent and Lenders and such accounting firm which you have advised us is in form and substance satisfactory to the Administrative Agent and the Required Lenders;

or

[Use the following paragraph if this Compliance Certificate is delivered in connection with the financial statements required by Section 6.01(b) of the Credit Agreement.]

Attached as Schedule 1 hereto are (a) a true and correct copy of the audited consolidating balance sheets of the Borrower and each of its Subsidiaries as at the end of the fiscal year ended December 31, ____ and (b) the related consolidating statements of income and statement of cash flows for such fiscal year, which financial statements were used in connection with the preparation of the audited consolidated balance sheet of the Borrower as of the end of such fiscal year and the related consolidated statements of income and statement of cash flows for such fiscal year.

or

[Use the following paragraph if this Compliance Certificate is delivered in connection with the financial statements required by Sections 6.01(c) and 6.01(d) of the Credit Agreement.]

(a) Attached as Schedule 1A hereto is (i) a true and correct copy of the unaudited consolidated balance sheet of the Borrower and its consolidated Subsidiaries as of the end of the fiscal quarter ended ______________, ____ and (ii) the related consolidated statements of income and statement of cash flows of the Borrower and its consolidated Subsidiaries for the period commencing on the first day and ending on the last day of such quarter, setting forth in each case in comparative form the figures for the previous year (subject to normal year-end audit adjustments).

(b) Attach as Schedule 1B hereto is (i) a true and correct copy of the unaudited consolidating balance sheets of the Borrower and each of its Subsidiaries as of the end of the fiscal quarter ended ______________, ____ and (ii) the related consolidating statements of income and statement of cash flows for such quarter, which financial statements were used in connection with the preparation of the financial statements referred to in paragraph 1(a) above of this Compliance Certificate.

2.

The undersigned has reviewed and is familiar with the terms of the Credit Agreement and has made, or has caused to be made under his/her supervision, a detailed review of the transactions and conditions (financial or otherwise) of the Borrower during the accounting period covered by the attached financial statements.

3.

The attached financial statements are complete and correct, and have been prepared in accordance with GAAP on a basis consistent with prior periods (except as approved by such accountants or officer, as the case may be, and disclosed therein).

4.	The attached financial statements are certified by a Responsible Officer and fairly state the financial position and results of operations of the Borrower and its consolidated Subsidiaries.

5.

To the best of the undersigned’s knowledge, the Borrower, during such period, has observed, performed or satisfied all of its covenants and other agreements, and satisfied every condition in the Credit Agreement to be observed, performed or satisfied by the Borrower, and the undersigned has no knowledge of any Default or Event of Default.

6.	The financial covenant analyses and information set forth on Schedule 2 attached hereto are true and accurate on and as of the date of this Compliance Certificate.

7.	Effective five Business Days immediately after delivery to the Administrative Agent of this Compliance Certificate in accordance with the Credit Agreement:

(a) the Applicable Rate is:

(i) __________% in the case of Eurodollar Rate Loans, and (ii) ____% in the case of Base Rate Loans;

(b) the Facility Fee Rate is __________%; and

(c) the Letter of Credit Rate is __________%.

        IN WITNESS WHEREOF, the undersigned has executed this Compliance Certificate as of _________________, 20__.

PLUM CREEK TIMBERLANDS, L.P.

By: Plum Creek Timber I, L.L.C., its General Partner

By: Plum Creek Timber Company, Inc., its Managing Member

By: ___________________ Name: Title:

SCHEDULE 1

TO THE COMPLIANCE CERTIFICATE

[FINANCIALS]

SCHEDULE 2

TO THE COMPLIANCE CERTIFICATE

($ IN 000‘S)

      Plum Creek Timberlands, L.P.

      Schedule 2

      Compliance Certificate Computation Statement

($ in Thousands)

1. INTEREST COVERAGE RATIO

I. EBITDA

A. Net Income or Loss	_____
B. DD&A	_____
C. Interest Expense	_____
   D.    Cost Basis for Designated Acres disposed of to the extent such  aggregate cost basis, when  added to the net income for such period arising  from the sale of Designated Acres,
does not exceed $200,000,000	_____
E. Accrued Income Taxes	_____
F. Adjustments to A through E based upon Timber acquisition (detailed certificate attached)	_____
G. Sum of A through F	_____

II. Interest Expense

A. 4 Quarters Combined Interest Expense	_____
B. Additions to A based upon Indebtedness incurred to acquire Timber	_____
C. Sum of A and B	_____

III. Interest Coverage Ratio

A. Required ratio not to be less than 2.75 to 1.00	_____
B. I.G divided by II.C	___ to 1.00

2. PRICING LEVERAGE RATIO

I. Funded Debt	_____

A. Funded Debt as of ________________	_____
B. All Cash balances and cash equivalents as of ________________	_____
C. Amount, if any, by which B exceeds $75,000	_____
D. A minus C	_____

II. EBITDA

A. EBITDA as set forth in 1.I.G. (under Interest Coverage Ratio)	_____

III. Pricing Leverage Ratio

I.D divided by II.A	_____

3. MAXIMUM LEVERAGE RATIO

I. Funded Debt

A. Funded Debt as of _______________	_____

II. Net Worth

A. Net Worth as of ________________	_____
B. Funded Debt as of _______________	_____
C. Sum of A and B	_____

III. Maximum Leverage Ratio

A. Required: not to exceed 60%
B. Expressed as a percentage, I.A divided by II.C	____%

4. ASSET SALES SINCE CLOSING DATE (Section 2.06(b)(i))

A. Aggregate amount of Net Proceeds from Asset Sales since Closing Date	_____
B. Aggregate amount of Net Proceeds from sales of Designated Acres as permitted by Section 7.02(f) since Closing Date	_____
C. Aggregate amount of Net Proceeds received from Asset Sales and reinvested in accordance with Section 7.02(i) since Closing Date	_____
D. Sum of B and C	_____
E. A minus D	_____
5. NEGATIVE COVENANTS

I. Section 7.02(f): Sale of Designated Acres

A. Designated Acres		_____
B. Aggregate Sales as of ______________		_____

II. Section 7.02(h): Asset Sales

A. Maximum Allowed		$40,000
B. Sales as of _______________		_____

III. Section 7.03: Harvesting Restrictions (MCCF):

A. Standing Inventory
1. Standing Inventory as of January 1, 20__		___MCCF
2. 8% of the amount of A.1		___MCCF
B. Prior Years
1. Cumulative amount set forth in table (Section 7.03) for years preceding year of determination		___MCCF
2. Harvesting Carryover Amount		1,493 MCCF
3. 2000 MCCF		2,000 MCCF
4. Sum of B.1, B.2 and B.3		___MCCF
5. Cumulative amount actually harvested in such years preceding year of determination		___MCCF
6. Amount, if any, by which B.4 exceeds B.5		___MCCF
C. Maximum Allowable Harvest:
1. Lessor of B.6 or A.2		___MCCF
2. Sum of A.2 and C.1		___MCCF
3. Actual Timber harested for calendar year ____(which is the year of determination)		___MCCF

IV. Section 7.04(i): Investments Not Otherwise Permitted

A. Maximum Pulp and Paper Investments		$50,000
B. Actual Cumulative Pulp and Paper Investments through ________		_____
C. Actual Cumulative Investments in Permitted Businesses through _________		_____
D. Actual Cumulative Investments in Permitted Ancillary Business through _______		$
E. 60% of the average annual Pro Forma Free Cash Flow for preceding two fiscal years		_____
F. Greater of $300 million or IV.E		_____
G. Outstanding Section 7.04(i) Investments		_____
1. Cumulative Investments through _____________		_____
2. Repayment of Principal of such Investments through _____________		_____
3. IV.G.1 minus IV.G.2		_____

V. Section 7.05(b): Funded Debt Incurred to Finance Capital Improvements

A. Maximum Allowed		$50,000
B. Outstanding at ___________		_____

VI. Section 7.05(d): Indebtedness Pursuant to a Bank Credit Facility

A. Maximum Allowed		$50,000
B. Outstanding at ____________		_____

VII. Section 7.05(f): Guarantee of Facilities Subsidiary Revolving Credit Facility

A. Maximum Allowed		$20,000
B. Outstanding at ____________		_____

VIII. Section 7.05(g): Guarantee of Facility Subsidiary Capital Improvement Funded Debt

A. Maximum Allowed		$20,000
B. Outstanding at ___________		_____

IX. Section 7.05(h): Aggregate Principal Amount of Indebtedness Secured by Purchase Money Liens

A. Book value of Tangible Assets of Borrower and its Restricted Subsidiaries as of ______
B. 5% of amount of A		_____
C. Outstanding as of _________		_____
D. Greater of B or C (Required: not to exceed the amount in B)		_____

X. Section 7.05(i): Additional Funded Debt

A. Pro Forma Free Cash Flow		_____
B. Maximum Pro Forma Annual Interest Charges		_____
C. Ratio of A. to B: (Required: not to be less than 2.25 to 1:00)		_____

IX. Section 7.13(a): Restricted Payments

Available Cash		_____
(i)(a) Net Income or Loss
(a) Excluding Gain on sale of any Capital Assets

PLUS:
(b) DD&A_______		_____
(b) Other non-cash charges		_____
(c) Reduction in reserves of the types referred to in clause (ii)(d) below,		_____
Interest______
Principal______
(d) Proceeds received from the sale of Designated Acres		_____
(e) Cash from Capital Transactions used to refinance or refund Indebtedness		_____
         (f)  (A) other Cash from Capital Transactions received by the Borrower during such quarter up to an aggregate amount equal to $157,000,000 for all calendar quarters,
commencing with the calendar quarter that ended December 31, 2003	$____

(B) the aggregate amounts of such $157,000,000 utilized in the calculation of Available Cash for previous calendar quarters	$____

Subtotal: (f)(A) minus (f)(B)		_____

         (g) An amount equal to that portion of the Net Proceeds received from an Asset Sale that was applied to the repayment of Qualified Debt in accordance with Section 2.05(b)(ii)
               or Section 7.02(i) but not to exceed an amount equal to 50% of the Net Proceeds
received from such Asset Sale,[1]		_____

LESS (ii) the sum of:
(a) All payments of principal on Indebtedness		_____
(b) Capital expenditures		_____
(c) Capital expenditures made in prior quarter, anticipated to be financed, but have not been refinanced		_____
(d) Reserve for future principal payments (per Section 7.13)		_____
(d) Reserve for future capital expenditures		_____
(d) Reserve for additional working capital		_____
(d) Reserve for future distributions		_____
(d) Reserve for future interest payments (per Section 7.13)		_____
(e) Other noncash credits		_____
(f) The amount of any Investments in the form of cash or cash equivalents		_____
(g) Any Investments made in prior quarter anticipated to be financed, but have not been refinanced		_____

AVAILABLE CASH:		_____

TOTAL DISTRIBUTION:		_____

SCHEDULE 1

TO THE COMPLIANCE CERTIFICATE

[FINANCIALS]

SCHEDULE 2

TO THE COMPLIANCE CERTIFICATE

($ IN 000‘S)

      Plum Creek Timberlands, L.P.

      Schedule 2

      Compliance Certificate Computation Statement

($ in Thousands)

1. INTEREST COVERAGE RATIO

I. EBITDA

A. Net Income or Loss	_____
B. DD&A	_____
C. Interest Expense	_____
   D.    Cost Basis for Designated Acres disposed of to the extent such  aggregate cost basis, when  added to the net income for such period arising  from the sale of Designated Acres,
does not exceed $200,000,000	_____
E. Accrued Income Taxes	_____
F. Adjustments to A through E based upon Timber acquisition (detailed certificate attached)	_____
G. Sum of A through F	_____

II. Interest Expense

A. 4 Quarters Combined Interest Expense	_____
B. Additions to A based upon Indebtedness incurred to acquire Timber	_____
C. Sum of A and B	_____

III. Interest Coverage Ratio

A. Required ratio not to be less than 2.75 to 1.00	_____
B. I.G divided by II.C	___ to 1.00

2. PRICING LEVERAGE RATIO

I. Funded Debt	_____

A. Funded Debt as of ________________	_____
B. All Cash balances and cash equivalents as of ________________	_____
C. Amount, if any, by which B exceeds $75,000	_____
D. A minus C	_____

II. EBITDA

A. EBITDA as set forth in 1.I.G. (under Interest Coverage Ratio)	_____

III. Pricing Leverage Ratio

I.D divided by II.A	_____

3. MAXIMUM LEVERAGE RATIO

I. Funded Debt

A. Funded Debt as of _______________	_____

II. Net Worth

A. Net Worth as of ________________	_____
B. Funded Debt as of _______________	_____
C. Sum of A and B	_____

III. Maximum Leverage Ratio

A. Required: not to exceed 60%
B. Expressed as a percentage, I.A divided by II.C	____%

4. ASSET SALES SINCE CLOSING DATE (Section 2.06(b)(i))

A. Aggregate amount of Net Proceeds from Asset Sales since Closing Date	_____
B. Aggregate amount of Net Proceeds from sales of Designated Acres as permitted by Section 7.02(f) since Closing Date	_____
C. Aggregate amount of Net Proceeds received from Asset Sales and reinvested in accordance with Section 7.02(i) since Closing Date	_____
D. Sum of B and C	_____
E. A minus D	_____
5. NEGATIVE COVENANTS

I. Section 7.02(f): Sale of Designated Acres

A. Designated Acres		_____
B. Aggregate Sales as of ______________		_____

II. Section 7.02(h): Asset Sales

A. Maximum Allowed		$40,000
B. Sales as of _______________		_____

III. Section 7.03: Harvesting Restrictions (MCCF):

sA. Standing Inventory
1. Standing Inventory as of January 1, 20__		___MCCF
2. 8% of the amount of A.1		___MCCF
B. Prior Years
1. Cumulative amount set forth in table (Section 7.03) for years preceding year of determination		___MCCF
2. Harvesting Carryover Amount		1,493 MCCF
3. 2000 MCCF		2,000 MCCF
4. Sum of B.1, B.2 and B.3		___MCCF
5. Cumulative amount actually harvested in such years preceding year of determination		___MCCF
6. Amount, if any, by which B.4 exceeds B.5		___MCCF
C. Maximum Allowable Harvest:
1. Lessor of B.6 or A.2		___MCCF
2. Sum of A.2 and C.1		___MCCF
3. Actual Timber harested for calendar year ____(which is the year of determination)		___MCCF

IV. Section 7.04(i): Investments Not Otherwise Permitted

A. Maximum Pulp and Paper Investments		$50,000
B. Actual Cumulative Pulp and Paper Investments through ________		_____
C. Actual Cumulative Investments in Permitted Businesses through _________		_____
D. Actual Cumulative Investments in Permitted Ancillary Business through _______		$
E. 60% of the average annual Pro Forma Free Cash Flow for preceding two fiscal years		_____
F. Greater of $300 million or IV.E		_____
G. Outstanding Section 7.04(i) Investments		_____
1. Cumulative Investments through _____________		_____
2. Repayment of Principal of such Investments through _____________		_____
3. IV.G.1 minus IV.G.2		_____

V. Section 7.05(b): Funded Debt Incurred to Finance Capital Improvements

A. Maximum Allowed		$50,000
B. Outstanding at ___________		_____

VI. Section 7.05(d): Indebtedness Pursuant to a Bank Credit Facility

A. Maximum Allowed		$50,000
B. Outstanding at ____________		_____

VII. Section 7.05(f): Guarantee of Facilities Subsidiary Revolving Credit Facility

A. Maximum Allowed		$20,000
B. Outstanding at ____________		_____

VIII. Section 7.05(g): Guarantee of Facility Subsidiary Capital Improvement Funded Debt

A. Maximum Allowed		$20,000
B. Outstanding at ___________		_____

IX. Section 7.05(h): Aggregate Principal Amount of Indebtedness Secured by Purchase Money Liens

A. Book value of Tangible Assets of Borrower and its Restricted Subsidiaries as of ______
B. 5% of amount of A		_____
C. Outstanding as of _________		_____
D. Greater of B or C (Required: not to exceed the amount in B)		_____

X. Section 7.05(i): Additional Funded Debt

A. Pro Forma Free Cash Flow		_____
B. Maximum Pro Forma Annual Interest Charges		_____
C. Ratio of A. to B: (Required: not to be less than 2.25 to 1:00)		_____

IX. Section 7.13(a): Restricted Payments

Available Cash		_____
(i)(a) Net Income or Loss
(a) Excluding Gain on sale of any Capital Assets

PLUS:
(b) DD&A_______		_____
(b) Other non-cash charges		_____
(c) Reduction in reserves of the types referred to in clause (ii)(d) below,		_____
Interest______
Principal______
(d) Proceeds received from the sale of Designated Acres		_____
(e) Cash from Capital Transactions used to refinance or refund Indebtedness		_____
         (f)  (A) other Cash from Capital Transactions received by the Borrower during such quarter up to an aggregate amount equal to $157,000,000 for all calendar quarters,
commencing with the calendar quarter that ended December 31, 2003	$____

(B) the aggregate amounts of such $157,000,000 utilized in the calculation of Available Cash for previous calendar quarters	$____

Subtotal: (f)(A) minus (f)(B)		_____

         (g) An amount equal to that portion of the Net Proceeds received from an Asset Sale that was applied to the repayment of Qualified Debt in accordance with Section 2.05(b)(ii)
               or Section 7.02(i) but not to exceed an amount equal to 50% of the Net Proceeds
received from such Asset Sale,[1]		_____

LESS (ii) the sum of:
(a) All payments of principal on Indebtedness		_____
(b) Capital expenditures		_____
(c) Capital expenditures made in prior quarter, anticipated to be financed, but have not been refinanced		_____
(d) Reserve for future principal payments (per Section 7.13)		_____
(d) Reserve for future capital expenditures		_____
(d) Reserve for additional working capital		_____
(d) Reserve for future distributions		_____
(d) Reserve for future interest payments (per Section 7.13)		_____
(e) Other noncash credits		_____
(f) The amount of any Investments in the form of cash or cash equivalents		_____
(g) Any Investments made in prior quarter anticipated to be financed, but have not been refinanced		_____

AVAILABLE CASH:		_____

TOTAL DISTRIBUTION:		_____

SCHEDULE 1

TO THE COMPLIANCE CERTIFICATE

[FINANCIALS]

SCHEDULE 2

TO THE COMPLIANCE CERTIFICATE

($ IN 000‘S)

      Plum Creek Timberlands, L.P.

      Schedule 2

      Compliance Certificate Computation Statement

($ in Thousands)

1. INTEREST COVERAGE RATIO

I. EBITDA

A. Net Income or Loss	_____
B. DD&A	_____
C. Interest Expense	_____
   D.    Cost Basis for Designated Acres disposed of to the extent such  aggregate cost basis, when  added to the net income for such period arising  from the sale of Designated Acres,
does not exceed $200,000,000	_____
E. Accrued Income Taxes	_____
F. Adjustments to A through E based upon Timber acquisition (detailed certificate attached)	_____
G. Sum of A through F	_____

II. Interest Expense

A. 4 Quarters Combined Interest Expense	_____
B. Additions to A based upon Indebtedness incurred to acquire Timber	_____
C. Sum of A and B	_____

III. Interest Coverage Ratio

A. Required ratio not to be less than 2.75 to 1.00	_____
B. I.G divided by II.C	___ to 1.00

2. PRICING LEVERAGE RATIO

I. Funded Debt	_____

A. Funded Debt as of ________________	_____
B. All Cash balances and cash equivalents as of ________________	_____
C. Amount, if any, by which B exceeds $75,000	_____
D. A minus C	_____

II. EBITDA

A. EBITDA as set forth in 1.I.G. (under Interest Coverage Ratio)	_____

III. Pricing Leverage Ratio

I.D divided by II.A	_____

3. MAXIMUM LEVERAGE RATIO

I. Funded Debt

A. Funded Debt as of _______________	_____

II. Net Worth

A. Net Worth as of ________________	_____
B. Funded Debt as of _______________	_____
C. Sum of A and B	_____

III. Maximum Leverage Ratio

A. Required: not to exceed 60%
B. Expressed as a percentage, I.A divided by II.C	____%

4. ASSET SALES SINCE CLOSING DATE (Section 2.06(b)(i))

A. Aggregate amount of Net Proceeds from Asset Sales since Closing Date	_____
B. Aggregate amount of Net Proceeds from sales of Designated Acres as permitted by Section 7.02(f) since Closing Date	_____
C. Aggregate amount of Net Proceeds received from Asset Sales and reinvested in accordance with Section 7.02(i) since Closing Date	_____
D. Sum of B and C	_____
E. A minus D	_____
5. NEGATIVE COVENANTS

I. Section 7.02(f): Sale of Designated Acres

A. Designated Acres		_____
B. Aggregate Sales as of ______________		_____

II. Section 7.02(h): Asset Sales

A. Maximum Allowed		$40,000
B. Sales as of _______________		_____

III. Section 7.03: Harvesting Restrictions (MCCF):

A. Standing Inventory
1. Standing Inventory as of January 1, 20__		___MCCF
2. 8% of the amount of A.1		___MCCF
B. Prior Years
1. Cumulative amount set forth in table (Section 7.03) for years preceding year of determination		___MCCF
2. Harvesting Carryover Amount		1,493 MCCF
3. 2000 MCCF		2,000 MCCF
4. Sum of B.1, B.2 and B.3		___MCCF
5. Cumulative amount actually harvested in such years preceding year of determination		___MCCF
6. Amount, if any, by which B.4 exceeds B.5		___MCCF
C. Maximum Allowable Harvest:
1. Lessor of B.6 or A.2		___MCCF
2. Sum of A.2 and C.1		___MCCF
3. Actual Timber harested for calendar year ____(which is the year of determination)		___MCCF

IV. Section 7.04(i): Investments Not Otherwise Permitted

A. Maximum Pulp and Paper Investments		$50,000
B. Actual Cumulative Pulp and Paper Investments through ________		_____
C. Actual Cumulative Investments in Permitted Businesses through _________		_____
D. Actual Cumulative Investments in Permitted Ancillary Business through _______		$
E. 60% of the average annual Pro Forma Free Cash Flow for preceding two fiscal years		_____
F. Greater of $300 million or IV.E		_____
G. Outstanding Section 7.04(i) Investments		_____
1. Cumulative Investments through _____________		_____
2. Repayment of Principal of such Investments through _____________		_____
3. IV.G.1 minus IV.G.2		_____

V. Section 7.05(b): Funded Debt Incurred to Finance Capital Improvements

A. Maximum Allowed		$50,000
B. Outstanding at ___________		_____

VI. Section 7.05(d): Indebtedness Pursuant to a Bank Credit Facility

A. Maximum Allowed		$50,000
B. Outstanding at ____________		_____

VII. Section 7.05(f): Guarantee of Facilities Subsidiary Revolving Credit Facility

A. Maximum Allowed		$20,000
B. Outstanding at ____________		_____

VIII. Section 7.05(g): Guarantee of Facility Subsidiary Capital Improvement Funded Debt

A. Maximum Allowed		$20,000
B. Outstanding at ___________		_____

IX. Section 7.05(h): Aggregate Principal Amount of Indebtedness Secured by Purchase Money Liens

A. Book value of Tangible Assets of Borrower and its Restricted Subsidiaries as of ______
B. 5% of amount of A		_____
C. Outstanding as of _________		_____
D. Greater of B or C (Required: not to exceed the amount in B)		_____

X. Section 7.05(i): Additional Funded Debt

A. Pro Forma Free Cash Flow		_____
B. Maximum Pro Forma Annual Interest Charges		_____
C. Ratio of A. to B: (Required: not to be less than 2.25 to 1:00)		_____

IX. Section 7.13(a): Restricted Payments

Available Cash		_____
(i)(a) Net Income or Loss
(a) Excluding Gain on sale of any Capital Assets

PLUS:
(b) DD&A_______		_____
(b) Other non-cash charges		_____
(c) Reduction in reserves of the types referred to in clause (ii)(d) below,		_____
Interest______
Principal______
(d) Proceeds received from the sale of Designated Acres		_____
(e) Cash from Capital Transactions used to refinance or refund Indebtedness		_____
         (f)  (A) other Cash from Capital Transactions received by the Borrower during such quarter up to an aggregate amount equal to $157,000,000 for all calendar quarters,
commencing with the calendar quarter that ended December 31, 2003	$____

(B) the aggregate amounts of such $157,000,000 utilized in the calculation of Available Cash for previous calendar quarters	$____

Subtotal: (f)(A) minus (f)(B)		_____

         (g) An amount equal to that portion of the Net Proceeds received from an Asset Sale that was applied to the repayment of Qualified Debt in accordance with Section 2.05(b)(ii)
               or Section 7.02(i) but not to exceed an amount equal to 50% of the Net Proceeds
received from such Asset Sale,[1]		_____

LESS (ii) the sum of:
(a) All payments of principal on Indebtedness		_____
(b) Capital expenditures		_____
(c) Capital expenditures made in prior quarter, anticipated to be financed, but have not been refinanced		_____
(d) Reserve for future principal payments (per Section 7.13)		_____
(d) Reserve for future capital expenditures		_____
(d) Reserve for additional working capital		_____
(d) Reserve for future distributions		_____
(d) Reserve for future interest payments (per Section 7.13)		_____
(e) Other noncash credits		_____
(f) The amount of any Investments in the form of cash or cash equivalents		_____
(g) Any Investments made in prior quarter anticipated to be financed, but have not been refinanced		_____

AVAILABLE CASH:		_____

TOTAL DISTRIBUTION:		_____

_________________

1 Included such amount only if the Pricing Leverage Ratio as the last day of such calendar quarter is less than 5.0 to 1.0. See clause (i)(g) in the definition of Available Cash for limitation as to the amount that may be included in the calculation thereof.

EXHIBIT E

ASSIGNMENT AND ASSUMPTION AGREEMENT

        This Assignment and Assumption Agreement (this “Assignment and Assumption Agreement”) is dated as of the Effective Date set forth below and is entered into by and between [Insert name of Assignor] (the “Assignor”) and [Insert name of Assignee] (the “Assignee”). Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as amended, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption Agreement as if set forth herein in full.

        For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of the Assignor’s rights and obligations as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the respective facilities identified below (including, without limitation, Letters of Credit and Swing Line Loans included in such facilities) and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as, the “Assigned Interest”). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption Agreement, without representation or warranty by the Assignor.

1.	Assignor: ______________________________

2.	Assignee: ______________________________ [and is an Affiliate/Approved Fund of [identify Lender]2]

3.	Borrower: ______________________________

4.	Administrative Agent: ____________________, as the Administrative Agent under the Credit Agreement referred to below

5.

Credit Agreement: Credit Agreement, dated as of January 15, 2004 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “CreditAgreement”), among Plum Creek Timberlands, L.P., a Delaware limited partnership (the “Borrower”), the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent, L/C Issuer and Swing Line Lender.

6.	Assigned Interest:

Facility Assigned	Aggregate Amount of Commitment/Loans for all Lenders*	Amount of Commitment/Loans Assigned*	Percentage Assigned of Commitment/Loans[3]

_________	$_________	$_________	_________%
_________	$_________	$_________	_________%
_________	$_________	$_________	_________%

[7.	Trade Date: __________________][4]

Effective Date: __________________, 20__ [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

        The terms set forth in this Assignment and Assumption Agreement are hereby agreed to:

ASSIGNOR

[NAME OF ASSIGNOR]

By:_______________________
Name:
Title:

ASSIGNEE

[NAME OF ASSIGNEE]

By:_______________________
Name:
Title:

[Consented to and][5] Accepted:
BANK OF AMERICA, N.A., as Administrative Agent

By: _________________________________
Name:
Title:
[Consented to:][6]
By: _________________________________
Name:
Title:

_________________

        2Select as applicable.

        3Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders thereunder.

        4To be completed if the Assignor and the Assignee intend that the minimum assignment amount is to be determined as of the Trade Date.

        5To be added only if the consent of the Administrative Agent is required by the terms of the Credit Agreement.

        6To be added only if the consent of the Borrower is required by the terms of the Credit Agreement.

ANNEX 1 TO ASSIGNMENT AND ASSUMPTION AGREEMENT

Credit Agreement, dated as of January 15, 2004 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement;” the terms defined therein being used herein as therein defined), among Plum Creek Timberlands, L.P., a Delaware limited partnership (the “Borrower”), the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent, L/C Issuer and Swing Line Lender.

STANDARD TERMS AND CONDITIONS
FOR
ASSIGNMENT AND ASSUMPTION AGREEMENT

1. Representations and Warranties.

    1.1.              Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption Agreement and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

    1.2.              Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption Agreement and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all requirements of an Eligible Assignee under the Credit Agreement (subject to receipt of such consents as may be required under the Credit Agreement), (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section __ thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption Agreement and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent or any other Lender, and (v) if it is a Foreign Lender, attached hereto is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

1.3 Assignee’s Address for Notices, etc. Attached hereto as Schedule 1 is all contact information, address, account and other administrative information relating to the Assignee.

    2.              Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignee whether such amounts have accrued prior to or on or after the Effective Date. The Assignor and the Assignee shall make all appropriate adjustments in payments by the Administrative Agent for periods prior to the Effective Date or with respect to the making of this assignment directly between themselves.

    3.              General Provisions. This Assignment and Assumption Agreement shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption Agreement may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption Agreement by telecopy or facsimile shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption Agreement. This Assignment and Assumption Agreement shall be governed by, and construed in accordance with, the law of the State of New York.

SCHEDULE 1
TO
ASSIGNMENT AND ASSUMPTION AGREEMENT

ADMINISTRATIVE DETAILS

(Assignee to list names of credit contacts, addresses, phone and facsimile numbers, electronic mail addresses and account and payment information)

EXHIBIT F

FORM OF NOTE

[$____________]

New York, New York
[__________ __], 20__ ]

        FOR VALUE RECEIVED, the undersigned, PLUM CREEK TIMBERLANDS, L.P. (the “Borrower”), hereby unconditionally promises to pay to ______________ or registered assigns (the “Lender”) in lawful money of the United States of America and in immediately available funds, the principal sum of [_________________] Dollars ($________) or, if less, the aggregate unpaid principal amount of the Committed Loans made to the Borrower by the Lender pursuant to Section 2.01 of the Credit Agreement, at such times as are specified in, and in accordance with, the provisions of the Credit Agreement.

        The Borrower also promises to pay interest on the unpaid principal amount hereof from time to time outstanding from the date hereof until maturity (whether by acceleration or otherwise) and, after maturity, until paid, at the rates per annum and on the dates specified in the Credit Agreement. All payments of principal and interest hereunder shall be made to the Administrative Agent for the account of the Lender in Dollars in immediately available funds at the Administrative Agent’s Office. If any amount is not paid in full when due hereunder, such unpaid amount shall bear interest, to be paid upon demand, from the due date thereof until the date of actual payment (and before as well as after judgment) computed at the per annum rate set forth in the Credit Agreement.

        This Note is one of the Notes referred to in, and was executed and delivered pursuant to, the Credit Agreement, dated as of January 15, 2004 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement”), among the Borrower, the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent, L/C Issuer and Swing Line Lender. Capitalized terms used but not otherwise defined herein are used in this Note as defined in the Credit Agreement. This Note is entitled to the benefits of the Credit Agreement. The Credit Agreement, among other things, (i) provides the terms and conditions under which the loan evidenced hereby is made, on which the Borrower is permitted and required to make prepayments and repayments of principal of each Committed Loan outstanding and on which the Committed Loans may be declared to be or shall automatically become immediately due and payable and (ii) provides for a statement of the Lender’s remedies upon the occurrence of an Event of Default.

        Committed Loans owing to the Lender by the Borrower, and all payments made on account of principal thereof, shall be evidenced by one or more loan accounts or records maintained by the Lender in the ordinary course of business. The Lender may also attach schedules to this Note and endorse thereon the date, amount and maturity of its Committed Loans and payments with respect thereto. Any failure of the Lender to so record any such information or any error in so recording any such information shall not, however, limit or otherwise affect the obligations of the Borrower hereunder or under any other Loan Document.

        This Note may only be assigned as provided in the Credit Agreement.

        The Borrower promises to pay all costs of collection, including reasonable attorneys’ fees, incurred in the collection of this Note.

        The Borrower, for itself, its successors and assigns, hereby waives diligence, presentment, protest and demand and notice of protest, demand, dishonor and non-payment of this Note.

        THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

PLUM CREEK TIMBERLANDS, L.P.

By: Plum Creek Timber I, L.L.C., its General Partner

By: Plum Creek Timber Company, Inc., its Managing Member

By: ___________________ Name: Title:

COMMITTED LOANS AND PAYMENTS WITH RESPECT THERETO

Date	Type of Loan Made	Amount of Loan Made	End of Interest Period	Amount of Principal or Interest Paid This Date	Outstanding Principal Balance This Date	Notation Made By
________	________	________	________	________	________	________
________	________	________	________	________	________	________
________	________	________	________	________	________	________
________	________	________	________	________	________	________
________	________	________	________	________	________	________
________	________	________	________	________	________	________
________	________	________	________	________	________	________
________	________	________	________	________	________	________
________	________	________	________	________	________	________
________	________	________	________	________	________	________
________	________	________	________	________	________	________
________	________	________	________	________	________	________
________	________	________	________	________	________	________
________	________	________	________	________	________	________
________	________	________	________	________	________	________
________	________	________	________	________	________	________
________	________	________	________	________	________	________
________	________	________	________	________	________	________